                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-108405-01

PROSPECTUS SUPPLEMENT DATED SEPTEMBER 2, 2004
(TO PROSPECTUS DATED APRIL 28, 2004)

                                  $210,735,000
                           [GREENPOINT MORTGAGE LOGO]

                      GREENPOINT MORTGAGE SECURITIES LLC
                                    Sponsor

                       GREENPOINT MORTGAGE FUNDING, INC.
                              Seller and Servicer

                              TERWIN ADVISORS LLC
                                    Seller

                   GREENPOINT HOME EQUITY LOAN TRUST 2004-4
              HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 2004-4
                    CLASS A VARIABLE RATE ASSET-BACKED NOTES

                                  [AMBAC LOGO]

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 8 OF THE ACCOMPANYING PROSPECTUS.

The notes represent obligations of the trust only and do not represent an interest in or obligation of GreenPoint Mortgage Securities LLC, GreenPoint
Mortgage Funding, Inc., Terwin Advisors LLC, U.S. Bank National Association,
Wilmington Trust Company, Ambac Assurance Corporation or any of their affiliates
(other than as described herein).

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

--------------------------------------------------------------------------------

THE TRUST WILL ISSUE:

o    One class of senior notes that are offered for sale by this prospectus supplement.

o    Two classes of residual certificates that are not offered for sale by this prospectus supplement.

THE NOTES:

o    Represent debt obligations in a trust, whose assets consist of a pool of adjustable-rate, revolving home equity lines of credit mortgage loans.

o    Currently have no trading market.

o    Receive payments on the 15th day of each month (or if such day is not a business day, the next business day), beginning in October 2004.

o    Will have the benefit of an insurance policy from Ambac Assurance
     Corporation which will guarantee timely payment of interest and the ultimate payment of principal, as described in this prospectus supplement.

     Wachovia Capital Markets, LLC and Terwin Capital LLC, as underwriters, will offer the notes on a best efforts basis. Neither Wachovia Capital Markets,
LLC nor Terwin Capital LLC is permitted or required to purchase or sell any notes unless it has been able to sell such notes. Each underwriter will offer the notes from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. We expect the proceeds to the sponsor from the sale of the notes to be approximately 99.78% of the aggregate principal balance of the notes, before deducting issuance expenses payable by the sponsor
(assuming all of the notes are sold). The two classes of residual certificates will not be offered by this prospectus supplement. One class of residual certificates will be retained by GreenPoint Mortgage Securities LLC. GreenPoint
Mortgage Securities LLC has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

WACHOVIA SECURITIES
                                                             TERWIN CAPITAL LLC

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to the notes, and (2)
this prospectus supplement, which describes the specific terms of the notes and may be different from the information in the prospectus.

         IF THE TERMS OF YOUR CLASS OF NOTES AND ANY OTHER INFORMATION CONTAINED
HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS,
YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-64 in this prospectus supplement.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities offered hereby will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                              PROSPECTUS SUPPLEMENT

CERTAIN PROVISIONS OF THE SALE AND SERVICING

ANNEX I: CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES ..........................................S-67

                                   PROSPECTUS

INCORPORATION OF CERTAIN

                                       S-2

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at
Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can
also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

         New York Regional Office            Chicago Regional Office
         233 Broadway                        Citicorp Center
         New York, NY 10279                  500 West Madison Street, Suite 1400
                                             Chicago, Illinois 60661

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the
SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The documents described in the accompanying prospectus under
"Incorporation of Certain Documents by Reference" are incorporated herein by reference.

         This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the Sponsor with the SEC (Registration No.
333-108405). You may request a free copy of any of the above filings by writing or calling:

                                    GreenPoint Mortgage Securities LLC
                                    100 Wood Hollow Drive
                                    Novato, California 94945
                                    Attention:  S.A. Ibrahim
                                    (800) 462-2700

         You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein.
We have not authorized anyone else to provide you with different information.
You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein. This document may only be used where it is legal to sell these securities.

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

         o    The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o    This prospectus supplement, which describes the specific terms of your series of certificates.

         The sponsor's principal executive offices are located at 100 Wood
Hollow Drive, Novato, California 94945. Its telephone number is (415) 878-5292.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

         Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes,"
"anticipates," "estimates," "assumed characteristics," "structuring

                                      S-3

assumptions," "prepayment assumption," or other comparable words.
Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.
Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                      S-4

                                     SUMMARY

         o    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

         o    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                         -------------------------------

                    GREENPOINT HOME EQUITY LOAN TRUST 2004-4
                      HOME EQUITY LOAN ASSET-BACKED NOTES,
                                  SERIES 2004-4

                        VARIABLE RATE ASSET-BACKED NOTES

                                                                                          INITIAL RATING
                                                                                       OF OFFERED NOTES(1)
                                 INITIAL        INTEREST RATE     FINAL SCHEDULED       S&P        MOODY'S
       SECURITY(3)          PRINCIPAL BALANCE    (PER ANNUM)      PAYMENT DATE(2)     RATING       RATING
       -----------          -----------------   -------------     ---------------     ------       ------

      Class A Notes            $210,735,000       Variable          August 2030         AAA          Aaa

------------
(1)      A description of the ratings of the notes is set forth under the heading "Ratings" in this prospectus supplement.

(2)      As described under "Description of the Notes--Payments of Principal" in this prospectus supplement.

(3)      The Trust will also issue two classes of residual certificates, the
         Class B Certificates and the Class G Certificates, neither of which are offered by this prospectus supplement.

         The Trust will issue the notes in book-entry form through the facilities of The Depository Trust Company.

         We refer you to "Description of the Notes--General" and "--Book-Entry
Securities" in this prospectus supplement for more detail.

                   ------------------------------------------

TRUST:                GreenPoint Home Equity Loan Trust 2004-4.

SPONSOR:              GreenPoint Mortgage Securities LLC.

SELLERS:              GreenPoint Mortgage Funding, Inc.
                      and Terwin Advisors LLC.

SERVICER:             GreenPoint Mortgage Funding, Inc.

OWNER TRUSTEE:        Wilmington Trust Company.

INDENTURE TRUSTEE:    U.S. Bank National Association.

CUSTODIAN:            Deutsche Bank National Trust Company.

INSURER:              Ambac Assurance Corporation.

CREDIT RISK
MANAGER:              The Murrayhill Company.

                   ------------------------------------------

                                      S-5

CUT-OFF DATE:     The close of business on July 31, 2004.

CLOSING DATE:     On or about September 10, 2004.

PAYMENT DATE:     The 15th day of each month or if such day is not a business day, the next business day beginning in October 2004.

RECORD DATE:      The business day immediately preceding a payment date
                  unless the notes are no longer book-entry notes in which case the record date is the last business day of the month
                  preceding the month of a payment date.

                   ------------------------------------------

MORTGAGE LOANS

On the Closing Date, the trust will acquire a pool of mortgage loans which will consist of home equity lines of credit mortgage loans secured by first and second lien mortgages or deeds of trust on residential properties located in 39 states and in the District of Columbia. As of the Cut-Off Date, the home equity lines of credit mortgage loans had an aggregate principal balance of approximately $217,140,368.13 and had the following characteristics:

Number of Mortgage Loans:                        4,385
Range of Outstanding Principal
   Balances:                                  $0.00 to
                                           $500,000.00
Average Outstanding
   Principal Balance:                       $49,518.90
Range of Credit Limits:                   $6,400.00 to
                                           $500,000.00
Average Credit Limit:                       $58,802.07
Range of Credit Limit Utilization
   Rates(1):                        0.000% to 100.005%
Weighted Average Credit Limit
   Utilization Rate(1)(3):                     84.213%
Range of Remaining Terms to
   Stated Maturity:                  113 to 300 months
Weighted Average Remaining Term
   to Stated Maturity(1)(3):                195 months
Range of Loan Rates(1):              3.990% to 11.000%
Weighted Average
   Loan Rate(1)(3):                             6.911%
Range of Current Margins(1):          0.000% to 6.750%
Weighted Average
Current Margin(1)(3):                           2.805%
Range of Combined
   Loan-to-Value Ratios(1)(2):       10.00% to 100.00%
Weighted Average Combined
   Loan-to-Value Ratio(1)(2)(3):                86.41%
Geographic Concentrations in
   Excess of 5%(1):
 California                                     63.14%
New York                                         5.10%

 (1)  Approximate
 (2)  At Origination
 (3)  Calculated using only loan balances greater than zero

We refer you to "Description of the Mortgage Loans" in this prospectus supplement for more detail on the mortgage loans.

TRUST PROPERTY

In addition to the mortgage loans, the trust property will also include cash on deposit in certain accounts and other assets as described in detail elsewhere in this prospectus supplement.

We refer you to "The Trust Property" in this prospectus supplement for more detail.

PRIORITY OF DISTRIBUTIONS

Funds available from payments and other amounts received on the mortgage loans and any amounts available as property of the trust on any payment date will be distributed in accordance with the priority of distributions set forth elsewhere in this prospectus supplement.

We refer you to "Description of the Notes--Priority of Distributions" in this prospectus supplement for more detail.

                                      S-6

INTEREST DISTRIBUTIONS

On each payment date you will be entitled to accrued interest at the applicable interest rate for the related accrual period.

CLASS A INTEREST RATE

o        Interest accrues on the notes from the preceding payment date (or from the Closing Date in the case of the first payment date) to the date immediately preceding the next payment date.

o        For each interest period, interest will generally accrue on the Class A
     Notes at an annual rate of interest equal to one-month LIBOR plus 0.28%
     (for each interest period related to a payment date occurring on or prior to the date on which the holder of the majority interest in the Class B
     Certificates could first exercise the option to redeem the notes) or one-month LIBOR plus 0.56% (for each interest period related to a payment date occurring after such date); provided, that the interest rate on the
     Class A Notes shall not exceed the maximum rate on the notes as described under "Description of the Notes--Payment of Interest."

We refer you to "Description of the Notes--Payment of Interest" in this prospectus supplement for more information.

PRINCIPAL DISTRIBUTIONS

o        Principal will be paid on the notes on each payment date, to the extent available, in reduction of the outstanding principal balance of the notes.

o        The amount of principal payable with respect to the notes will be determined by the period of amortization described below and in accordance with a formula that takes into account the principal collections received on the home equity lines of credit mortgage loans in the pool each month minus the total principal balance of additional draws made by borrowers on the home equity lines of credit mortgage loans for such month (during the managed amortization period) plus any excess cash needed to maintain certain required levels of overcollateralization for the notes and minus any excess of the actual level of overcollateralization over the required level of overcollateralization. As a result of the revolving nature of the home equity lines of credit mortgage loans, the terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in detail elsewhere in this prospectus supplement.

We refer you to "Description of the Notes--Payment of Principal" in this prospectus supplement for more information regarding the calculation as to the amount of principal the notes are entitled to receive on each payment date.

CREDIT ENHANCEMENT

Credit enhancement reduces the risk to the holders of the notes resulting from shortfalls in payments received from and losses incurred on the underlying pool of mortgage loans. The credit enhancement provided for the benefit of the notes consists of the following:

o        Application of Excess Cashflow. Generally, because more interest is expected to be paid by the borrowers than is necessary to pay the interest accrued on the notes and trust expenses, there is expected to be excess cashflow each month. On each payment date, the excess cashflow, if any, will be used as accelerated principal payments on the notes to maintain a certain required level of overcollateralization.
         The level of overcollateralization required on any date may decrease beginning on the later of (a) the payment date in March 2007 and (b)
         the date on which the aggregate outstanding principal balance of the mortgage loans is less than or equal to 50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

o        Overcollateralization. As of the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-Off Date will exceed the aggregate outstanding principal balance of the notes in an amount equal to approximately 2.95% of the aggregate outstanding principal balance of the mortgage loans as of the Cut-Off Date. This feature is referred to as overcollateralization. In addition, the cash flow provisions of the trust require the acceleration of principal payments on the notes in order to maintain a required level of overcollateralization. The required level of overcollateralization may, over time, decrease or increase based on the delinquency or loss rates of the mortgage loans.

         We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain

                                      S-7

         the required level of overcollateralization. If the required level of overcollateralization decreases pursuant to the terms of the indenture, a portion of the principal available for payment to the notes will not be paid in reduction of the principal balance of the notes.

We refer you to "Description of the Notes--Overcollateralization Feature" in
this prospectus supplement for more detail.

o        The Insurance Policy. GreenPoint Mortgage Securities LLC will obtain a non-cancelable insurance policy from Ambac Assurance Corporation with respect to the notes. The insurance policy will unconditionally and irrevocably guarantee to you timely payments of interest and the ultimate payment of principal on the notes, but subject to specific terms and conditions set forth under the heading "The Insurer and the Policy" in this prospectus supplement.

o        Subordination of the Residual Certificates. The trust is issuing two classes of certificates representing the residual beneficial ownership interests in the underlying pool of mortgage loans. Payments on the residual certificates are subordinated to payments due on the notes as described elsewhere in this prospectus supplement. This subordination of the residual certificates provides credit enhancement to the notes. The two classes of residual certificates are not being offered by this prospectus supplement.

OPTIONAL REDEMPTION

On any payment date occurring after the end of a collection period on which the aggregate outstanding principal balance of the mortgage loans declines to or below 10% of the aggregate principal balance of the mortgage loans as of the
Cut-Off Date, the holder of the majority interest of the Class B Certificates may elect to redeem the notes subject to certain conditions herein, including the consent of Ambac Assurance Corporation (if the redemption would result in a draw under the policy or reimbursement amounts would remain due to Ambac
Assurance Corporation under the insurance agreement). If the holder of the majority interest of the Class B Certificates does not elect to redeem the notes as set forth in the preceding sentence, then the holder of the majority interest of the Class G Certificates will have the option to redeem the notes on any payment date after the end of a collection period on which the aggregate outstanding principal balance of the mortgage loans is less than or equal to 2%
of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, subject to certain conditions, including those described above. If either event occurs, you will receive a final distribution on such payment date.

We refer you to "Certain Provisions of the Sale and Servicing
Agreement--Termination; Retirement of the Notes" in this prospectus supplement for more detail.

FINAL SCHEDULED PAYMENT DATE

If the notes have not already been paid in full, the outstanding principal balance of the notes will be paid in full on the payment date in August 2030.
Because principal prepayments on the mortgage loans will probably occur, the disposition of the last remaining mortgage loan may be earlier than the final scheduled payment date for the notes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, McKee Nelson LLP, special tax counsel to
GreenPoint Mortgage Securities LLC and counsel to the underwriters, is of the opinion that (i) the notes will be treated as indebtedness and (ii) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. By your acceptance of a note, you agree to treat the note as indebtedness.

Interest on the notes will be taxable as ordinary income (a) when received by a holder using the cash method of accounting and (b) when accrued by a holder using the accrual method of accounting.

McKee Nelson LLP has prepared the discussion under "Material Federal Income Tax
Consequences" in this prospectus supplement and "Material Federal Income Tax
Consequences" in the accompanying prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes.

We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

Subject to the considerations and conditions described under "ERISA
Considerations" in this prospectus supplement and prospectus, we expect that employee benefit plans and other retirement arrangements may purchase the notes.
You should

                                      S-8

consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The notes will not be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984.

We refer you to "Legal Investment Considerations" in this prospectus supplement and to "Legal Investment" in the prospectus for more detail.

RATINGS

o        The trust will not issue the Class A Notes unless such notes have been assigned ratings of "AAA" by S&P and "Aaa" by Moody's.

o        You must not assume that the ratings initially assigned to the notes will not subsequently be lowered, qualified or withdrawn by the rating agencies.

We refer you to "Ratings" in this prospectus supplement for more detail.

                                      S-9

                                  RISK FACTORS

         You should carefully consider the following risk factors (as well as the factors set forth under "Risk Factors" in the prospectus) in connection with the purchase of the notes.

JUNIOR LIEN MORTGAGE LOANS   Because the majority of the mortgage loans in the
                             trust are secured by junior liens that are
                             subordinate to the rights of the mortgagee or
                             beneficiary under the related senior mortgage or
                             deed of trust, the proceeds from any liquidation,
                             insurance or condemnation proceedings will be
                             available to satisfy the outstanding balance of
                             such junior mortgage loans only to the extent that
                             the claims of such senior mortgagee or beneficiary
                             have been satisfied in full, including any related
                             foreclosure costs. In addition, a junior mortgagee
                             may not foreclose on the property securing a junior
                             mortgage unless it forecloses subject to the senior
                             mortgage, in which case it must either pay the
                             entire amount due on the senior mortgage to the
                             senior mortgagee at or prior to the foreclosure
                             sale or undertake the obligation to make payments
                             on the senior mortgage in the event the mortgagor
                             is in default thereunder. In servicing a junior
                             mortgage in its portfolio, it is generally the
                             servicer's practice to satisfy the senior mortgage
                             at or prior to the foreclosure sale.

                             Information is provided under "Description of the
                             Mortgage Loans" in this prospectus supplement with
                             respect to the combined loan-to-value ratios of the
                             mortgage loans as of the date of origination. As
                             discussed in the prospectus under "Risk Factors,"
                             the value of the mortgaged properties underlying
                             such loans could be adversely affected by a number
                             of factors. In addition, in accordance with the
                             terms of the sale and servicing agreement, the
                             servicer may consent under certain circumstances to
                             the placing of a subsequent senior lien in respect
                             of a mortgage loan. As a result, despite the
                             amortization of the junior and senior mortgage
                             loans on such mortgaged properties, there can be no
                             assurance that the combined loan-to-value ratios of
                             such loans, determined as of a date subsequent to
                             the origination date, will be the same or lower
                             than the combined loan-to-value ratios for such
                             loans, determined as of the origination date.

DELAYS UPON LIQUIDATION      Even assuming that the mortgaged properties
                             provided adequate security for the mortgage loans,
                             substantial delay could be encountered in
                             connection with the liquidation of defaulted
                             mortgage loans and corresponding delays in the
                             receipt of such proceeds by the trust could occur.
                             Further, the servicer will be entitled to deduct
                             from liquidation proceeds received in respect of a
                             fully liquidated mortgage loan all expenses
                             incurred in attempting to recover amounts due on
                             such mortgage loan and not yet repaid, including
                             payments to senior mortgagees, legal fees, real
                             estate taxes, and maintenance and preservation
                             expenses, thereby reducing collections available to
                             the trust with respect to such mortgage loan.

LIQUIDATION EXPENSES         Liquidation expenses with respect to defaulted
                             mortgage loans do not vary directly with the
                             outstanding principal balance of the loan at the
                             time of default. Therefore, assuming that a
                             servicer took the same steps in realizing upon a
                             defaulted mortgage loan having a small remaining
                             principal balance as it would in the case of a
                             defaulted mortgage loan having a larger principal
                             balance, the amount realized after expenses of
                             liquidation would be smaller as a percentage of the
                             outstanding principal balance of the smaller
                             mortgage loan than would be the case with a larger
                             loan. Because the average outstanding principal
                             balances of the mortgage loans are small relative
                             to the size of the loans in a typical pool of
                             purchase money first lien residential mortgages,
                             recoveries after the satisfaction of liquidation
                             expenses on defaulted mortgage loans may also be
                             smaller as a percentage of the principal amount of
                             the mortgage loans than would be the case if such
                             loans were a typical pool of purchase money first
                             lien residential mortgages.

                                      S-10

PREPAYMENT CONSIDERATIONS    The rate of principal distributions and yield to
                             maturity on your notes will be directly related to
                             the rate of principal payments on the mortgage
                             loans. Substantially all of the home equity lines
                             of credit mortgage loans are subject to a
                             termination fee for three years after origination
                             except in those states where termination fees are
                             prohibited by law. The rate of principal payments
                             on the mortgage loans will be affected by the
                             following:

                             o    the amortization schedules of the mortgage
                                  loans;

                             o    the rate of principal prepayments (including
                                  partial prepayments and prepayments in full)
                                  by mortgagors;

                             o    liquidations of defaulted mortgage loans by
                                  the servicer;

                             o    additional draws on home equity lines of
                                  credit mortgage loans;

                             o    repurchases of mortgage loans by the related
                                  seller as a result of defective documentation
                                  or breaches of representations and warranties;
                                  and

                             o    the optional redemption of the notes.

                             The rate of principal payments on a pool of
                             mortgage loans is influenced by a variety of
                             economic, geographic, social and other factors. For
                             example, if mortgage rates for similar mortgage
                             loans fall below the mortgage rates on the mortgage
                             loans, the rate of prepayment would generally be
                             expected to increase. Conversely, if mortgage rates
                             on similar mortgage loans rise above the mortgage
                             rates on the mortgage loans, the rate of prepayment
                             would generally be expected to decrease.

                             We cannot predict the rate at which borrowers will
                             repay their mortgage loans. You should consider the
                             following as a purchaser of the notes:

                             o    If you are purchasing a note at a discount,
                                  your yield may be lower than expected if
                                  principal payments on the mortgage loans occur
                                  at a slower rate than you expected.

                             o    If you are purchasing a note at a premium,
                                  your yield may be lower than expected if
                                  principal payments on the mortgage loans occur
                                  at a faster rate than you expected.

                             o    The earlier a payment of principal occurs, the
                                  greater the impact on your yield. For example,
                                  if you purchase a note at a premium, although
                                  the average rate of principal payments is
                                  consistent with your expectations, if the rate
                                  of principal payments occurs initially at a
                                  rate higher than expected, which would
                                  adversely impact your yield, a subsequent
                                  reduction in the rate of principal payments
                                  will not fully offset any adverse yield
                                  effect.

                             We refer you to "Yield, Maturity and Prepayment
                             Considerations" in this prospectus supplement for
                             more detail.

                                      S-11

INSOLVENCY RELATED MATTERS   The mortgage loans originated by GreenPoint
                             Mortgage Funding, Inc. were previously sold by
                             GreenPoint Mortgage Funding, Inc. to Wachovia Bank,
                             National Association. Wachovia Bank, National
                             Association sold such mortgage loans to Terwin
                             Advisors LLC who, in turn, sold all of the mortgage
                             loans to the sponsor. The sale of mortgage loans
                             from GreenPoint Mortgage Funding, Inc. and each
                             such third party will be treated as a sale of such
                             mortgage loans. However, if GreenPoint Mortgage
                             Funding, Inc., Wachovia Bank, National Association
                             or Terwin Advisors LLC becomes insolvent, the
                             trustee in bankruptcy of such entity may attempt to
                             recharacterize the sale of the mortgage loans as a
                             borrowing by such entity, secured by a pledge of
                             the applicable mortgage loans. If the trustee in
                             bankruptcy decided to do this, and if the mortgage
                             loans have not been delivered to the custodian, on
                             behalf of the indenture trustee, the interest of
                             the trust in the related mortgage loans may be an
                             unperfected security interest. Even if the mortgage
                             loans have been delivered to the custodian, on
                             behalf of the indenture trustee, delays in the
                             payments of the notes and reductions in the amounts
                             of the notes could occur. The sponsor will state in
                             the Sale and Servicing Agreement that the transfer
                             of the mortgage loans by it to the trust is a valid
                             transfer and assignment of such mortgage loans to
                             the trust.

                             If a conservator, receiver or trustee were
                             appointed for the sponsor, or if certain other
                             events relating to the bankruptcy or insolvency of
                             the sponsor were to occur, this would be a Rapid
                             Amortization Event and the indenture trustee may be
                             directed by the insurer to attempt to sell the
                             mortgage loans and cause early payment of the
                             principal of the notes. The net proceeds of such
                             sale will be distributed first to pay the indenture
                             trustee and owner trustee any unpaid fees, second,
                             to satisfy the noteholders, third, to reimburse
                             Ambac Assurance Corporation for prior draws under
                             the insurance policy and for amounts due under the
                             insurance agreement, fourth, to the indenture
                             trustee and owner trustee for certain unreimbursed
                             expenses and fifth, to the holders of the residual
                             certificates. Such amount may not be enough to pay
                             the full amount of principal and interest of the
                             notes. Subject to the prior written consent of
                             Ambac Assurance Corporation as to the terms of such
                             sale of the mortgage loans, the policy will be
                             available to cover such shortfalls.

                             In the event of a bankruptcy or insolvency of the
                             servicer, the bankruptcy trustee or receiver may
                             have the power to prevent the indenture trustee or
                             the noteholders from appointing a successor
                             servicer.

GEOGRAPHIC CONCENTRATION     As of the Cut-Off Date, approximately 63.14% of the
                             home equity lines of credit mortgage loans in the
                             pool by aggregate principal balance were secured by
                             properties that are located in the state of
                             California. An overall decline in the residential
                             real estate market in California could reduce the
                             values of the properties securing such mortgage
                             loans such that the principal balances of the
                             related mortgage loans, together with any primary
                             financing on the properties underlying these
                             mortgage loans, could equal or exceed the value of
                             such properties. Since the residential real estate
                             market is influenced by many factors, including the
                             general condition of the economy and interest
                             rates, there is no guarantee that the residential
                             real estate market in California will not weaken.
                             If this residential real estate market should
                             weaken after the dates of origination of the
                             mortgage loans, losses on such mortgage loans will
                             probably increase substantially. In the event of a
                             natural disaster, such as an earthquake, fire or
                             flood, the values of the properties may decline.
                             Neither the mortgages, the Sale and Servicing
                             Agreement nor the credit line agreements require
                             natural disaster insurance that would cover
                             earthquake damage.

                                      S-12

SERVICER'S ABILITY TO        The servicer may agree to changes in the terms of a
CHANGE THE TERMS OF THE      home equity line of credit mortgage loan, provided
HOME EQUITY LINES OF         that these changes (i) do not adversely affect the
CREDIT MORTGAGE LOANS        interests of the noteholders, the residual
                             certificateholders or Ambac Assurance Corporation,
                             (ii) are consistent with prudent business practice
                             and (iii) do not adjust the maturity date of such
                             home equity line of credit mortgage loan past the
                             date that is six months before the final scheduled
                             payment date for the notes. There is no guarantee
                             that changes in applicable law or the marketplace
                             for home equity lines of credit mortgage loans or
                             prudent business practice will not result in
                             changes to the terms of the home equity lines of
                             credit mortgage loans. In addition, the Sale and
                             Servicing Agreement permits the servicer, within
                             certain limitations described therein, to increase
                             the credit limit of the related home equity line of
                             credit mortgage loans or reduce the margin for the
                             home equity line of credit mortgage loan.

FINANCIAL STRENGTH OF        The ratings on the notes depend primarily on an
THE INSURER                  assessment by the rating agencies of the mortgage
                             loans and upon the financial strength of the
                             insurer. Any reduction of the rating assigned to
                             the financial strength of the insurer may cause a
                             corresponding reduction of the ratings assigned to
                             the notes. A reduction in the rating assigned to
                             the notes will reduce the market value of the notes
                             and may affect your ability to sell them.

                             We refer you to "Ratings" in this prospectus
                             supplement for more detail.

MAXIMUM INTEREST RATE        For any payment date, the notes are subject to a
                             maximum rate on their interest rate, which is equal
                             to the fraction, expressed as a per annum rate, the
                             numerator of which is the aggregate amount of
                             interest due on the mortgage loans for such payment
                             date, less certain fees of the trust and the
                             denominator of which is the sum of the outstanding
                             principal balance of the notes and the Additional
                             Balance Contributed Amount for such payment date,
                             multiplied by a fraction, the numerator of which is
                             360 and the denominator of which is the actual
                             number of days in the related interest period. This
                             means that the interest that is payable to the
                             investors on the notes may be limited to the
                             interest due on the mortgage loans minus such fees
                             and other deductions. If the interest due on the
                             mortgage loans is reduced significantly, under a
                             relatively high prepayment scenario, or if the
                             interest rate index for the home equity line of
                             credit mortgage loans decreased without a
                             corresponding decrease in the index for the notes,
                             or if the index for the notes rose significantly,
                             the interest rates on the notes could be subject to
                             the limitation imposed by the maximum rate. This
                             limitation may reduce the amount of interest you,
                             as an investor in the notes, receive.

THE TRUST ASSETS AND         The notes will be non-recourse obligations solely
THE INSURANCE POLICY         of the trust. The notes will not represent
ARE THE ONLY SOURCE OF       obligations of or interests in GreenPoint Mortgage
PAYMENTS ON THE              Funding, Inc., Terwin Advisors LLC, Wilmington
NOTES                        Trust Company, U.S. Bank National Association,
                             GreenPoint Mortgage Securities LLC or Ambac
                             Assurance Corporation or any other entity, or in
                             any of their respective affiliates, except as
                             described in this prospectus supplement. The assets
                             included in the trust and the payments under the
                             insurance policy will be the sole source of
                             payments on the notes, and there will be no
                             recourse to GreenPoint Mortgage Funding, Inc.,
                             Terwin Advisors LLC, Wilmington Trust Company, U.S.
                             Bank National Association, GreenPoint Mortgage
                             Securities LLC or Ambac Assurance Corporation
                             (other than as provided in the insurance policy),
                             or any of their respective affiliates, or any other
                             entity, in the event that the assets included in
                             the trust and the payments under the insurance
                             policy are insufficient or otherwise unavailable to
                             make all payments provided for under the notes.

INTEREST PAYABLE ON THE      Interest payable on the mortgage loans may be
NOTES AND INTEREST           insufficient to pay interest on the notes, which
PAYABLE ON THE               accrue on the basis of LIBOR plus a designated
MORTGAGE LOANS DIFFER        margin, subject to a maximum rate. Interest payable
                             on the mortgage loans will accrue at a variable
                             rate based on the prime rate or the base rate, as
                             published in the "Money Rates" section of The Wall

                                      S-13

                             Street Journal, plus a designated margin, subject
                             to maximum limitations on adjustments, that may be
                             lower than the rate at which the notes accrue
                             interest.

                             LIBOR and the prime rate may not respond to the
                             same economic factors and there is no necessary
                             correlation between them. Any reduction in the
                             spread between the prime rate and LIBOR will also
                             reduce the amount of interest receipts on the
                             mortgage loans that would be available to absorb
                             losses. In that event, if the overcollateralization
                             were depleted and the note insurer failed to
                             perform under the policy, you would experience a
                             loss.

                             In addition, if the spread between the prime rate
                             and LIBOR is reduced or eliminated, the interest
                             payable on the notes also may be reduced. If the
                             sum of LIBOR plus a designated margin exceeds the
                             maximum rate of interest allowed on the notes, such
                             shortfalls with accrued interest thereon will be
                             paid to the noteholders only if amounts are
                             available for such payment on a subsequent payment
                             date and at a lower priority than interest is
                             normally paid to the noteholders. Such shortfalls
                             will not be guaranteed by the insurer.

POTENTIAL INADEQUACY OF      The overcollateralization feature described in this
CREDIT ENHANCEMENT FOR       prospectus supplement is intended to enhance the
THE NOTES                    likelihood that holders of the notes will receive
                             regular payments of interest and principal.
                             However, neither the servicer nor any other entity
                             will advance payments of interest or principal on
                             delinquent or defaulted mortgage loans. We cannot
                             assure you that the applicable credit enhancement
                             will adequately cover any shortfalls in cash
                             available to pay your notes as a result of such
                             delinquencies or defaults. If substantial losses
                             occur as a result of defaults and delinquent
                             payments on the mortgage loans, you may suffer
                             losses.

CONSEQUENCES OF OWNING       Limit on Liquidity of Notes.  Issuance of the notes
BOOK-ENTRY NOTES             in book- entry form may reduce the liquidity of the
                             notes in the secondary trading market since
                             investors may be unwilling to purchase securities
                             for which they cannot obtain physical notes.

                             Limit on Ability to Transfer or Pledge. Since
                             transactions in the notes can be effected only
                             through DTC, Clearstream, Euroclear, participating
                             organizations, indirect participants and banks,
                             your ability to pledge your notes to persons or
                             entities that do not participate in the DTC,
                             Clearstream or Euroclear system or otherwise to
                             take actions in respect of the notes, may be
                             limited due to lack of a physical security
                             representing the notes.

                             Delays in Payments. As a beneficial owner, you may
                             experience some delay in your receipt of payments
                             of interest on and principal of your notes since
                             payments will be forwarded by the trustee to DTC
                             and DTC will credit payments to the accounts of its
                             participants which will credit them to the accounts
                             of the beneficial owners either directly or
                             indirectly through indirect participants.

                             We refer you to "Description of the
                             Notes--Book-Entry Securities" in this prospectus
                             supplement.

RECENT EVENTS                Hurricane Charley, which struck Florida and
                             surrounding areas on August 13 and 14, 2004, may
                             have adversely affected any mortgaged properties
                             located in that area. The related seller will make
                             a representation and warranty that no mortgaged
                             property is subject to any material damage by
                             waste, fire, earthquake, windstorm, flood or other
                             casualty as of the closing date. There are 69
                             mortgage loans with an aggregate principal balance
                             as of the cut-off date of approximately $1,878,659
                             (representing

                                      S-14

                             approximately 0.87% of the aggregate principal
                             balance of the mortgage loans as of the cut-off
                             date) with mortgaged properties located in postal
                             zip codes that have been designated as FEMA
                             Declared Disaster Areas for Florida. No assurance
                             can be given as to the effect of this event on the
                             rate of delinquencies and losses on mortgage loans
                             secured by mortgaged properties that were or may be
                             affected by Hurricane Charley. Any adverse impact
                             as a result of this event may be borne by the
                             holders of the notes, particularly if the related
                             seller fails to repurchase any mortgage loan that
                             breaches this representation and warranty.

                             Recent world events have resulted in certain
                             military actions by the United States, and the
                             United States continues to be on high alert for
                             potential terrorist attacks. The short term and
                             long term impact of these events are uncertain, but
                             could have a material effect on general economic
                             conditions, consumer confidence and market
                             liquidity. No assurance can be given as to the
                             effect of these events on the rate of delinquencies
                             and losses on the mortgage loans and the servicing
                             decisions with respect to the mortgage loans. Any
                             adverse impact as a result of these events would be
                             borne by the holders of the notes.

                             The Servicemembers Civil Relief Act (the "RELIEF
                             ACT"), provides relief to borrowers who enter
                             active military service and to borrowers in reserve
                             status and the national guard who are called to
                             active duty after the origination of their mortgage
                             loan. State legislation may provide similar relief
                             to military personnel placed on active duty status.
                             For purposes of this prospectus supplement,
                             references to the Relief Act include any such
                             comparable state legislation. The Relief Act
                             provides generally that these borrowers may not be
                             charged interest on a mortgage loan in excess of 6%
                             per annum during the period of the borrower's
                             active duty. In addition to adjusting the interest
                             rate, the lender must forgive any such interest in
                             excess of 6% per annum, unless a court or
                             administrative agency of the United States or of
                             any state orders otherwise on application of the
                             lender. These shortfalls are not required to be
                             paid by the borrower at any future time and will
                             not be advanced by the servicer. Any shortfall in
                             interest collections resulting from the application
                             of the Relief Act could result in losses to
                             noteholders. These shortfalls will not be covered
                             by any form of credit enhancement, including the
                             insurance policy. In addition, the Relief Act
                             imposes limitations that would impair the ability
                             of the servicer to foreclose on an affected
                             mortgage loan during the borrower's period of
                             active duty status, and, under some circumstances,
                             during an additional period thereafter.

                                      S-15

                             FORMATION OF THE TRUST

GENERAL

         GreenPoint Home Equity Loan Trust 2004-4 (the "ISSUER" or the "TRUST")
is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of August 1, 2004 and entered into between the
Sponsor and the Owner Trustee (the "TRUST AGREEMENT"). Pursuant to the Trust
Agreement, the Trust will issue two classes of residual certificates, the Class
B and Class G Certificates (collectively, the "RESIDUAL CERTIFICATES") on or about September 10, 2004 (the "CLOSING DATE"). Pursuant to the Indenture dated as of August 1, 2004 between the Trust and the Indenture Trustee (the
"INDENTURE"), the Trust will issue the Class A Notes (the "NOTES"). The Residual
Certificates represent the beneficial ownership interests in the Trust. The
Notes represent debt obligations of the Trust. Prior to the sale and assignment of the Mortgage Loans to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than
(i) acquiring, holding and managing the Mortgage Loans, the other assets of the
Trust and any proceeds therefrom, (ii) issuing the Notes and the Residual
Certificates, (iii) making payments on the Notes and the Residual Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Trust will not acquire any assets other than the property of the
Trust described below under the heading "The Trust Property" (the "TRUST
PROPERTY"), and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

CERTAIN ACTIVITIES

         The Trust will not, except as expressly provided in the Trust Agreement and the Indenture: (i) make loans; (ii) invest in securities for the purpose of exercising control; (iii) underwrite securities; (iv) engage in the purchase and sale (or turnover) of investments; (v) offer securities in exchange for property; or (vi) repurchase or otherwise reacquire its securities.

THE OWNER TRUSTEE

         Wilmington Trust Company, the trustee (the "OWNER TRUSTEE") under the
Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware
19890-0001, Attention: GPHE 2004-4. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes and the Residual
Certificates are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement, the Indenture and the Sale and Servicing
Agreement dated as of August 1, 2004 among the Sponsor, the Sellers, the
Servicer, the Credit Risk Manager, the Issuer and the Indenture Trustee (the
"SALE AND SERVICING AGREEMENT").

THE INDENTURE TRUSTEE

         U.S. Bank National Association, a national banking association, is the
Indenture Trustee ("INDENTURE TRUSTEE") under the Indenture. The offices of the
Indenture Trustee are located at 209 South LaSalle Street, Suite 300, Chicago,
Illinois 60604, Attention: Structured Finance-GPHE 2004-4. The Indenture
Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

THE CUSTODIAN

         Deutsche Bank National Trust Company, a national banking association, is the Custodian (the "CUSTODIAN") under the Custodial Agreement dated as of
August 1, 2004 among the Custodian, the Indenture Trustee and the Servicer (the
"CUSTODIAL AGREEMENT"). The offices of the Custodian are located in Santa Ana,
California. The Custodian's duties are limited solely to its express obligations under the Custodial Agreement.

                                      S-16

                               THE TRUST PROPERTY

         As of the Closing Date, the Trust Property will include:

         o    a pool of certain adjustable-rate revolving home equity lines of credit ("HELOC") mortgage loans (the "HELOC MORTGAGE LOANS" or
              "MORTGAGE LOANS"), including any additional balances thereto as a result of new advances made pursuant to the applicable Credit Line
              Agreements (the "ADDITIONAL BALANCES") with respect to such
              Mortgage Loans; provided however, that no Additional Balances will be transferred to the Trust after the occurrence of a Rapid
              Amortization Event due to the Sponsor's voluntary filing of a bankruptcy petition;

         o    the collections in respect of such Mortgage Loans conveyed to the
              Trust and received after the close of business on July 31, 2004
              (the "CUT-OFF DATE") (except Interest Collections due or accrued on or before the Cut-Off Date);

         o    property that secured a Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure;

         o    rights of the Sponsor under hazard insurance policies covering the
              Mortgaged Properties;

         o    certain rights of the Indenture Trustee in the insurance policy
              (the "POLICY") issued by the Insurer to the Indenture Trustee for the benefit of the holders of the Notes (the "NOTEHOLDERS" or
              "HOLDERS"); and

         o    certain other property.

         The Mortgage Loans are secured by first and second mortgages or deeds of trust on residential properties that are primarily one- to four-family properties and also include planned unit developments, condominiums and townhouses (the "MORTGAGED PROPERTIES").

         The information set forth in the following section, "The Insurer and the Policy", has been provided by Ambac Assurance Corporation for inclusion in this prospectus supplement. No representation is made by Wachovia Capital
Markets, LLC or Terwin Capital LLC (together, the "UNDERWRITERS"), the Sponsor, the Servicer, the Sellers, the Owner Trustee, the Indenture Trustee or any of
their affiliates as to the accuracy or completeness of such information.

                           THE INSURER AND THE POLICY

         The following information has been supplied by Ambac Assurance
Corporation (the "INSURER") for inclusion in this prospectus supplement. The
Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the
Insurer set forth under the heading "The Insurer and the Policy" in this prospectus supplement. Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes. The following summary of the Policy is qualified in its entirety by reference to the Policy itself.

         The Insurer will issue a certificate guaranty insurance policy for the benefit of the holders of the Notes. The Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts to the Indenture Trustee on behalf of the holders of the Notes. The Insurer will pay Insured Amounts which are Due for
Payment to the Indenture Trustee on the later of (1) the payment date the
Insured Amount is distributable to the holders of the Notes under the Indenture, and (2) the third Business Day following the Business Day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture
Trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such Notice is received after 12:00 noon, New
York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and

                                      S-17

the Insurer shall promptly so advise the Indenture Trustee and the Indenture
Trustee may submit an amended or corrected Notice.

         The Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Indenture Trustee for payment to the holders of the Notes whether or not those funds are properly applied by the
Indenture Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Insurer.

         For purposes of the Policy, a "holder" does not and may not include the
Issuer, the Indenture Trustee, the Owner Trustee, the Sponsor, the Servicer or a
Seller.

         The Policy will not cover Deferred Interest, Relief Act Shortfalls or interest shortfalls due to the partial or full prepayment of the Mortgage Loans, nor does the Policy guarantee to the holders of the Notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, the Indenture Trustee or any
Noteholder for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than
Nonpayment, including the failure of the Indenture Trustee to make any payment required under the Indenture to the holder of a Note.

         In the absence of payments under the Policy, holders of the Notes will directly bear the credit risks associated with their Notes.

         The Insurer will be subrogated to the rights of each holder of a Note to the extent of any payment by the Insurer under the Policy.

         The Insurer agrees that if it shall be subrogated to the rights of the holders of the Notes by virtue of any payment under the Policy, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such Payment Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Insurance Agreement, the Indenture and the Sale and Servicing
Agreement.

         The Policy and the obligations of the Insurer thereunder will terminate without any action on the part of the Insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Notes have been paid in full and
(ii) the Final Scheduled Payment Date. Upon termination of the Policy, the
Indenture Trustee will forthwith deliver the original of the Policy to the
Insurer.

         Pursuant to the Policy, the Insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the
Indenture Trustee, or holder of a Note, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or holder of a Note (the "ORDER"), (ii) a notice by or on behalf of the Indenture Trustee or holder of a Note that the
Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Indenture Trustee or holder of such Note, irrevocably assigning to the
Insurer all rights and claims of the Indenture Trustee or holder of such Note relating to or arising under the Indenture and the Sale And Servicing Agreement against the estate of the Indenture Trustee or otherwise with respect to such
Preference Amount and (iv) a notice (in the form provided in the Policy)
appropriately completed and executed by the Indenture Trustee; provided, that if such documents are received after 12:00 noon, New York City time on such
Business Day, they will be deemed to be received on the following Business Day;
provided further, that the Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the
Notes prior to the time the Insurer would have been required to make a payment in respect of such principal pursuant to the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the holders of the Notes directly, unless a holder of a Note has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the holder of the Note, subject to the

                                      S-18

delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         As used in the Policy, the following terms shall have the following meanings:

         "DEFICIENCY AMOUNT" means with respect to the Notes, the sum of (a) for any Payment Date, the excess, if any, of (i) the Interest Payment Amount
(excluding any Deferred Interest) over (ii) the portion of the Available Funds for such Payment Date remaining after payment of the Indenture Trustee Fee, the
Owner Trustee Fee, the Credit Risk Manager Fee and the premium amount payable to the Insurer, in each case, for such Payment Date, such portion being (A) during the Managed Amortization Period, the pro rata portion of such remaining
Available Funds based on the pari passu application of such amount to the
Interest Payment Amount and to interest on any Additional Balance Contributed
Amount at the Note Rate on such Payment Date and (B) after the Managed
Amortization Period, all such remaining Available Funds, (b) for any Payment
Date other than the Final Scheduled Payment Date, the Overcollateralization
Deficit, if any, for such Payment Date remaining after giving effect to payments pursuant to priority (vii) under "Description of the Notes--Priority of
Distributions" in this prospectus supplement and (c) on the Final Scheduled
Payment Date, the principal balance of the Notes then outstanding, after taking into account all payments to be made to the Notes on the Final Scheduled Payment
Date other than pursuant to the Policy.

         "DUE FOR PAYMENT" shall mean, (i) with respect to an Insured Amount, the Payment Date on which Insured Amounts are due and payable pursuant to the terms of the Indenture and (ii) with respect to a Preference Amount, the
Business Day on which the documentation required by the Insurer has been received by the Insurer.

         "FINAL SCHEDULED PAYMENT DATE" means August 2030.

         "INSURED AMOUNTS" means, with respect to any Payment Date and the
Notes, the Deficiency Amount for such Payment Date.

         "INSURED PAYMENTS" means, the aggregate amount actually paid by the
Insurer to the Indenture Trustee in respect of (i) Insured Amounts for a Payment
Date and (ii) Preference Amounts for any given Business Day.

         "NONPAYMENT" shall mean, with respect to any Payment Date, an Insured
Amount is Due for Payment but has not been paid pursuant to the Indenture.

         "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the
Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount or
Preference Amount which shall be due and owing on the applicable Payment Date.

         "PREFERENCE AMOUNT" means any payment of principal or interest previously distributed to a holder on a Note, which would have been covered under the Policy as an Insured Amount, that has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United
States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

          "RELIEF ACT SHORTFALLS" means current interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, or any similar state law.

         Capitalized terms used in the Policy and not otherwise defined in the
Policy shall have the meanings set forth in the Indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Indenture unless the amendment or modification has been approved in writing by the Insurer.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

         The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                                      S-19

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW
YORK INSURANCE LAW.

THE INSURER

         The following information has been supplied by the Insurer for inclusion in this prospectus supplement. Accordingly, none of the Sponsor, the
Servicer, the Sellers, the Indenture Trustee, the Owner Trustee, the
Underwriters or any of their respective affiliates makes any representation as to the accuracy and completeness of this information.

         Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the
State of Wisconsin and licensed to do business in 50 states, the District of
Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S.
Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's
Ratings Services, a division of the McGraw-Hill Companies, Inc., and Fitch
Ratings have each assigned a triple-A financial strength rating to the Insurer.

         The consolidated financial statements of the Insurer and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 15, 2004; SEC File No. 1-10777), the unaudited consolidated financial statements of the Insurer and subsidiaries as of March
31, 2004 and for the periods ending March 31, 2004 and March 31, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the
period ended March 31, 2004 (which was filed with the SEC on May 10, 2004); the unaudited consolidated financial statements of the Insurer and subsidiaries as of June 30, 2004 and for the periods ending June 30, 2004 and June 30, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for
the period ended June 30, 2004 (which was filed with the SEC on August 9, 2004)
and the Current Reports on Form 8-K filed with the SEC on April 22, 2004, July
22, 2004 and August 20, 2004, as they relate to the Insurer, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All consolidated financial statements of the Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

                                      S-20

         The following table sets forth the capitalization of the Insurer as of
December 31, 2002, December 31, 2003 and June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED CAPITALIZATION TABLE

                              (DOLLARS IN MILLIONS)

                                         DECEMBER 31,   DECEMBER 31,      JUNE 30,
                                            2002            2003      2004 (UNAUDITED)
                                         ------------   ------------  ----------------

Unearned premiums......................     $2,137         $2,553           $2,733
Notes payable to affiliate.............        111             84               90
Other liabilities......................      1,865          2,197            2,253
                                             -----          -----            -----
Total liabilities......................      4,113          4,834            5,076
                                             -----          -----            -----
Stockholder's equity
   Common stock........................         82             82               82
   Additional paid-in capital..........        920          1,144            1,157
   Accumulated other
   comprehensive income................        231            243               97
   Retained earnings...................      2,849          3,430            3,754
                                             -----          -----            -----
Total stockholder's equity.............      4,082          4,899            5,090
                                             -----          -----            -----
Total liabilities and stockholder's
equity.................................     $8,195         $9,733          $10,166
                                            ======         ======          =======

         For additional financial information concerning the Insurer, see the audited consolidated financial statements of the Insurer incorporated by reference herein. Copies of the consolidated financial statements of the Insurer incorporated by reference and copies of the Insurer's annual statement for the year ended December 31, 2003 prepared on the basis of statutory accounting practices prescribed or permitted by the State of Wisconsin Office of the
Commissioner of Insurance are available without charge from the Insurer. The address of the Insurer's administrative offices and its telephone number are One
State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         The Insurer makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the Insurer and presented under the headings
"The Insurer and the Policy" and in the financial statements incorporated herein by reference.

                                      S-21

                                   THE SELLERS

         The following information has been provided by Terwin Advisors LLC and
GreenPoint Mortgage Funding, Inc., as applicable, and no other entity, including, without limitation, the Sponsor, the Owner Trustee, the Indenture
Trustee, the Insurer or the Underwriters, makes any representations or warranties as to the accuracy or completeness of such information.

TERWIN ADVISORS LLC

         Approximately 3.013% of the Mortgage Loans (the "TERWIN MORTGAGE
LOANS") were acquired by Terwin Advisors LLC ("TERWIN ADVISORS") in secondary market transactions. Terwin Advisors, a Delaware limited liability company, is engaged in the acquisition of prime, sub-prime and under-performing residential mortgage loans as well as seasoned performing mortgages. Terwin Advisors does not originate mortgage loans. A wholly owned subsidiary of GreenPoint Financial
Corp. ("GREENPOINT FINANCIAL"), a national specialty housing finance company, owns an equity interest in the direct parent of Terwin Advisors.

GREENPOINT MORTGAGE FUNDING, INC.

         Approximately 96.987% of the Mortgage Loans (the "GREENPOINT MORTGAGE
LOANS") were originated by GreenPoint Mortgage Funding, Inc. ("GREENPOINT," and
together with Terwin Advisors, the "SELLERS"). GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by
GreenPoint, and also through its retail lending division and correspondent lending division. The GreenPoint Mortgage Loans were acquired by GreenPoint in one of the three following manners: (i) originated by an independent broker and purchased by GreenPoint, (ii) originated by a broker and funded by GreenPoint, or (iii) originated and funded by GreenPoint in the ordinary course of business.
The GreenPoint Mortgage Loans were sold by GreenPoint to a third-party and subsequently sold to Terwin Advisors. The GreenPoint Mortgage Loans and the
Terwin Mortgage Loans are being acquired by the Sponsor from Terwin Advisors. As of June 30, 2004, GreenPoint's total assets were equal to $6.1 billion and its total liabilities and shareholder's equity were equal to $4.6 billion and $1.5 billion, respectively.

         GreenPoint is a wholly-owned subsidiary of GreenPoint Financial.
GreenPoint Financial's other subsidiaries include GreenPoint Bank ("GREENPOINT
BANK"), a New York State chartered savings bank with $12 billion in deposits and
84 branch offices in the greater New York area. GreenPoint Financial is listed on the New York Stock Exchange under the symbol "GPT."

         GreenPoint's present business operations were formed through the transfer to GreenPoint effective October 1, 1999 of the assets and liabilities of Headlands Mortgage Company ("HEADLANDS"). Simultaneously with this transfer,
GreenPoint Mortgage Corp. ("GREENPOINT MORTGAGE"), a subsidiary of GreenPoint
Financial specializing in non-conforming, no documentation loans, was merged into GreenPoint. All of the mortgage operations of GreenPoint Financial are now conducted through GreenPoint.

         On February 16, 2004, GreenPoint Financial and North Fork
Bancorporation, Inc. announced that they have signed a definitive agreement in which North Fork will acquire GreenPoint. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies, and other customary conditions.

         GreenPoint's executive offices are located at 100 Wood Hollow Drive,
Novato, California 94945.

                                  THE SERVICER

         The following information has been provided by GreenPoint Mortgage
Funding, Inc. and no other entity, including, without limitation, the Sponsor, the Owner Trustee, Terwin Advisors, the Indenture Trustee, the Insurer or the
Underwriters, makes any representations or warranties as to the accuracy or completeness of such information.

                                      S-22

GENERAL

         GreenPoint Mortgage Funding, Inc. (in its capacity as servicer, the
"SERVICER") will act as servicer for the Mortgage Loans pursuant to the Sale and
Servicing Agreement. All of the Mortgage Loans are currently serviced by the
Servicer substantially in accordance with the procedures described herein and in the accompanying prospectus.

         As of June 30, 2004, the Servicer's mortgage loan servicing portfolio consisted of 246,479 one- to four-unit family residential mortgage loans with an aggregate principal balance of approximately $37.7 billion. The Servicer's primary source of mortgage servicing rights is from mortgage loans it has originated.

         In connection with the consolidation of GreenPoint Financial's mortgage operations in GreenPoint as described above, the servicing operations formerly maintained by Headlands at its servicing center in Santa Rosa, California were transferred to the servicing center formerly maintained by GreenPoint Mortgage in Columbus, Georgia. The Servicer continues to use the servicing procedures described herein and in the accompanying prospectus to service the Mortgage
Loans; however the personnel who service the Mortgage Loans at the Columbus facility are principally former GreenPoint Mortgage employees rather than former
Headlands employees.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

         The table below summarizes the delinquency, foreclosure and loss experience on the Servicer's HELOC Mortgage Loan servicing portfolio. This portfolio consists of second-lien and home equity lines of credit mortgage loans originated or acquired by Headlands, GreenPoint Mortgage or GreenPoint.

                                                                  GREENPOINT MORTGAGE FUNDING'S
                                                              HELOC AND SECOND LIEN MORTGAGE PORTFOLIO
                                                            DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE
                                                            --------------------------------------------

                                   December 31, 2001        December 31, 2002       December 31, 2003          June 30, 2004
                                 ---------------------   -----------------------  ---------------------   -----------------------
                                             Percent                                          Percent
                                                of                    Percent of                 of                    Percent of
                                 Number of   Servicing   Number of    Servicing   Number of   Servicing   Number of    Servicing
                                   Loans     Portfolio     Loans      Portfolio     Loans     Portfolio     Loans      Portfolio
                                 ---------   ---------   ---------    ----------  ---------   ---------   ---------    ----------

Total Number*                     37,836         100%      31,912        100%        51,259       100%       70,205       100%
                                  ======         ===       ======        ===         ======       ===        ======       ===
Period of Delinquency:
  30-59 days                         748           1.98%      677        2.12%          697       1.36%       1,027       1.46%
  60-89 days                         168           0.44%      189        0.59%          219       0.43%         189       0.27%
  90 days or more                    456           1.21%      527        1.65%          649       1.27%         706       1.01%
                                   -----           ----     -----        ----         -----       ----        -----       ----
Total Delinquencies
   (excluding Foreclosures)**      1,372           3.63%    1,393        4.37%        1,565       3.05%       1,922       2.74%
                                   =====           ====     =====        ====         =====       ====        =====       ====
Foreclosures Pending                 131           0.35%       96        0.30%          208       0.41%         117       0.17%
Losses Sustained for Period
   Ending on Such Date                $7,877,765               $19,808,851             $11,946,379              $3,157,412

*   The total portfolio has been reduced by the number of loans that have been foreclosed or for which a servicing released sale is pending.

**  Percentages may not total properly due to rounding.

                             UNDERWRITING STANDARDS

GREENPOINT MORTGAGE LOANS

         The GreenPoint Mortgage Loans were originated or purchased by
GreenPoint (either directly or through affiliates) from mortgage loan brokers or originated by its retail division. The GreenPoint Mortgage Loans have been originated in accordance with the underwriting criteria specified below.

         GreenPoint believes that the GreenPoint Mortgage Loans were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

                                      S-23

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information.
As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower's credit history with merchants and lenders and record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source
(typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit project's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Appraisals in accordance with GreenPoint's
Underwriting Standards shall be made on a full or a drive-by basis. GreenPoint may order discretionary reviews at any time to ensure the value of the properties.

         In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available
(a) to meet the borrower's monthly obligations on the proposed mortgage loan
(determined on the basis of the monthly payments due in the year of origination)
and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by
GreenPoint may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

         GreenPoint requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

         A lender may originate mortgage loans under a reduced documentation program. These reduced documentation programs include an "EZ Documentation"
program, where there is no verification of stated income, a "No
Employment/Income Documentation" program, where there is no verification of employment or income, and a "No Ratio Documentation" program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived.

         In the case of a mortgage loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, GreenPoint will represent and warrant, among other things, that the remaining term of the lease and any sublease is generally at least five years longer than the remaining term of the mortgage loan.

                                      S-24

TERWIN MORTGAGE LOANS

         The Terwin Mortgage Loans were acquired by Terwin Advisors from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators, as well as mortgage brokers and other non-originators. The Terwin
Mortgage Loans were underwritten generally in accordance with the underwriting standards set forth above with respect to the GreenPoint Mortgage Loans.

                                   THE SPONSOR

         GreenPoint Mortgage Securities LLC (the "SPONSOR") is a Delaware
limited liability company which was incorporated on November 18, 1996. The
Sponsor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history. The Sponsor is a wholly-owned subsidiary of GreenPoint and maintains its principal office at 100 Wood Hollow
Drive, Novato, California 94945. Its telephone number is (415) 878-5292.

                             THE CREDIT RISK MANAGER

         The Murrayhill Company, a Colorado corporation (the "CREDIT RISK
MANAGER"), will act as the Trust's representative in advising the Servicer regarding certain delinquent and defaulted Mortgage Loans and in monitoring and reporting to the Sponsor and Terwin Advisors on the performance of such Mortgage
Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

         The Credit Risk Manager will be entitled to receive its Credit Risk
Manager Fee until the termination of the trust or until its removal by a vote of the holders of Notes representing at least 66 2/3% of the outstanding principal balance of the Notes. Such fee will be paid from the Trust, to the extent of
Available Funds, as described under "Description of the Notes--Priority of
Distributions" herein.

                        DESCRIPTION OF THE MORTGAGE LOANS

         The following information is as of the Cut-Off Date, unless otherwise noted. All percentages, other than rates of interest, are based on the Principal
Balance of the Mortgage Loans as of the Cut-Off Date. The Mortgage Loans that do not have a Principal Balance as of the Cut-Off Date, unless specified otherwise, are not taken into account in the calculation of the weighted averages set forth in this prospectus supplement.

GENERAL

         The Mortgage Loans were originated pursuant to loan agreements and promissory notes and the appropriate state disclosure statements and are secured by first and second mortgages or deeds of trust. The Mortgage Loans relate to
Mortgaged Properties located in 39 states and in the District of Columbia. The loan agreements with respect to the Mortgage Loans are the "CREDIT LINE
AGREEMENTS". The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties and also include planned unit developments, condominiums and townhouses. See
"Mortgage Loan Terms" below.

         The Mortgage Loans are adjustable-rate revolving home equity lines of credit mortgage loans that have monthly payments that may vary throughout their term.

         As of the Cut-Off Date, no Mortgage Loan is 30 days or more delinquent.

MORTGAGE LOAN TERMS

         The Mortgage Loans consist of loans originated under the following loan term options: a 15-year HELOC Mortgage Loan or a 25-year HELOC Mortgage Loan.

         The Mortgage Loans have either an initial 5-year, 10-year or 15-year period, referred to herein as the draw period, during which the related borrower may make cash withdrawals against the related equity line. The Mortgage Loans that have a 5-year draw period have either a 10-year or 20-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. The Mortgage Loans that have a 10-year draw period have either a
5-year or 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is

                                      S-25

repaid. The Mortgage Loans that have a 15-year draw period have a 10-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. Generally, the HELOC borrowers are subject to a $500 termination fee for loans paid within three years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

         The Mortgage Loans generally require monthly minimum payments during the draw period equal to (i) late charges and any other charges authorized by the mortgage note, including, without limitation, any expenses or advances incurred by the Servicer under any security instrument, (ii) accrued but unpaid interest for current and prior billing cycles, (iii) premiums for any optional credit life insurance obtained through the Servicer, and (iv) an amount equal to the amount by which the Principal Balance exceeds the Credit Limit. During the repayment period for such HELOC Mortgage Loans, the minimum payment amount will be an amount generally equal to the accrued and unpaid finance charges, late charges, and other charges authorized by the mortgage note, including, without limitation, any expenses or advances incurred by the Servicer under any security instrument, plus, with respect to the Mortgage Loans with a 5-year, 10-year,
15-year or 20-year repayment period, approximately 1.6667%, 0.8333%, 0.5556% or
0.4167%, respectively, of the related Principal Balance outstanding at the end of the draw period. If paying only the minimum payment will neither reduce nor fully repay the loan account balance, the entire balance must be paid in a single balloon payment on the maturity date of the mortgage note.

         The Mortgage Loans bear interest at a variable rate which changes monthly with changes in the applicable "INDEX RATE" which is a variable per annum rate based on the prime rate or base rate published in the Money Rates table of the Wall Street Journal. The Mortgage Loans are subject to a maximum rate equal to approximately 18.000% per annum and subject to applicable usury limitations. The "LOAN RATE" on the Mortgage Loans is a per annum rate equal to the sum of the Index Rate plus a margin, ranging from approximately 0.000% to
6.750% (the "MARGIN").

MORTGAGE LOAN STATISTICS

         The aggregate Principal Balance of the Mortgage Loans as of the Cut-Off
Date was $217,140,368.13. As of the Cut-Off Date, the average Principal Balance of the Mortgage Loans was $49,518.90, the minimum Principal Balance was $0.00, the maximum Principal Balance was $500,000.00, the Loan Rates ranged from approximately 3.990% to 11.000% per annum and the weighted average Loan Rate was approximately 6.911% per annum. As of the Cut-Off Date, 2.21% of the Mortgage
Loans (as a percentage of the total number of Mortgage Loans) do not have a
Principal Balance. Each of the Mortgage Loans is subject to a maximum Loan Rate of 18.000%. As of the Cut-Off Date, the weighted average Margin of the Mortgage
Loans was approximately 2.805%, the minimum Margin was approximately 0.00% and the maximum Margin was approximately 6.750%. As of the Cut-Off Date, the weighted average Credit Limit Utilization Rate (weighted by Principal Balance)
of the Mortgage Loans was approximately 84.213%, the minimum Credit Limit
Utilization Rate was approximately 0.000% and the maximum Credit Limit
Utilization Rate was approximately 100.005%. The "CREDIT LIMIT UTILIZATION RATE"
is determined by dividing the Principal Balance of a Mortgage Loan as of the
Cut-Off Date by the Credit Limit of the related Mortgage Loan. The "CREDIT
LIMIT" with respect to a Mortgage Loan is the maximum dollar amount of draws permitted to be made thereunder at any one time by the related mortgagor
("MORTGAGOR").

         As of the Cut-Off Date, the remaining term to scheduled maturity for the Mortgage Loans ranged from 113 months to 300 months and the weighted average remaining term to scheduled maturity was approximately 195 months.

         The Combined Loan-to-Value Ratio of the Mortgage Loans as of the date of origination ranged from approximately 10.00% to 100.00% and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately
86.41%. The "COMBINED LOAN-TO-VALUE RATIO," with respect to each Mortgage Loan, is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of such Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated as of the date of execution of the related Credit Line Agreement) to (B) (i) the appraised value of the related
Mortgaged Property as set forth in the loan files at such date of origination or
(ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the lesser of (x) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination and (y) the purchase price of such Mortgaged Property. Credit Limits of the Mortgage Loans ranged from $6,400.00 to $500,000.00 and averaged
$58,802.07.

         The weighted average Second Mortgage Ratio for the Mortgage Loans was approximately 17.09%. With respect to each Mortgage Loan, the "SECOND MORTGAGE
RATIO" is the Credit Limit of such Mortgage Loan divided by

                                      S-26

the lesser of (i) the appraised value and (ii) the sale price, in each case, with respect to any mortgage loan senior to such Mortgage Loan. As of the
Cut-Off Date, approximately 0.15% by Principal Balance of the Mortgage Loans
represented first liens on the related Mortgaged Properties and approximately
99.85% by Principal Balance of the Mortgage Loans represented second liens on the related Mortgaged Properties. As of the Cut-Off Date, approximately 62.55%, by Principal Balance, of the Mortgage Loans were secured by Mortgaged Properties that are single-family residences and approximately 79.70%, by Principal
Balance, of the Mortgage Loans are secured by Mortgaged Properties which are owner-occupied. As of the Cut-Off Date, approximately 63.14%, by Principal
Balance, of the Mortgage Loans are secured by Mortgaged Properties that are located in California.

         Set forth below is a description of certain characteristics of the
Mortgage Loans as of the Cut-Off Date. The sum of the columns in each such table may not equal the total indicated due to rounding.

                             TYPE OF MORTGAGE LOANS

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
TYPE                                               MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

5-Year Draw, 10-Year Amortization...........             3,626               $176,005,442.90               81.06%
15-Year Draw, 10-Year Amortization..........               607                 31,175,801.47               14.36
5-Year Draw, 20-Year Amortization...........                92                  5,150,670.07                2.37
10-Year Draw, 5-Year Amortization...........                59                  4,751,456.29                2.19
10-Year Draw, 15-Year Amortization..........                 1                     56,997.40                0.03
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                  LIEN POSITION

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
LIEN POSITION                                      MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

First.......................................                 4               $    315,781.97                0.15%
Second......................................             4,381                216,824,586.16               99.85
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                      S-27

                         OUTSTANDING PRINCIPAL BALANCES

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
RANGE OF                                              NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
OUTSTANDING PRINCIPAL BALANCES ($)                 MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

0.00........................................                97               $          0.00                0.00%
0.01 - 10,000.00............................               272                  1,968,772.07                0.91
10,000.01 - 20,000.00.......................               734                 11,209,229.16                5.16
20,000.01 - 30,000.00.......................               735                 18,530,041.67                8.53
30,000.01 - 40,000.00.......................               543                 19,100,826.38                8.80
40,000.01 - 50,000.00.......................               531                 24,333,696.25               11.21
50,000.01 - 75,000.00.......................               632                 39,115,721.55               18.01
75,000.01 - 100,000.00......................               473                 42,744,121.64               19.69
100,000.01 - 150,000.00.....................               188                 23,673,062.96               10.90
150,000.01 - 200,000.00.....................               141                 25,718,346.69               11.84
200,000.01 - 250,000.00.....................                17                  3,795,019.76                1.75
250,000.01 - 300,000.00.....................                13                  3,651,186.22                1.68
300,000.01 - 400,000.00.....................                 8                  2,800,343.78                1.29
400,000.01 - 500,000.00.....................                 1                    500,000.00                0.23
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                TYPE OF OCCUPANCY

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
OCCUPANCY                                          MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

Primary.....................................             2,859               $166,419,700.29               76.64%
Investment..................................             1,419                 44,082,918.23               20.30
Second Home.................................               107                  6,637,749.61                3.06
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                  LOAN PURPOSE

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
LOAN PURPOSE                                       MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

Cash Out Refinance..........................             2,052               $123,239,276.73               56.76%
Purchase....................................             1,843                 74,637,148.43               34.37
Rate/Term Refinance.........................               490                 19,263,942.97                8.87
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                      S-28

                     COMBINED ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
RANGE OF COMBINED                                     NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
ORIGINAL LOAN-TO-VALUE RATIOS (%)                  MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

  0.01 -   10.00............................                 1               $     48,450.00                0.02%
10.01 -   20.00.............................                 2                     64,021.80                0.03
20.01 -   30.00.............................                 4                    271,027.25                0.12
30.01 -   40.00.............................                 8                    308,867.14                0.14
40.01 -   50.00.............................                18                  1,238,343.79                0.57
50.01 -   60.00.............................                39                  2,177,853.80                1.00
60.01 -   70.00.............................               135                  9,884,004.30                4.55
70.01 -   80.00.............................               523                 38,123,107.57               17.56
80.01 -   90.00.............................             2,465                110,900,821.37               51.07
90.01 - 100.00..............................             1,190                 54,123,871.11               24.93
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                  DOCUMENTATION

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
DOCUMENTATION                                      MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

Reduced Documentation.......................             2,885               $148,885,249.88               68.57%
Full Documentation..........................             1,481                 66,738,420.74               30.74
No Ratio Documentation......................                18                  1,496,037.25                0.69
No Income/No Asset Documentation............                 1                     20,660.26                0.01
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                      S-29

                                  PROPERTY TYPE

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
PROPERTY TYPE                                      MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

Single Family...............................             2,710               $135,811,825.99               62.55%
PUD.........................................               743                 39,711,830.47               18.29
Condo.......................................               345                 15,057,971.93                6.93
2 Family....................................               266                 11,183,669.48                5.15
3 Family....................................               119                  6,233,990.13                2.87
4 Family....................................               172                  7,433,850.67                3.42
Condo-HiRise................................                29                  1,658,779.46                0.76
Townhouse...................................                 1                     48,450.00                0.02
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                MORTGAGE LOAN AGE

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
RANGE OF MORTGAGE LOAN AGES                           NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
(IN MONTHS)                                        MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

0...........................................               280              $  12,368,983.71                5.70%
1 to 5......................................             3,602                177,969,111.70               81.96
6 to 12.....................................               405                 22,572,935.73               10.40
13 to 24....................................                33                  1,488,561.06                0.69
25 to 30....................................                 2                    167,146.04                0.08
31 or greater...............................                63                  2,573,629.89                1.19
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                             SECOND MORTGAGE RATIOS

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
RANGE OF SECOND MORTGAGE RATIOS (%)                MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

First Liens.................................                 4               $    315,781.97                0.15%
0.01 - 10.00................................             1,516                 51,614,404.38               23.77
10.01 - 20.00...............................             2,192                111,378,078.60               51.29
20.01 - 30.00...............................               517                 40,693,621.66               18.74
30.01 - 40.00...............................               110                  9,009,662.25                4.15
40.01 - 50.00...............................                29                  2,552,189.50                1.18
50.01 - 60.00...............................                14                  1,197,199.77                0.55
60.01 - 70.00...............................                 3                    379,430.00                0.17
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                      S-30

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
STATE                                              MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

California..................................             2,136               $137,111,243.99               63.14%
New York....................................               181                 11,065,857.73                5.10
Washington..................................               200                  7,601,808.43                3.50
Colorado....................................               180                  7,077,918.00                3.26
Arizona.....................................               232                  6,694,599.29                3.08
Florida.....................................               183                  5,959,890.53                2.74
Georgia.....................................               177                  4,956,694.28                2.28
Nevada......................................               122                  4,404,610.01                2.03
Massachusetts...............................                89                  3,718,341.78                1.71
Oregon......................................               105                  3,197,713.90                1.47
Utah........................................                79                  2,980,677.16                1.37
Maryland....................................                67                  2,787,237.93                1.28
Ohio........................................                74                  2,487,460.73                1.15
Illinois....................................                74                  2,473,954.77                1.14
Pennsylvania................................               101                  2,358,198.85                1.09
Virginia....................................                52                  2,279,280.50                1.05
North Carolina..............................                73                  1,928,468.03                0.89
Connecticut.................................                44                  1,550,960.29                0.71
South Carolina..............................                23                    988,495.51                0.46
District of Columbia........................                 9                    765,042.94                0.35
Idaho.......................................                40                    761,780.86                0.35
Michigan....................................                21                    621,091.38                0.29
Montana.....................................                18                    550,717.64                0.25
Rhode Island................................                15                    512,132.25                0.24
Missouri....................................                20                    447,988.39                0.21
New Hampshire...............................                10                    334,836.66                0.15
New Jersey..................................                 7                    244,192.85                0.11
New Mexico..................................                 8                    221,624.29                0.10
Indiana.....................................                 6                    170,877.95                0.08
Kansas......................................                12                    156,600.85                0.07
Delaware....................................                 9                    153,944.62                0.07
Iowa........................................                 2                    112,161.80                0.05
Oklahoma....................................                 3                    111,360.04                0.05
Hawaii......................................                 1                     98,686.27                0.05
Wisconsin...................................                 3                     93,601.79                0.04
Nebraska....................................                 4                     81,479.10                0.04
Maine.......................................                 2                     33,936.74                0.02
West Virginia...............................                 1                     16,800.00                0.01
Wyoming.....................................                 1                     15,300.00                0.01
Mississippi.................................                 1                     12,800.00                0.01
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

------------------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                                      S-31

                                  CREDIT LIMITS

                                                                                                         PERCENT OF
                                                                                                         AGGREGATE
                                                                                AGGREGATE               CUT-OFF DATE
                                                      NUMBER OF                CUT-OFF DATE              PRINCIPAL
RANGE OF CREDIT LIMITS ($)                         MORTGAGE LOANS           PRINCIPAL BALANCE             BALANCE
--------------------------------------------       --------------           -----------------       --------------------

0.01 -   10,000.00..........................               158               $  1,517,711.38                0.70%
10,000.01 -   20,000.00.....................               664                  9,687,957.80                4.46
20,000.01 -   30,000.00.....................               707                 16,882,585.39                7.77
30,000.01 -   40,000.00.....................               520                 17,319,982.34                7.98
40,000.01 -   50,000.00.....................               572                 23,853,142.06               10.99
50,000.01 -   75,000.00.....................               650                 37,117,310.39               17.09
75,000.01 - 100,000.00......................               626                 46,100,158.61               21.23
100,000.01 - 150,000.00.....................               225                 23,854,116.22               10.99
150,000.01 - 200,000.00.....................               203                 28,907,932.20               13.31
200,000.01 - 250,000.00.....................                23                  3,667,407.62                1.69
250,000.01 - 300,000.00.....................                24                  4,929,078.90                2.27
300,000.01 - 400,000.00.....................                10                  2,801,918.29                1.29
400,000.01 - 500,000.00.....................                 3                    501,066.93                0.23
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                         CREDIT LIMIT UTILIZATION RATES

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
RANGE OF UTILIZATION RATES (%)                     MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

0.00........................................                97               $          0.00                0.00%
0.01 -   10.00..............................                82                    242,067.52                0.11
10.01 -   20.00.............................                44                    690,179.51                0.32
20.01 -   30.00.............................                54                  1,207,801.85                0.56
30.01 -   40.00.............................                53                  1,604,115.46                0.74
40.01 -   50.00.............................                65                  2,957,265.84                1.36
50.01 -   60.00.............................                56                  2,161,946.36                1.00
60.01 -   70.00.............................                90                  4,678,209.04                2.15
70.01 -   80.00.............................               110                  6,825,148.85                3.14
80.01 -   90.00.............................               129                  7,879,426.17                3.63
90.01 - 100.00..............................             3,602                188,608,793.95               86.86
100.01 - 100.02.............................                 3                    285,413.58                0.13
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                      S-32

                            ORIGINAL TERM TO MATURITY

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
ORIGINAL TERM (IN MONTHS)                          MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       --------------------

180.........................................             3,685               $180,756,899.19               83.24%
300.........................................               700                 36,383,468.94               16.76
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
RANGE OF REMAINING TERMS (IN MONTHS)               MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

111 - 120...................................                 8               $    321,373.30                0.15%
121 - 130...................................                31                  1,566,477.02                0.72
151 - 160...................................                 3                    191,281.41                0.09
161 - 170...................................                25                  1,335,434.46                0.62
171 - 180...................................             3,618                177,342,333.00               81.67
231 - 240...................................                 7                    126,783.23                0.06
241 - 250...................................                16                    465,967.61                0.21
261 - 270...................................                 1                     93,028.73                0.04
281 - 290...................................                17                    680,366.49                0.31
291 - 300...................................               659                 35,017,322.88               16.13
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                      S-33

                                     MARGINS

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
RANGE OF MARGINS (%)                               MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

0.000.......................................                23               $  1,049,689.83                0.48%
0.001 - 0.250...............................                21                  1,195,644.15                0.55
0.251 - 0.500...............................                76                  5,008,598.54                2.31
0.501 - 0.750...............................                78                  6,242,393.30                2.87
0.751 - 1.000...............................               109                  8,347,472.73                3.84
1.001 - 1.250...............................               126                  8,752,601.58                4.03
1.251 - 1.500...............................               117                  6,828,856.84                3.14
1.501 - 1.750...............................               137                  7,554,878.53                3.48
1.751 - 2.000...............................               236                 14,562,735.55                6.71
2.001 - 2.250...............................               259                 15,879,751.71                7.31
2.251 - 2.500...............................               353                 23,229,767.01               10.70
2.501 - 3.000...............................               743                 37,534,411.50               17.29
3.001 - 3.500...............................               555                 25,587,042.04               11.78
3.501 - 4.000...............................               620                 24,595,975.35               11.33
4.001 - 4.500...............................               500                 18,173,328.84                8.37
4.501 - 5.000...............................               251                  6,840,430.51                3.15
5.001 or greater............................               181                  5,756,790.12                2.65
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                MAXIMUM LOAN RATE

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
MAXIMUM LOAN RATE (%)                              MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

18.000......................................             4,385               $217,140,368.13              100.00%
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                      S-34

                               CURRENT LOAN RATES

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
RANGE OF CURRENT LOAN RATES (%)                    MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

3.001 - 4.000...............................               143               $  9,378,041.24                4.32%
4.001 - 4.250...............................                28                  1,409,606.51                0.65
4.251 - 4.500...............................                19                    973,677.71                0.45
4.501 - 4.750...............................                71                  4,217,738.25                1.94
4.751 - 5.000...............................                83                  6,947,555.56                3.20
5.001 - 6.000...............................               475                 29,450,709.42               13.56
6.001 - 7.000...............................             1,177                 69,486,369.54               32.00
7.001 - 8.000...............................             1,242                 56,003,540.07               25.79
8.001 - 9.000...............................               897                 31,806,731.07               14.65
9.001 - 10.000..............................               221                  6,682,158.43                3.08
10.001 or greater...........................                29                    784,240.33                0.36
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                               ORIGINAL DRAW TERMS

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
ORIGINAL DRAW TERMS (IN MONTHS)                    MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

60..........................................             3,718               $181,156,112.97               83.43%
120.........................................                60                  4,808,453.69                2.21
180.........................................               607                 31,175,801.47               14.36
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

                                      S-35

                                CREDIT SCORES(1)

                                                                                                       PERCENT OF
                                                                                AGGREGATE               AGGREGATE
                                                      NUMBER OF                CUT-OFF DATE           CUT-OFF DATE
RANGE OF CREDIT SCORES                             MORTGAGE LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------------       --------------           -----------------       -----------------

551 - 575...................................                 2               $    139,999.18                0.06%
576 - 600...................................                 2                    139,600.00                0.06
601 - 625...................................                58                  3,164,394.29                1.46
626 - 650...................................               442                 21,227,070.55                9.78
651 - 675...................................               834                 39,506,877.31               18.19
676 - 700...................................             1,141                 53,209,019.90               24.50
701 - 725...................................               750                 38,252,924.66               17.62
726 - 750...................................               535                 29,974,270.32               13.80
751 - 775...................................               413                 22,199,217.53               10.22
776 - 800...................................               188                  8,479,196.35                3.90
801 - 825...................................                20                    847,798.04                0.39
                                                         -----               ---------------              ------
     TOTAL:.................................             4,385               $217,140,368.13              100.00%
                                                         =====               ===============              ======

------------------
(1) "CREDIT SCORES" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus.
The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit
Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the table above were obtained at either the time of origination of the Mortgage Loan or more recently. Neither the Sponsor nor the Sellers make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

                                      S-36

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

GENERAL

         The weighted average life of, and, if purchased at other than par, the effective yield of the Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related Mortgagors make draws), the amount and timing of delinquencies and defaults by Mortgagors, as well as by the application of Accelerated Principal Payments on the Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the Mortgagors, the enforcement (or lack of enforcement) of "due-on-sale"
clauses, liquidations of defaulted Mortgage Loans and optional or required repurchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors
(as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Notes.

         The Mortgage Loans generally may be prepaid in full or in part at any time. However, substantially all of the Mortgage Loans have termination fees for three years after origination, except for those Mortgage Loans which were originated in those states where termination fees are prohibited by law. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Notes.

         The actual rate of prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may also be influenced by, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE
MORTGAGE LOANS, OR AS TO THE YIELD TO MATURITY OF THE NOTES. AN INVESTOR IS
URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE NOTES BASED ON THE
ANTICIPATED YIELD TO MATURITY OF SUCH NOTE RESULTING FROM ITS PRICE AND SUCH
INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES.
PROSPECTIVE INVESTORS ARE URGED TO ANALYZE FULLY THE EFFECT OF MORTGAGE LOAN
PREPAYMENTS AND MARKET CONDITIONS ON THE YIELD AND VALUE OF THE NOTES, BEFORE
ACQUIRING ANY NOTES. IN PARTICULAR, INVESTORS THAT ARE REQUIRED TO PERFORM
PERIODIC VALUATIONS ON THEIR INVESTMENT PORTFOLIOS SHOULD CONSIDER THE EFFECT OF
SUCH FLUCTUATIONS IN VALUE. IN ADDITION, INVESTORS SHOULD CAREFULLY CONSIDER THE
FACTORS DISCUSSED UNDER "RISK FACTORS--PREPAYMENT CONSIDERATIONS" HEREIN.

         The terms of the Notes provide for the amortization of the Notes into two periods, the Managed Amortization Period and the Rapid Amortization Period,
which affects the rate and timing of the payment of principal on the Notes.
Payments of principal to Holders of the Notes may reduce the percentage of the
Pool Balance represented by the related note principal balance. This may occur during the Managed Amortization Period but this is especially true during the
Rapid Amortization Period. In addition, the Holders of the Notes may receive a payment of Excess Cashflow as an Accelerated Principal Payment on any Payment
Date on which the Specified Overcollateralization Amount exceeds the
Overcollateralization Amount.

         The "OVERCOLLATERALIZATION AMOUNT," for any Payment Date, is equal to the amount, if any, by which the outstanding Pool Balance (after application of any principal payments on such date) exceeds the sum of (i) the aggregate outstanding principal balance of the Notes after taking into account any distributions of principal on the related Payment Date and (ii) any Additional
Balance Contributed Amount for such Payment Date. The Insurer will require, based upon the terms and conditions hereinafter described, that the
Overcollateralization Amount with respect to the Notes be maintained at the
Specified Overcollateralization Amount.

         In addition, to the extent obligors make more draws than principal payments, the Pool Balance may increase. Because during the Rapid Amortization
Period, 100% of the Principal Collections are distributed to the Notes, an

                                      S-37

increase in the Pool Balance due to additional draws may also result in the
Notes receiving principal at a greater rate during such period.

         The rate of prepayment on the Mortgage Loans cannot be predicted.
Neither the Servicer nor the Sponsor is aware of any relevant studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity lines of credit are not viewed by borrowers as permanent financing.
Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first lien mortgage loans. Conversely, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such
Mortgage Loans. The prepayment experience of the Trust with respect to the
Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions and the
Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain
Legal Aspects of the Loans--Due-on-Sale Clauses" in the prospectus.

EFFECT OF OVERCOLLATERALIZATION FEATURE

         Because all or a portion of the Excess Cashflow with respect to the
Mortgage Loans may be applied as an Accelerated Principal Payment that would result in a reduction of the outstanding principal balance of the Notes, the weighted average life of the Notes will also be influenced by the amount of such
Excess Cashflow so applied. "EXCESS CASHFLOW" with respect to a Payment Date and the Notes means the amount on deposit in the Distribution Account in respect of
Available Funds for that Payment Date, available after making the distributions specified in clauses (i) through (ix) under the caption "Description of the
Notes--Priority of Distributions" on such Payment Date. Because Excess Cashflow attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans and will be applied to reduce the outstanding principal balance of the Notes, the aggregate payments in reduction of the outstanding principal balance of the Notes on a Payment Date are expected to be greater than the aggregate amount of Principal Collections (including prepayments) for that Payment Date if necessary to maintain the Specified
Overcollateralization Amount.

         Accelerated Principal Payments will be paid on the Notes in reduction of their principal balance on each Payment Date if the then-applicable Specified
Overcollateralization Amount exceeds the Overcollateralization Amount on such
Payment Date. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Noteholder. If the actual rate of Accelerated Principal Payments on the Notes applied in reduction of the outstanding principal balance thereof is slower than the rate anticipated by an investor who purchases such Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the outstanding principal balance of the Notes is faster than the rate anticipated by an investor who purchases such Notes at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cashflow which is available to fund Accelerated
Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the
Mortgage Loans for that Payment Date and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of Mortgage Loans.

         The amount of Accelerated Principal Payments paid to the Notes and applied to the outstanding principal balance of the Notes on each Payment Date will be based on the Specified Overcollateralization Amount. The "ACCELERATED
PRINCIPAL PAYMENT" will equal for any Payment Date, the lesser of (A) the Excess
Cashflow and (B) the amount required to increase the Overcollateralization
Amount to the Specified Overcollateralization Amount applicable to such Payment
Date. The Specified Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers, including triggers that allow such Specified Overcollateralization Amount to decrease or "step down" or increase or "step up" based on the performance of the Mortgage Loans under certain tests specified in the Indenture based on delinquency or loss rates. Any increase in the Specified Overcollateralization Amount may result in an accelerated amortization of the Notes until such Specified Overcollateralization
Amount is reached. Conversely, any decrease in the Specified
Overcollateralization Amount may result in a decelerated amortization of the
Notes.

                                      S-38

CLASS A DECREMENT TABLE

         For purposes of the calculations in the following decrement table, the
Mortgage Loans were assumed to have the following collateral characteristics:

                                                      ORIGINAL   REMAINING                          CREDIT
                               CURRENT       GROSS    TERM TO    TERM TO     GROSS       MONTHS    UTILIZATION REMAINING
                               BALANCE        WAC     MATURITY    MATURITY   MARGIN      TO ROLL     RATE      DRAW TERM
       DESCRIPTION               ($)          (%)     (MONTHS)    (MONTHS)      (%)     (MONTHS)      (%)     (MONTHS)**
       -----------            --------      ------    --------   ---------  -------    ---------  ----------  -----------

HELOC - 5 Years Draw,
10 Years Amortization*      170,546,296.60   7.2623      180        175        3.0352       1       85.8354       55
HELOC - 5 Years Draw,
10 Years Amortization*+      5,459,146.30    4.1092      180        179        2.5744       2       77.4237       59
HELOC - 5 Years Draw,
20 Years Amortization*       2,610,805.69    7.0708      300        296        2.8208       1       93.1832       56
HELOC - 5 Years Draw,
20 Years Amortization*+      2,539,864.38    4.0000      300        299        2.2745       2       91.1555       59
HELOC - 10 Years Draw,
5 Years Amortization*        1,459,728.56    6.4723      180        177        2.3360       1       90.6298      117
HELOC - 10 Years Draw,
5 Years Amortization*+       3,291,727.73    5.5031      180        179        1.8219       2       95.6888      119
HELOC - 10 Years Draw,
15 Years Amortization*+         56,997.40    4.0000      300        299        1.8750       2       99.9954      119
HELOC - 15 Years Draw,
10 Years Amortization*      30,998,852.57    5.8864      300        294        1.6591       1       75.1788      174
HELOC - 15 Years Draw,
10 Years Amortization*+        176,948.90    4.0000      300        299        2.3533       2       99.9711      179

--------------------
*   HELOCs have a maximum rate of approximately 18%.
**  Assumes a constant annual draw rate of 15% for the HELOCs during the remaining draw term.
+   Represent Mortgage Loans with initial interest rates that are generally lower than their fully indexed interest rates.

         In addition, it was assumed that (i) the distributions are made in accordance with the description set forth under "Description of the
Notes--Payments on the Notes"; (ii) payments of principal and interest on the
Notes will be made on the 15th day of each calendar month regardless of the day on which the Payment Date actually occurs, beginning in October 2004; (iii) no extension past the scheduled maturity date of a Mortgage Loan is made; (iv) no delinquencies or losses occur on the Mortgage Loans; (v) scheduled monthly payments on the Mortgage Loans are calculated prior to giving effect to prepayments and prepayments are calculated under each of the prepayment assumptions as set forth in the table below (the "PREPAYMENT ASSUMPTIONS")
before giving effect to draws; (vi) monthly draws are calculated at a constant draw rate of 15% before giving effect to prepayments; (vii) each Mortgage Loan is subject to a maximum credit utilization rate of 100%; (viii) the scheduled due date of the Mortgage Loans is the first day of each month commencing in
September 2004; (ix) the Closing Date is September 10, 2004; (x) for each
Payment Date LIBOR is 1.67% and the prime rate is 4.50%; (xi) no Rapid
Amortization Event occurs; (xii) the rate at which the Servicing Fee is calculated is 0.50% per annum and the Indenture Trustee Fee, the Owner Trustee
Fee, the Credit Risk Manager Fee, the Management Fee and the premium paid to the
Insurer are as described in the Indenture, the Trust Agreement, the Management
Agreement and the Policy, respectively; (xiii) the Specified
Overcollateralization Amount is as described herein and in the Indenture and
(xiv) the minimum payment due on each Mortgage Loan during the draw period is equal to the accrued but unpaid interest on such Mortgage Loan and during the repayment period for such Mortgage Loan is equal to the accrued and unpaid interest on such Mortgage Loan plus, with respect to the Mortgage Loans with a
5-year, 10-year, 15-year or 20-year repayment period, approximately 1.6667%,
0.8333%, 0.5556% or 0.4167%, respectively, of the outstanding Principal Balance at the end of the draw period.

                                      S-39

     PERCENT OF ORIGINAL CLASS A NOTE PRINCIPAL BALANCES OUTSTANDING(1)(2)

                                       10%       20%      30%      40%      50%      60%    70%
PAYMENT DATE                           CPR       CPR      CPR      CPR      CPR      CPR    CPR
------------                           ---       ---      ---      ---      ---      ---    ---

Initial Percentage...............      100       100      100      100      100      100     100
September 2005...................      100       94        81      68        55      43       31
September 2006...................      100       88        66      47        32      19       9
September 2007...................      100       83        54      34        19      10       4
September 2008...................      100       78        44      24        11       4       1
September 2009...................      98        65        33      15        6        2       0
September 2010...................      78        47        20       8        2        *       0
September 2011...................      61        32        12       4        1        0       0
September 2012...................      46        21        6        1        0        0       0
September 2013...................      33        13        2        0        0        0       0
September 2014...................      22         6        0        0        0        0       0
September 2015...................      11         1        0        0        0        0       0
September 2016...................       2         0        0        0        0        0       0
September 2017...................       0         0        0        0        0        0       0
September 2018...................       0         0        0        0        0        0       0
Weighted Average Life
  Years to Maturity .............     8.07      5.83      3.71    2.52      1.76    1.25     0.88
  Years to Call(3) ..............     8.07      5.83      3.66    2.42      1.65    1.15     0.81

-------------------
*    Greater than zero but less than 0.5%.

(1)  All percentages are rounded to the nearest whole percentage.
(2)  Assumes a 15% Draw Rate.
(3)  Assumes that an optional redemption is exercised on the first possible
     Payment Date.

                                      S-40

                       POOL FACTOR AND TRADING INFORMATION

         The "POOL FACTOR" is a seven-digit decimal which the Servicer will compute monthly expressing the principal balance of the Notes as of each Payment
Date (after giving effect to any distribution of principal to the Notes on such
Payment Date) as a percentage of the initial principal balance of the Notes. On the Closing Date, the Pool Factor will be 1.0000000. See "Description of the
Notes--Payments on the Notes" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related principal balance resulting from distributions of principal to the Notes.

         Pursuant to the Indenture, monthly reports concerning the Trust and the
Notes and various other items of information will be made available to the
Noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 2004 calendar year, information for tax reporting purposes will be made available to each person who has been a Noteholder of record at any time during the preceding calendar year. See "Description of the
Notes--Book-Entry Notes" and "--Reports to Noteholders" herein.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the Indenture (a form of which has been filed as an exhibit to the Registration Statement). Payments on the Notes
and certain rights of investors in the Notes will be governed by the Indenture.
The following summaries describe certain provisions of the Indenture and of the
Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Trust Agreement. Wherever particular sections or defined terms of the Indenture or of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference.

GENERAL

         The Notes will be offered in denominations of $1,000 and multiples of
$1,000 in excess thereof. The Notes will be issued in book-entry form only.
Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as registrar (the "REGISTRAR"). See "Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of Notes, but the
Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

PAYMENTS ON THE NOTES

         Beginning with the first Payment Date (which will occur in October
2004), distributions on the Notes will be made by the Indenture Trustee or the
Paying Agent on each Payment Date to the persons in whose names such Notes are registered in the register (the "SECURITY REGISTER") maintained by the Registrar at the close of business on the Record Date. The "RECORD DATE" for the Notes shall be the Business Day immediately preceding such Payment Date unless the
Notes are no longer Book-Entry Notes, in which case the Record Date is the last
Business Day of the month preceding the month of a Payment Date. The term
"PAYMENT DATE" means the fifteenth day of each month or, if such day is not a
Business Day, then the next succeeding Business Day. Distributions will be made by wire transfer (or upon the request of a Holder holding Notes having denominations aggregating at least $1,000,000 and received by the Indenture
Trustee at least five Business Days prior to the related Record Date, by check or money order or otherwise). However, the final distribution in respect of the
Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final distribution. For purposes hereof, a "BUSINESS DAY" is any day other than
(i) a Saturday or Sunday, (ii) a day on which banking institutions in the State of New York, the State of California or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed or (iii) a day on which the
Insurer is closed.

PAYMENT OF INTEREST

         Interest on the Notes will be payable monthly on each Payment Date, commencing in October 2004, at the rate for the related Interest Accrual Period.

         The "NOTE RATE" with respect to the Notes and any Interest Accrual
Period will be equal to: (i) with respect to any Payment Date which occurs on or prior to the Optional Redemption Date with respect to the Notes, the sum of

                                      S-41

(a) LIBOR (determined as described herein) and (b) 0.28% per annum and (ii) for any Payment Date thereafter, the sum of (a) LIBOR (determined as described herein) and (b) 0.56% per annum; provided, however, that notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Notes on any Payment Date exceed the "MAXIMUM RATE" with respect to such Payment Date, which is equal to the fraction, expressed as a per annum rate, the numerator of which is the aggregate amount of interest due on the
Mortgage Loans for such Payment Date (excluding any Relief Act Shortfalls and any interest shortfalls resulting from prepayments on the Mortgage Loans), net of (i) the Servicing Fee for such Payment Date, (ii) the fee payable to the
Indenture Trustee for such Payment Date, (iii) the fee payable to the Owner
Trustee for such Payment Date, (iv) the fee payable to the Credit Risk Manager for such Payment Date and (v) the premium payable to the Insurer for such
Payment Date, and the denominator of which is the sum of the outstanding principal balance of the Notes and the Additional Balance Contributed Amount for
such Payment Date, multiplied by a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Interest Accrual
Period.

         To the extent the Maximum Rate is less than the Note Rate for any
Payment Date, the deficiency will be deferred (the "DEFERRED INTEREST") with respect to the Notes. The Policy will not guarantee the payment of such Deferred
Interest.

         The "OPTIONAL REDEMPTION DATE" with respect to the Notes is the first
Payment Date upon which the holder of the majority interest in the Class B
Certificates is entitled to exercise its optional redemption of the Notes.

         Interest Accrual Periods. Interest on the Notes in respect of any
Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such
Payment Date (the "INTEREST ACCRUAL PERIOD" with respect to such Payment Date)
on the basis of the actual number of days in the Interest Accrual Period and a
360-day year. For any Payment Date, the interest then due with respect to the
Notes (calculated using the Note Rate for such Payment Date) is the "INTEREST
PAYMENT AMOUNT" for the Notes and such Payment Date.

         Calculation of the LIBOR Rate. With respect to each Payment Date, LIBOR shall be established by the Indenture Trustee as follows.

         On the second LIBOR Business Day preceding the commencement of each
Interest Accrual Period (each such date, a "LIBOR DETERMINATION DATE"), the
Indenture Trustee will determine LIBOR based on the "Interest Settlement Rate"
for U.S. dollar deposits of one-month maturity set by the British Bankers'
Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR
Determination Date ("LIBOR").

         The BBA's Interest Settlement Rates are currently displayed on the Dow
Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest
Settlement Rates for deposits in U.S. dollars, the "DESIGNATED TELERATE PAGE").
Such Interest Settlement Rates are also currently available on Reuters Monitor
Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's
Interest Settlement Rates currently are rounded to five decimal places.

         A "LIBOR BUSINESS DAY" is any day on which banks in London are open for conducting transactions in foreign currency and exchange.

         With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.
(London time) on such date, or if the Designated Telerate Page is not available on such date, the Indenture Trustee will obtain such rate from the Reuters or
Bloomberg page. If such rate is not published for such LIBOR Determination Date,
LIBOR for such date will be the most recently published Interest Settlement
Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the
Indenture Trustee, with the prior written consent of the Insurer (but only if an
Insurer Default shall not have occurred and continuing), will designate an alternative index that has performed, or that the Indenture Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement
Rate.

         The establishment of LIBOR on each LIBOR Determination Date by the
Indenture Trustee and the Indenture Trustee's calculation of the rates of interest applicable to the Notes for the related Interest Accrual Period will
(in the absence of manifest error) be final and binding.

                                      S-42

         PAYMENT OF PRINCIPAL

         Principal Payment Amount. On each Payment Date, the Holders of the
Notes will receive, to the extent of Available Funds, the Principal Payment
Amount for such Payment Date.

         The term of the Notes has been divided into two periods, the Managed
Amortization Period and the Rapid Amortization Period. The "MANAGED AMORTIZATION
PERIOD" is the period commencing on the first Payment Date, and ending on the earlier to occur of (x) the August 2009 Payment Date or (y) the first Payment
Date following the occurrence of a Rapid Amortization Event. The "RAPID
AMORTIZATION PERIOD" is the period which immediately follows the end of the
Managed Amortization Period.

         With respect to each Payment Date and the Notes, the "PRINCIPAL PAYMENT
AMOUNT" shall equal the positive difference between (a) the Maximum Principal
Payment and (b) the Overcollateralization Reduction Amount, if any, in each case, with respect to such Payment Date. With respect to each Payment Date and the Notes, the "MAXIMUM PRINCIPAL PAYMENT" shall equal (i) during the Managed
Amortization Period, the Net Principal Collections with respect to such Payment
Date, and (ii) during the Rapid Amortization Period, the Principal Collections
with respect to such Payment Date. With respect to each Payment Date, "NET
PRINCIPAL COLLECTIONS" shall equal the positive difference between (x) the
Principal Collections with respect to such Payment Date and (y) the sum of (A)
the aggregate principal amount of all Additional Balances arising during the
Collection Period related to such Payment Date and (B) the Additional Balance
Contributed Amount outstanding as of the opening of business on such Payment
Date. The aggregate distributions of principal to the Holders of the Notes shall not exceed the initial principal balance of the Notes.

         With respect to the Notes, the "OVERCOLLATERALIZATION REDUCTION
AMOUNT," during the Managed Amortization Period, shall equal the amount by which the Overcollateralization Amount exceeds the Specified Overcollateralization
Amount, assuming that the Maximum Principal Payment had been distributed to the related Noteholders on such Payment Date. During the Rapid Amortization Period, the Overcollateralization Reduction Amount shall equal zero.

         In addition, on the Final Scheduled Payment Date, the Holders of the
Notes will be entitled to receive a payment of principal in an amount equal to the outstanding principal balance of the Notes. The Final Scheduled Payment Date with respect to the Notes is the date which is thirteen months after the Payment
Date immediately following the last due date of the latest maturing Mortgage
Loan.

         Accelerated Principal. With respect to the Notes and any Payment Date on which there exists Excess Cashflow relating to the Mortgage Loans, the amount of Excess Cashflow to be distributed, in reduction of the principal balance of the Notes, will equal the lesser of (A) the Excess Cashflow and (B) the amount required to increase the Overcollateralization Amount to the Specified
Overcollateralization Amount applicable to such Payment Date (any such payment, an "ACCELERATED PRINCIPAL PAYMENT").

         The "SPECIFIED OVERCOLLATERALIZATION AMOUNT" with respect to the Notes will initially be the amount as defined in the Indenture. This amount may be increased or decreased based on the delinquency and loss experience of the
Mortgage Loans.

         Rapid Amortization Events. As described above, the Managed Amortization
Period will continue through the Payment Date in August 2009, unless a Rapid
Amortization Event occurs prior to such date in which case the Rapid
Amortization Period will commence immediately. A "RAPID AMORTIZATION EVENT,"
with respect to the Notes, refers to any of the following events:

                  (a) failure on the part of the Trust, the Sponsor, a Seller or the Servicer (i) to make a payment or deposit required under the
         Indenture, the Sale and Servicing Agreement or under the Insurance
         Agreement dated as of September 10, 2004 among the Insurer, the Trust, the Servicer, the Sponsor and the Indenture Trustee (the "INSURANCE
         AGREEMENT"), as applicable, within two Business Days after notification that such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Trust, the Sponsor, each Seller or the Servicer set forth in the
         Sale and Servicing Agreement or the Insurance Agreement or the
         Indenture, as applicable, which failure continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Trust, the Sponsor, the related Seller or the Servicer, as the case may be, by the Indenture Trustee in accordance with the provisions of the Indenture;

                                      S-43

                  (b) any representation or warranty made by the Trust, the
         Servicer, a Seller or the Sponsor in the Sale and Servicing Agreement,
         the Indenture or the Insurance Agreement, as applicable, proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Noteholders or the
         Insurer, are materially and adversely affected; provided, however, that with respect to any such representation or warranty made with respect to any Mortgage Loan or Mortgage Loans, a Rapid Amortization Event
         shall not be deemed to occur if the related Seller has purchased such
         Mortgage Loan or Mortgage Loans during such period (or within an additional 60 days with the consent of the Indenture Trustee and the
         Insurer) in accordance with the provisions of the Indenture;

                  (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Servicer, the Sponsor, a Seller or the
         Trust;

                  (d) the Trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of
         1940, as amended;

                  (e) a draw is made under the Policy;

                  (f) an Event of Servicing Termination has occurred; and

                  (g) default in the payment of any interest on the Notes when the same becomes due and payable and such default continues for a period of five Business Days or a failure to pay the entire principal of any Note when the same becomes due and payable under the Indenture or on the Final Scheduled Payment Date.

         In the case of any event described in clauses (a) through (g) above, a
Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the Indenture or Sale and
Servicing Agreement, any of the Indenture Trustee or Holders holding Notes evidencing more than 50% of the outstanding principal balance of the Notes in each case with the prior written consent of the Insurer (so long as no Insurer
Default has occurred and is continuing) or the Insurer (so long as no Insurer
Default has occurred and is continuing), by written notice to the Trust, the
Insurer, the Sponsor, and the Servicer (and to the Indenture Trustee, if given by the Noteholders or the Insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice.

         Following the occurrence of a Rapid Amortization Event, the Insurer (so long as no Insurer Default has occurred and is continuing) shall have the right to direct the Indenture Trustee, and if an Insurer Default has occurred and is continuing, the Indenture Trustee shall have the right, to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms. If the Insurer has directed such sale, the
Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the principal balance of the Notes, together with all accrued and unpaid interest thereon (other than Deferred Interest, Relief Act
Shortfalls or interest shortfalls due to the partial or full prepayment of the
Mortgage Loans). The net proceeds of such sale will be paid (i) first, to the
Indenture Trustee, Credit Risk Manager and the Owner Trustee, any unpaid
Indenture Trustee Fees, Credit Risk Manager Fees and Owner Trustee Fees,
respectively, (ii) second, to the Holders of the Notes insofar as may be necessary to reduce the principal balance of the Notes, together with all accrued and unpaid interest due thereon, to zero, (iii) third, to reimburse the
Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Insurer, (iv) fourth, to the Indenture Trustee and Owner Trustee, any unreimbursed expenses, and (v) fifth, to the Residual Certificateholders.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the Sponsor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the
Sponsor, on the day of any such filing or appointment no further Additional
Balances will be transferred to the Trust, and the Sponsor will promptly give notice to the Indenture Trustee and the Insurer of any such filing or appointment. Within 15 days, the Indenture Trustee will send a notice of the occurrence of such event to the noteholders.

         Upon the occurrence of a Rapid Amortization Event, the Sponsor shall no longer receive any principal funds upon the transfer of Additional Balances to the Trust in respect of the Additional Balance Contributed Amount but will be reimbursed to the extent of available funds from distributions on the Class G
Certificates.

                                      S-44

         An "INSURER DEFAULT" shall mean the occurrence of any of (i) the failure by the Insurer to make a payment required under the Policy in accordance with the terms thereof, (ii) the voluntary or involuntary filing of a petition or other invocation of the process of any court or government authority for the purpose of commencing or sustaining a case under any federal or state bankruptcy, insolvency or similar law against the Insurer or (iii) the appointing of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the
Insurer.

PRIORITY OF DISTRIBUTIONS

         The Indenture Trustee shall deposit to a certain account (the
"DISTRIBUTION ACCOUNT"), without duplication, upon receipt, (i) any Insured
Amounts, (ii) the proceeds of any liquidation of the assets of the Trust, (iii)
Principal Collections, (iv) Interest Collections and (v) certain other amounts remitted by the Servicer, together with certain other specified amounts (the amounts specified in clauses (ii) through (v) shall constitute "AVAILABLE FUNDS"
for the Notes and the related Payment Date).

         With respect to each Payment Date, and to the extent of Available
Funds, the Indenture Trustee shall make the following allocations, disbursements and transfers from the Distribution Account in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                 (i)    from Interest Collections for such Payment Date, as
                        payment to the Indenture Trustee for its fee for
                        services rendered pursuant to the Indenture (the
                        "INDENTURE TRUSTEE FEE");

                 (ii)   from Interest Collections for such Payment Date, the
                        premium amount payable to the Insurer;

                 (iii)  from Interest Collections for such Payment Date, as payment to the Credit Risk Manager for its fee for
                        services rendered pursuant to the Sale and Servicing
                        Agreement (the "CREDIT RISK MANAGER FEE");

                 (iv)   from Interest Collections for such Payment Date, as
                        payment to the Owner Trustee for its fee for services
                        rendered pursuant to the Trust Agreement (the "OWNER
                        TRUSTEE FEE");

                 (v)    concurrently, pro rata based on interest amounts due,
                        (A) to the Holders of the Notes, the Interest Payment
                        Amount for such Payment Date and, (B) during the Managed
                        Amortization Period, to the Sponsor (as holder of the
                        Class G Certificates), interest on any Additional
                        Balance Contributed Amount at the Note Rate for such
                        Payment Date;

                 (vi)   from Principal Collections for such Payment Date, to the
                        Sponsor (as holder of the Class G Certificates) on each
                        Payment Date during the Managed Amortization Period, an
                        amount equal to the Additional Balance Contributed
                        Amount;

                 (vii)  from Principal Collections for such Payment Date, to the
                        Holders of the Notes, as a distribution of principal,
                        the Principal Payment Amount for such Payment Date;

                 (viii) to the Holders of the Notes, as a distribution of
                        principal, the Overcollateralization Deficit for such
                        Payment Date, if any;

                 (ix)   to the Insurer, the Reimbursement Amount, if any, then
                        due to it;

                 (x)    to the Holders of the Notes, the Accelerated Principal
                        Payment, if any;

                 (xi)   pari passu, (a) to the Servicer, to pay certain amounts
                        that may be required to be paid to the Servicer
                        (including expenses associated with the transition to
                        any new servicer) and not previously reimbursed pursuant
                        to the Sale and Servicing Agreement and (b) to the
                        Indenture Trustee, up to a maximum of $5,000 on any
                        Payment Date to pay certain amounts that may be required
                        to be paid to the Indenture Trustee with respect to its
                        preparation and recording

                                      S-45

                        of assignments of mortgages (which amounts were not
                        reimbursed pursuant to the Sale and Servicing
                        Agreement);

                 (xii)  to the Holders of the Notes, to pay Deferred Interest
                        and interest thereon at the Note Rate for such Payment
                        Date;

                 (xiii) to pay a fee to the Manager (the "MANAGEMENT FEE")
                        pursuant to the Management Agreement (the "MANAGEMENT
                        AGREEMENT") dated as of August 1, 2004 between
                        GreenPoint Mortgage Funding, Inc., as manager (the
                        "MANAGER" ) and the Trust;

                 (xiv)  pari passu, (a) to the Indenture Trustee, any unpaid fees and unreimbursed expenses due and owing to the
                        Indenture Trustee and not otherwise paid pursuant to
                        clauses (i) and (xi) above; and (b) to the Owner
                        Trustee, any unpaid fees and unreimbursed expenses due
                        and owing to the Owner Trustee and not otherwise paid
                        pursuant to clause (iv) above; and

                 (xv)   to the holders of each class of Residual Certificates
                        (the "RESIDUAL CERTIFICATEHOLDERS"), as described in the
                        Indenture, any amount remaining on deposit in the
                        Distribution Account.

         "ADDITIONAL BALANCE CONTRIBUTED AMOUNT" means (a) the excess, if any, for all prior Payment Dates during the Managed Amortization Period of (i) the aggregate principal amount of all Additional Balances for a Payment Date over
(ii) Principal Collections with respect to such Payment Date minus (b) amounts paid on previous Payment Dates to the Sponsor in respect of any Additional
Balance Contributed Amount.

         An "OVERCOLLATERALIZATION DEFICIT" with respect to the Notes and any
Payment Date is equal to the amount, if any, by which the sum of (i) the outstanding principal balance of the Notes after taking into account the payment of the Principal Payment Amount on such Payment Date and (ii) solely during the
Managed Amortization Period, any Additional Balance Contributed Amount for such
Payment Date, exceeds the Pool Balance as of such Payment Date.

         The "REIMBURSEMENT AMOUNT" is, as to any Payment Date, the sum of (x)
all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date, plus interest accrued thereon, calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments, and (y) without duplication any amounts then due and owing to the Insurer under the Insurance Agreement, plus interest on such amounts at the Late Payment Rate.

         The "LATE PAYMENT RATE" is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b)
the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         On each Determination Date the Indenture Trustee shall determine from information provided by the Servicer, with respect to the immediately following
Payment Date, whether a draw is required to be made under the Policy. With respect to each Payment Date, the "DETERMINATION DATE" is the fourth Business
Day preceding such Payment Date or such earlier day as shall be agreed to by the
Insurer and the Indenture Trustee.

         The Paying Agent. The Paying Agent shall initially be the Indenture
Trustee, together with any successor thereto in such capacity (the "PAYING
AGENT"). The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the
Noteholders.

OVERCOLLATERALIZATION FEATURE

         As of the Closing Date, the aggregate principal balance of the Mortgage
Loans as of the Cut-Off Date will exceed the aggregate outstanding principal balance of the Notes in an amount equal to approximately 2.95% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. This feature is referred to as overcollateralization. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the Notes and the expenses of the trust, there is expected to be
Excess Cashflow each month.

                                      S-46

         On each Payment Date, Excess Cashflow will be applied as Accelerated
Principal Payments on the Notes, to the extent necessary to maintain the
Overcollateralization Amount at the Specified Overcollateralization Amount for
such Payment Date. However, losses on the Mortgage Loans will reduce overcollateralization, and Excess Cashflow may not be sufficient to maintain the overcollateralization at the Specified Overcollateralization Amount. The
requirement to maintain the Overcollateralization Amount at the Specified
Overcollateralization Amount is not an obligation of the Sponsor, the Servicer, the Indenture Trustee, the Insurer, the Owner Trustee or any other person.

         The Specified Overcollateralization Amount for the Notes will decrease or "step down" over time beginning on the later of (a) the March 2007 Payment
Date and (b) the date on which the outstanding principal balance of the Mortgage
Loans is less than or equal to 50% of the principal balance of the Mortgage
Loans as of the Cut-Off Date, subject to certain floors and triggers.
Alternatively, if delinquencies and losses exceed certain levels, the Specified
Overcollateralization Amount may increase. The dollar amount of any decrease in the Specified Overcollateralization Amount is an Overcollateralization Reduction
Amount which may result in a release of cash to the holders of the Residual
Certificates in an amount up to such Overcollateralization Reduction Amount (net of any Reimbursement Amounts due to the Insurer).

BOOK-ENTRY SECURITIES

         The Notes will be Book-Entry Securities. The Notes will be issued in one or more notes, and will be held by a nominee of The Depository Trust Company
("DTC") or any successor depository in the United States or, upon request,
Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear System
("EUROCLEAR") in Europe. See "Description of the Securities--Book-Entry
Registration of Securities" in the prospectus and Annex I in this prospectus supplement.

         Unless and until Definitive Securities are issued, it is anticipated that the only "Noteholder" within the meaning of the Indenture with respect to the Notes will be Cede & Co., as nominee of DTC. Beneficial owners of the Notes will not be "Noteholders", as that term is used in the Indenture. Beneficial owners are only permitted to exercise the rights of Notes indirectly through
Financial Intermediaries and DTC.

         DTC has advised the Sponsor and the Indenture Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the Holders of the Notes under the Indenture only at the direction of one or more "financial intermediaries" to whose DTC accounts the Notes are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such Notes.

         Definitive Securities will be issued to beneficial owners of the Notes, or their nominees, rather than to DTC, only if (a) DTC advises the Indenture
Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the
Notes and the Sponsor or the Indenture Trustee is unable to locate a qualified successor; (b) the Sponsor, with the consent of the applicable DTC participants, elects to terminate the book-entry system through DTC; or (c) with the consent of the Insurer after the occurrence of a Rapid Amortization Event, beneficial owners of the Notes evidencing more than 50% of the aggregate outstanding principal balance of the Notes advise the Indenture Trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Securities through DTC (or a successor thereto)
is no longer in the best interests of beneficial owners. Voting rights allocated to the Notes shall be allocated among the Notes in accordance with their respective percentage interests.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all beneficial owners of the Notes through DTC of the occurrence of such event and the availability of definitive securities. Upon surrender by DTC of the global note or notes representing the Notes and instructions for re-registration, the
Indenture Trustee will issue the definitive securities, and thereafter the
Indenture Trustee will recognize the Holders of such definitive securities as
Noteholders under the Indenture.

         According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                                      S-47

REPORTS TO NOTEHOLDERS

         On each Payment Date, the Indenture Trustee will make available to the
Noteholders, the Credit Risk Manager and the Insurer a statement setting forth among other items for the Mortgage Loans:

                 (i)      the amount being distributed to the Notes;

                 (ii)     the amount of interest being distributed to the Notes
                          and the Note Rate;

                 (iii)    the amount, if any, of overdue accrued interest being
                          distributed to the Notes (and the amount of interest
                          thereon);

                 (iv)     the amount, if any, of the remaining overdue accrued
                          interest for the Notes after giving effect to such
                          distribution;

                 (v)      the amount, if any, of principal being distributed to
                          the Notes;

                 (vi)     the principal balance of the Notes, after giving
                          effect to such distribution;

                 (vii)    the Servicing Fee for such Payment Date;

                 (viii)   the Pool Balance as of the Cut-Off Date and the Pool
                          Balance as of the end of the preceding Collection
                          Period;

                 (ix)     the Owner Trustee Fee, the Indenture Trustee Fee, the
                          Credit Risk Manager Fee and the Management Fee for
                          such Payment Date;

                 (x)      the number and aggregate Principal Balance of Mortgage
                          Loans that were (A) delinquent (exclusive of Mortgage
                          Loans in bankruptcy or foreclosure or properties
                          acquired by the Trust by deed in lieu of foreclosure)
                          (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 to 119
                          days, (4) 120 to 149 days, (5) 150 to 179 days, (6)
                          180 to 269 days and (7) 270 or more days, (B) in
                          foreclosure, (C) in bankruptcy and (D) properties
                          acquired by the Trust by deed in lieu of foreclosure;

                 (xi)     (A) cumulative losses as a percentage of original Pool
                          Balance, (B) cumulative losses as a percentage of
                          current Pool Balance and (C) the twelve-month rolling
                          average of cumulative losses as a percentage of
                          original Pool Balance;

                 (xii)    the three-month rolling average of Mortgage Loans that
                          are 60 days or more delinquent;

                 (xiii)   the book value of any real estate which is acquired by
                          the Trust through foreclosure or grant of deed in lieu
                          of foreclosure;

                 (xiv)    the amount of any draws on the Policy;

                 (xv)     the amount of Additional Balances for such Payment
                          Date;

                 (xvi)    the amount of any Additional Balance Contribution
                          Amount, and the amount of interest on such amount;

                 (xvii)   whether the related Payment Date will fall during the
                          Managed Amortization Period or the Rapid Amortization
                          Period;

                 (xviii)  whether a Rapid Amortization Event has occurred during the related Collection Period;

                 (xix)    the amount, if any, of any Relief Act Shortfalls
                          incurred during the related Collection Period;

                 (xx)     the amount, if any, of interest shortfalls related to
                          prepayments during the related Collection Period;

                                      S-48

                 (xxi)    the amount of any servicing advances made by the
                          Servicer during the related Collection Period; and

                 (xxii)   the outstanding principal balances of the three
                          Mortgage Loans with the largest outstanding principal
                          balances.

         In the case of information furnished pursuant to clauses (ii), (iii),
(iv) and (v) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 denomination.

         The Indenture Trustee will make the reports referred to above (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders, the Insurer, the
Sponsor and the Servicer via the Indenture Trustee's internet website, which is presently located at http://www.usbank.com/abs. The Indenture Trustee shall have the right to change the manner in which the reports referred to in this section are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders, the Insurer, the Sponsor and the Servicer. The
Indenture Trustee will provide timely and adequate notification to all such parties regarding any such change to the method of distribution of the reports.

         Within 60 days after the end of each full calendar year beginning with
2005, the Servicer will be required to forward to the Indenture Trustee a statement containing the information set forth in clauses (ii) and (v) above aggregated for the prior calendar year.

         CERTAIN PROVISIONS OF THE SALE AND SERVICING AGREEMENT AND INDENTURE

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Sale and
Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage
Loans.

         With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the Sale and Servicing Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a
Mortgage Loan.

ALLOCATIONS AND COLLECTIONS

         All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment
Date, "INTEREST COLLECTIONS" will be equal to the amounts allocated to interest collected during the calendar month preceding the month of such Payment Date
(each such period, the "COLLECTION PERIOD"), including any amounts allocated to interest and due for such Collection Period that are received after such
Collection Period but on or prior to the 8th Business Day prior to the related
Payment Date (less any comparable amounts received during such Collection Period and included in Interest Collections for the prior Payment Date), the portion of
Net Liquidation Proceeds and insurance proceeds allocated to interest pursuant to the terms of the Credit Line Agreements, any amounts allocable to interest with respect to any Mortgage Loans that are repurchased out of the Trust and the interest portion of any Substitution Amount, in each case, less Servicing Fees for the related Collection Period.

         As to any Payment Date, "PRINCIPAL COLLECTIONS" will be equal to the amounts allocated to principal collected during the related Collection Period, including any amounts allocated to principal and received after such Collection
Period but on or prior to the 8th Business Day prior to the related Payment Date
(less any comparable amounts received during such Collection Period and included in Principal Collections for the prior Payment Date), the portion of Net
Liquidation Proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any Mortgage Loans that are repurchased out of the Trust, any
Recoveries and the principal portion of any Substitution Amount. "NET
LIQUIDATION PROCEEDS" with respect

                                      S-49

to a Mortgage Loan are equal to the Liquidation Proceeds and insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the sum of (i) the Principal Balance of the Mortgage Loan,
and (ii) accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "LIQUIDATION
PROCEEDS" are the proceeds received in connection with the liquidation of any
Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, other than Recoveries.

         A "LIQUIDATED MORTGAGE LOAN" means, as to any Payment Date, any
Mortgage Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Sale and Servicing Agreement, as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged
Property have been recovered.

         "RECOVERIES" mean with respect to any Payment Date and Mortgage Loan that becomes a Liquidated Mortgage Loan prior to the Collection Period relating to such Payment Date, all amounts received in respect of principal on such
Liquidated Mortgage Loan for such Payment Date, net of reimbursable expenses in respect thereof.

         The Indenture Trustee will deposit any amounts drawn under the Policy into the Policy Payment Account (as defined in the Indenture).

         With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The
"PRINCIPAL BALANCE" of a Mortgage Loan (other than a Liquidated Mortgage Loan)
on any date is equal to (i) the principal balance of such Mortgage Loan as of the Cut-Off Date, minus (ii) all collections credited against the principal balance of such Mortgage Loan in accordance with the related Credit Line
Agreement prior to such day, plus (iii) any Additional Balances in respect of such Mortgage Loan for such date. The Principal Balance of a Liquidated Mortgage
Loan shall be zero.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Sponsor will cause to be established, and the Servicer will maintain, a collection account (the "COLLECTION ACCOUNT") to be held by the
Servicer for the benefit of the Noteholders, the Indenture Trustee and the
Insurer, as their interests may appear. The Collection Account will be an
Eligible Account. Subject to the investment provision described in the following paragraphs, within one Business Day of receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection
Account. On the second calendar day preceding each Payment Date, or if such second calendar day is not a Business Day, the Business Day immediately preceding such second calendar day (the "SERVICER REMITTANCE DATE"), the
Servicer will remit all amounts then on deposit in the Collection Account to the
Indenture Trustee for deposit in the Distribution Account. Amounts on deposit in the Collection Account may be invested for the benefit and risk of the Servicer in Eligible Investments maturing no later than the related Servicer Remittance
Date, subject to certain conditions in the Sale and Servicing Agreement. On each
Determination Date, the Servicer will notify the Indenture Trustee of the amount of such deposit to be included in funds available for the related Payment Date.

         The Indenture Trustee will establish and maintain the Distribution
Account for the benefit of the Noteholders, the Insurer and the Sponsor, as their interests may appear, into which deposits will be made of the amounts remitted to the Indenture Trustee by the Servicer. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account will remain uninvested. All income and gain realized from the Indenture Trustee's holding of the funds in the Distribution Account will be for the benefit of the
Indenture Trustee.

         An "ELIGIBLE ACCOUNT" is an account that is (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies,
(ii) one or more accounts maintained with a depository institution whose long term unsecured debt rating by the Rating Agencies is at least AA and whose accounts are fully insured by either the Savings Association Insurance Fund
("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance
Corporation established by such fund, (iii) a segregated trust account maintained with the Indenture Trustee in its fiduciary capacity or (iv)
otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Indenture Trustee, without reduction or withdrawal of their then current ratings of the Notes without regard to the Policy.

                                      S-50

         Eligible Investments are specified in the Indenture and may also include investments that meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Notes.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Notes, the Sponsor will transfer to the
Trust all of its right, title and interest in and to each Mortgage Loan
(including any Additional Balances arising in the future) and the related Credit
Line Agreements, mortgages and other related documents (collectively, the
"RELATED DOCUMENTS"), including all collections received with respect to each such Mortgage Loan after the applicable Cut-Off Date, except for amounts representing interest due or accrued prior to the Cut-Off Date. The Trust will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. The
Indenture Trustee will not have any obligation to make additional funding under the Credit Line Agreements. Concurrently with such pledge, the Indenture Trustee will deliver the Notes on behalf of the Trust. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "MORTGAGE LOAN SCHEDULE")
delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement.
Such schedule will include information as to the Principal Balance of each
Mortgage Loan as of its Cut-Off Date, as well as information with respect to the
Loan Rate.

         The Sale and Servicing Agreement will require that, on or prior to the
Closing Date, each Seller shall deliver to the Custodian, on behalf of the
Indenture Trustee, the related Mortgage Notes endorsed in blank and the Related
Documents. In lieu of delivery of original mortgages, a Seller may deliver true and correct copies thereof which with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

         The Sale and Servicing Agreement will additionally require that on or prior to the Closing Date, each Seller shall deliver to the Custodian, on behalf of the Indenture Trustee, executed assignments of mortgages with respect to each related Mortgage Loan, other than such Mortgage Loans registered with Mortgage
Electronic Registration Systems, Inc. ("MERS"). An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law. In all other cases, an assignment of mortgage will be recorded if a recordation event (as defined in the Sale and Servicing Agreement) occurs. Upon the occurrence of a recordation event, the Indenture Trustee will complete and submit for recordation the assignments of the mortgages related to each such
Mortgage Loan in favor of the Indenture Trustee.

         Within 90 days of the Closing Date, the Custodian, on behalf of the
Indenture Trustee and pursuant to the Custodial Agreement, will review the
Mortgage Loans and the Related Documents and if any Mortgage Loan or Related
Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Indenture Trustee, the Insurer and the related Seller by the Custodian or the Indenture Trustee, such Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the related Seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or to purchase such Mortgage
Loan at a purchase price equal to the product of the percentage over par (as specified in the Indenture) and the principal balance of such Mortgage Loan plus an amount equal to all accrued but unpaid interest on such removed Mortgage
Loan. The obligation of each Seller either to accept a transfer of a Defective
Mortgage Loan and to convey an Eligible Substitute Mortgage Loan or to repurchase such Mortgage Loan is the sole remedy regarding any defects in the
Mortgage Loans and Related Documents available to the Indenture Trustee or the
Noteholders.

         An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" is a mortgage loan substituted by a Seller, with the consent of the Insurer, for a Defective Mortgage Loan which must, on the date of such substitution, meet certain criteria described in the Indenture, including that they (i) have an outstanding Principal Balance
(or, in the case of a substitution of more than one Mortgage Loan for a
Defective Mortgage Loan, an aggregate Principal Balance), equal to or less than the Principal Balance of the Defective Mortgage Loan as of the Cut-Off Date,
(ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 4.00% in excess of the Loan Rate of such Defective Mortgage
Loan; (iii) have a Loan Rate based on the same Index with adjustments to such
Loan Rate made on the same date on which the Defective Mortgage Loan's interest rate adjusts (the "INTEREST RATE ADJUSTMENT DATE"); (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the Defective Mortgage Loan at the time such Mortgage Loan was transferred to the Trust; (vi) have a remaining term to maturity not more than 120 months earlier and not more than
180 months later than the remaining term to maturity of the Defective Mortgage
Loan; (vii) comply with each representation and warranty as to the related
Mortgage Loans set forth in the

                                      S-51

Sale and Servicing Agreement (deemed to be made as of the date of substitution);
(viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) have a Credit Score greater than or equal to the Credit Score of the Defective Mortgage Loan at the time such Mortgage
Loan was transferred to the Trust. In connection with the delivery of any
Eligible Substitute Mortgage Loan, if the outstanding principal amount of such
Eligible Substitute Mortgage Loan as of the opening of business on the first day of the calendar month in which such Eligible Substitute Mortgage Loan is conveyed to the Trust is less than the related Principal Balance of the Mortgage
Loan being replaced as of such date, the amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Loan
Rate net of the Servicing Fee, if any, of the Mortgage Loan being replaced shall equal the "SUBSTITUTION AMOUNT" with respect to such Eligible Substitute
Mortgage Loan.

         GreenPoint and Terwin will each make certain representations and warranties as to the accuracy in all material respects of certain information
(e.g., Principal Balance as of the Cut-Off Date and Loan Rate) furnished to the
Indenture Trustee with respect to the GreenPoint Mortgage Loans and Terwin
Mortgage Loans, respectively. In addition, each Seller will represent and warrant on the Closing Date that (i) no related Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 or is in
violation of any comparable state or municipal law, (ii) no proceeds from any related Mortgage Loan were used to purchase single-premium credit insurance policies, (iii) the Servicer for each Mortgage Loan will accurately and fully report its borrower credit files to all three credit repositories in a timely manner, (iv) no such Mortgage Loan has a prepayment penalty term longer than five years after its origination, (v) at the time of transfer to the Trust, the
Sponsor has transferred or assigned all of its rights, title and interest in each such Mortgage Loan and the Related Documents, free of any lien, (vi) none of the related Mortgage Loans are classified as a "high cost home," "covered,"
"high cost," "high risk home" or "predatory" loan under any applicable state, federal or local law and (vii) each related Mortgage Loan, at the time of origination, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. Furthermore, with respect to the Mortgage Loans, the related Seller will represent and warrant on the Closing Date that each such
Mortgage Loan will make its scheduled payment for the first three due dates following the date purchased by such Seller, within 30 days of the related due date.

         Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders or the
Insurer in the related Mortgage Loan and Related Documents, the applicable
Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the
Sponsor will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth for the transfer of a Defective Mortgage Loan in the preceding paragraph will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty.

         Mortgage Loans required to be transferred to the related Seller as described in the preceding paragraphs are referred to as "DEFECTIVE MORTGAGE
LOANS."

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law, the Servicer may change the terms of the
Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer, (ii) are consistent with prudent business practice and (iii) do not adjust the maturity date of such Mortgage Loan past the date that is 6 months before the final scheduled payment date of the related Notes. In addition, the Sale and Servicing
Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

HAZARD INSURANCE

         The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such
Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii)
the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of

                                      S-52

such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related liquidation expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account net of certain amounts as indicated in the Sale and Servicing Agreement. In cases in which any
Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a
Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the
Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in accordance with applicable servicing procedures under the Sale and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for the related Mortgage Loan for advance of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to the Noteholders or the Residual Certificateholders. Net
Liquidation Proceeds with respect to any Mortgage Loan shall in no event be less than zero.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Payment Date, the Servicer will receive from
Interest Collections in respect of the Mortgage Loans, a portion of such
Interest Collections as a monthly servicing fee (the "SERVICING FEE") in the amount equal to the aggregate, for each Mortgage Loan, of the product of (a)
0.50% per annum and (b) a fraction, the numerator of which is the amount of interest received for such Mortgage Loan for such Payment Date and the denominator of which is the Loan Rate for such Mortgage Loan for such Payment
Date. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

         The Servicer will pay certain ongoing expenses associated with the
Trust and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted
Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any Net Liquidation Proceeds with respect to the related Mortgage Loans.

                                      S-53

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement provides for delivery on or before
March 15th in each year, beginning on March 15, 2005, to the Indenture Trustee, the Insurer, the Residual Certificateholders and the Rating Agencies of an
annual statement signed by an officer of the Servicer to the effect that the
Servicer has fulfilled its material obligations under the Sale and Servicing
Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before March 15 of each year, beginning on March 15, 2005, the
Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the
Servicer or the Sponsor) to the Indenture Trustee, the Insurer, the Residual
Certificateholders and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage
Loans under the Sale and Servicing Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Sale and Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SPONSOR

         The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, (i) unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) unless the following conditions are satisfied: (a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Insurer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee and the Insurer and
(b) the Rating Agencies have confirmed to the Indenture Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Notes without regard to the Policy. No such resignation will become effective until the
Indenture Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Sale and Servicing Agreement.

         The Servicer may perform any of its duties and obligations under the
Sale and Servicing Agreement through one or more subservicers or delegates acceptable to the Insurer, which may be affiliates of the Servicer.
Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Indenture Trustee, the Insurer and the Noteholders for the
Servicer's duties and obligations under the Sale and Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

         The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Sale and Servicing Agreement. Under the Sale and Servicing
Agreement, the Sponsor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Sale and Servicing Agreement (other than losses resulting from defaults under the
Mortgage Loans). The Sale and Servicing Agreement provides that neither the
Sponsor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Indenture Trustee, the
Noteholders, the Insurer, or any other person for any action taken or for refraining from taking any action pursuant to the Sale and Servicing Agreement.
However, neither the Sponsor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Sponsor or the Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Sale and Servicing
Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders and the
Insurer thereunder.

         Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Sale and Servicing Agreement to the contrary

                                      S-54

notwithstanding; provided, that if such merger, conversion or consolidation occurs without the prior consent of the Insurer, such merger, conversion or consolidation may give rise to an Event of Servicing Termination.

SPECIALLY SERVICED MORTGAGE LOANS

         As to certain delinquent Mortgage Loans, the Servicer shall have the option (but not the obligation), subject to the conditions described in the Sale and Servicing Agreement and the consent of the rating agencies and the Insurer, to transfer the servicing of such Mortgage Loans to a special servicer appointed in accordance with the Sale and Servicing Agreement.

EVENTS OF SERVICING TERMINATION

         "EVENTS OF SERVICING TERMINATION" will consist of: (i) any failure by the Servicer to deposit in the Collection Account or Distribution Account any
deposit required to be made under the Sale and Servicing Agreement to such account or to make any payment required to be made under the Insurance
Agreement, which failure continues unremedied either (A) for one Business Day after the giving of written notice of such failure to the Servicer by the
Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer
or Noteholders evidencing more than 25% of the outstanding principal balance of the Notes or (B) until the Business Day immediately preceding the next Payment
Date, whichever is sooner; (ii) any failure by the Servicer duly to observe or perform any other of its covenants or agreements in the Sale and Servicing
Agreement which, in each case, materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Indenture
Trustee, or to the Servicer and the Indenture Trustee by the Insurer or
Noteholders evidencing more than 25% of the outstanding principal balance of the
Notes; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (each an "INSOLVENCY EVENT"); (iv) any failure by the Servicer to obtain the prior written consent of the Insurer prior to the merger or consolidation of the Servicer with, or the acquisition of the Servicer by, any entity that is not 100% owned by GreenPoint Financial (other than as a result of the merger with North Fork Bancorporation); or (v) the occurrence of certain other Events of Servicing Termination set forth in the Sale and
Servicing Agreement. Under certain other circumstances, any of the Indenture
Trustee, the Insurer or the Holders of Notes evidencing more than 50% of the outstanding principal balance of the Notes, in each case with the consent of the
Insurer, may deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Sale and Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of one Business Day or referred to under clause (ii) above for a period of 30 days, shall not constitute an
Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the
Indenture Trustee, the Sponsor, the Insurer and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either
(i) the Indenture Trustee, with the consent of the Insurer (so long as no
Insurer Default has occurred and is continuing), (ii) Noteholders evidencing more than 50% of the outstanding principal balance of the Notes, with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) or (iii) the Insurer (so long as no Insurer Default has occurred and is continuing), may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans,
whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the
Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of at least $15,000,000 and acceptable to the Insurer to act as successor to the Servicer under the Sale and Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law.

                                      S-55

Such successor will be entitled to receive the same compensation that the
Servicer would otherwise have received (or such other compensation as the
Indenture Trustee, the Insurer and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT OF SALE AND SERVICING AGREEMENT; SUPPLEMENTAL INDENTURES

         The Sale and Servicing Agreement may be amended from time to time by the Sponsor, the Servicer, the Sellers and the Indenture Trustee with the consent of the Insurer, but without the consent of the Noteholders, (a) to cure any ambiguity, (b) to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Sale and Servicing Agreement, (c)
to add to the duties of the Sponsor, a Seller or the Servicer or to add or amend any provisions of the Sale and Servicing Agreement as required by the Rating
Agencies in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Sponsor, the Indenture Trustee, the Sellers nor the Servicer is
obligated to obtain, maintain, or improve any such rating), (d) to add any other provisions with respect to matters or questions arising under the Sale and
Servicing Agreement or the Policy which shall not be inconsistent with the provisions of the Sale and Servicing Agreement or (e) to comply with any requirement imposed by the Code; provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder, any Residual Certificateholder or the Insurer;
provided, that any such amendment will not be deemed to materially and adversely affect the Noteholders and the Residual Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading or withdrawal of the then current rating of the Notes, without regard to the Policy, and the consent of the Class B Certificateholders. The
Sale and Servicing Agreement may also be amended from time to time by the
Sponsor, the Servicer, the Sellers and the Indenture Trustee, with the consent of Noteholders evidencing more than 50% of the outstanding principal balance of the Notes and the Residual Certificateholders evidencing more than 50% of the percentage interest in each class of Residual Certificate, and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders or the Residual Certificateholders;
provided, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Notes, the Certificates or distributions or payments under the Policy which are required to be made on any
Note without the consent of the Holder of such Note or the related Residual
Certificateholder, as applicable, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes or Residual Certificates then outstanding or (iii) adversely affect in any material respect the interests of the Insurer.

         Supplemental indentures to the Indenture may be entered into from time to time by the Sponsor, the Indenture Trustee and the Trust and with the consent of the Insurer, but without the consent of the Noteholders, to, among other things, (a) correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm to the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the
Indenture, (b) evidence the succession of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the
Indenture and in the Notes, (c) add to the covenants of the Issuer, for the benefit of the Holders of the Notes, (d) convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee, (e) cure any ambiguity, correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture (provided that such action does not adversely affect the interests of the Holders of the Notes), (f) evidence and provide for the acceptance by a successor Indenture Trustee of appointment or (g) modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939.
Additionally, supplemental indentures to the Indenture may be entered into from time to time by the Sponsor, the Indenture Trustee and the Trust and with the consent of the Insurer and on notice to the Rating Agencies, but without the consent of the Noteholders, for the purpose of adding provisions to or changing in any manner the rights of the Holders of the Notes pursuant to the Indenture;
provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.
Supplemental indentures to the Indenture may also be entered into from time to time by the Sponsor, the Indenture Trustee and the Trust, with the consent of
Noteholders evidencing more than 50% of the outstanding principal balance of the
Notes, and the Insurer and on notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of

                                      S-56

modifying in any manner the rights of the Noteholders under the Indenture;
provided, that without the consent of each Noteholder affected by a supplemental indenture, no such supplemental indenture may, among other things, (a) change the date of payment of any installment of principal of or interest on any Note or reduce the principal amount of any Note, (b) impair the right to institute suit for the enforcement of the provisions of the Indenture, (c) reduce the percentage of the outstanding amount of the Notes, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the
Indenture or certain defaults therein and their consequence, (d) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any
Payment Date or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust
Property or terminate the lien of the Indenture.

TERMINATION; RETIREMENT OF THE NOTES

         The Trust will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the Insurer and (B) the earliest of (i) the Payment Date on which the outstanding principal balance of the Notes (after application of any principal payments on such date)
has been reduced to zero and all other amounts due and owing to the Noteholders and to the Insurer pursuant to the Insurance Agreement have been paid in full,
(ii) the Payment Date immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Payment Date immediately following the optional redemption of the Notes by the holder of the majority interest in the Class B Certificates or the holder of the majority interest in the Class G Certificates, as described below and (iv) the Payment
Date in August 2030.

         The Notes will be subject to optional redemption by the holder of the majority interest in the Class B Certificates on any Payment Date occurring on or after the end of a Collection Period on which the aggregate outstanding principal balance of the Mortgage Loans is reduced to an amount less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the
Cut-Off Date, before taking into account payments to be made on such Payment
Date. Any such optional repurchase will cause a redemption of the Notes outstanding at that time. Such redemption will only occur if the purchase price is at least equal to the outstanding principal balance of the Notes plus accrued and unpaid interest thereon at the Note Rate (subject to the Maximum Rate)
through the day preceding the final Payment Date and interest accrued on any unpaid interest, to the extent legally permissible, together with all amounts due and owing to the Insurer and unreimbursed draws on the Policy. The holder of the majority interest in the Class B Certificates may exercise its right to redeem the Notes only if (a) it receives the consent of the Insurer (if the redemption would result in a draw under the Policy) and (b) no Reimbursement
Amounts would remain due to the Insurer. Written notice of termination of the
Trust Agreement will be given to each Noteholder, and the final distribution will be made only upon surrender and cancellation of the Notes at an office or agency designated by the Indenture Trustee which will be specified in the notice of termination. If the holder of the majority interest of the Class B
Certificates does not elect to redeem the Notes, then the holder of the majority interest in the Class G Certificates will have the option to redeem the Notes on any Payment Date occurring on or after the end of a Collection Period on which the aggregate outstanding principal balance of the Mortgage Loans is less than or equal to the 2% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, subject to the conditions described above.

         In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Sponsor. See "Rapid
Amortization Events" herein.

         No Holder of a Note will have any right under the Indenture to institute any proceeding with respect to the Indenture or the Sale and Servicing
Agreement (i) unless such Holder previously has given to the Indenture Trustee written notice of default, (ii) unless Noteholders evidencing more than 50% of the outstanding principal balance of the Notes have made written requests upon the Indenture Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding and (iii) an Insurer Default shall have occurred and is continuing.
The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Insurer or the Noteholders, unless the Insurer or such Noteholders have offered to the
Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                                      S-57

CONTROL RIGHTS OF THE INSURER

         Pursuant to the terms of the Indenture, unless an Insurer Default exists, the Insurer will be deemed to be the Noteholder for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Noteholders thereunder, without the consent of such Noteholders, and the Noteholders may exercise such rights only with the prior written consent of the Insurer. In addition, so long as an Insurer Default does not exist, the Insurer will, as a third-party beneficiary to the Indenture and the Sale and Servicing Agreement,
have, among others, the following rights:

         o    the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement in the event of an Event of Servicing Termination and to institute proceedings against the Servicer;

         o    the right to consent to or direct any waivers of defaults by the
              Servicer;

         o    following the occurrence of a Rapid Amortization Event and so long as no Insurer Default has occurred and is continuing, the right to direct the Indenture Trustee to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms;

         o    the right to remove the Indenture Trustee upon an indenture trustee event of default pursuant to the Indenture; and

         o    the right to require a Seller to repurchase mortgage loans for breaches of representations and warranties or defects in
              documentation.

         The Insurer's consent will be required prior to, among other things,
(x) the removal of the Indenture Trustee or Servicer, (y) the appointment of any successor indenture trustee or servicer or (z) any amendment to the Indenture or the Sale and Servicing Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes will be applied by the Sponsor toward the purchase of the Mortgage Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the Notes only in connection with "Material Federal Income Tax
Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the
Notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the Notes as other than capital assets, may be subject to special rules not discussed below. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Notes.

         The Notes will not represent "real estate assets" for purposes of section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the
"CODE") or "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

TAX CHARACTERIZATION OF THE TRUST

         McKee Nelson LLP, special tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the Trust will not be characterized as an association (or a publicly traded partnership)
taxable as a corporation or as a taxable mortgage pool for federal income tax purposes.

                                      S-58

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness.

         The Sponsor, the Servicer and the Trust agree, and the Holders of the
Notes will agree by their purchase of Notes, to treat the Notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

         The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property.

         On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction,
McKee Nelson LLP is of the opinion that, for federal income tax purposes, the
Notes will constitute indebtedness, and not an ownership interest in the
Mortgage Loans, nor an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. See "Material Federal Income
Tax Consequences--Debt Securities" in the accompanying prospectus.

         If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Notes allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

         Possible Alternative Characterization of the Notes

         Although, as described above, it is the opinion of McKee Nelson LLP that, for federal income tax purposes, the Notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that the Notes did not represent indebtedness for federal income tax purposes, Noteholders would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather, each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.
See "--Other Matters" below.

         Discount and Premium

         We do not anticipate issuing Notes with any original issue discount
("OID"). It is possible that the Notes will be issued with OID because there may be more than a remote likelihood that the Trust will not pay currently the
Deferred Interest on the Notes. If there is more than a remote likelihood that the Trust will not make payments of such amounts currently, all interest payable on the Notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section
1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. The
Trust intends to take the position for income tax reporting purposes that the
Notes

                                      S-59

do not have OID solely by reason of the possibility of accrued interest not being paid in full in any particular month. If, however, such Notes are not treated as having been issued with OID, and if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the Notes will be treated as retired and reissued, possibly with OID. If the Notes were treated as reissued with OID, all stated interest on the Notes would thereafter be treated as OID as long as the Notes remained outstanding.
See "Material Federal Income Tax Consequences -- Discount and Premium --
Original Issue Discount" in the accompanying prospectus.

         The prepayment assumption that will be used for purposes of computing original issue discount, if any, for the Notes for federal income tax purposes is 40% CPR and a constant draw rate of 15%. See "Yield, Maturity and Prepayment
Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax
Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material
Federal Income Tax Consequences--Discount and Premium--Securities Purchased at a
Premium" in the accompanying prospectus.

         Sale or Redemption of Notes.

         If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such
Holder's adjusted basis in the Note. See "Material Federal Income Tax
Consequences -- Debt Securities -- Sale or Exchange of Debt Securities" in the
accompanying prospectus.

         Other Matters

         For a discussion of backup withholding and taxation of foreign investors in the Notes. See "Material Federal Income Tax Consequences -- Backup
Withholding" and "Material Income Tax Consequences -- Foreign Investors" in the
accompanying prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

         You should consider the state and local income tax consequences involved in purchasing, owning or disposing of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors regarding the various federal, state and local tax consequences of investment in the Notes.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA") and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a "BENEFIT PLAN"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or
"disqualified persons" under the Code with respect to such Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title
I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so)
and in accordance with governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS
REGULATION"), the assets of the Trust would be treated as plan assets of a
Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Sponsor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt

                                      S-60

features of the Notes, including the reasonable expectation of purchasers of
Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

         Without regard to whether the Notes are treated as equity interests in the Trust for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited
Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of
Labor prohibited transaction class exemption.

         The Sponsor, the Indenture Trustee, the Owner Trustee, the Servicer,
the Sellers, the Underwriters or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of the Notes, the purchase of Notes using Benefit Plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.
Accordingly, the Notes may not be purchased using the assets of any Benefit Plan if any of the Sponsor, the Indenture Trustee, the Owner Trustee, the Servicer,
the Sellers, the Underwriters or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

         Employee benefit plans that are governmental plans (as defined in
Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of
ERISA) are not subject to ERISA requirements; however, such plans may be subject to comparable federal, state or local law restrictions.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

         The sale of Notes to a Benefit Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit
Plans generally or any particular Benefit Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage
Market Enhancement Act of 1984 ("SMMEA"), because the mortgages securing the majority of the Mortgage Loans are second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes.

                             METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of an Underwriting
Agreement, dated September 2, 2004 (the "UNDERWRITING AGREEMENT"), Wachovia
Capital Markets, LLC and Terwin Capital LLC have agreed to purchase, and the
Sponsor has agreed to sell, the Notes on a best efforts basis. Neither Wachovia
Capital Markets, LLC nor Terwin Capital LLC is permitted or required to purchase or sell any specific number or dollar amount of the Notes and will not purchase any Notes unless it has been able to sell all of the Notes. It is expected that delivery of the Notes will be made only in book-entry form through the Same Day
Funds Settlement System of DTC, on or about September 10, 2004, against payment therefor in immediately available funds.

         The Underwriting Agreement provides that the obligations of each
Underwriter to pay for and accept delivery of the Notes placed by it are subject to its placement of such Notes, the receipt of legal opinions and to the conditions,

                                      S-61

among others, that no stop order suspending the effectiveness of the Sponsor's registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the SEC.

         The distribution of the Notes by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Each Underwriter may effect the transactions by selling the Notes placed by it to or through dealers, and these dealers may receive compensation in the form of agency discounts, concessions or commissions from such Underwriter for whom they act as agent. In connection with the sale of the Notes placed by a Underwriter, such Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such
Underwriter in the distribution of any Notes may be deemed to be underwriters and any profit on the resale of such Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the Sponsor from the sale of the Notes, before deducting expenses payable by the Sponsor, will be approximately 99.78% of the aggregate principal balance of the Notes.

         The Underwriting Agreement provides that the Sponsor will indemnify the
Underwriters, and that under limited circumstances the Underwriters will indemnify the Sponsor, against some liabilities under the Securities Act of
1933, as amended, or contribute to payments required to be made in respect thereof.

         The primary source of information available to investors concerning the
Notes will be the monthly statements discussed in this prospectus supplement under "Description of the Notes--Reports to Noteholders", which will include information as to the outstanding principal balance of the Notes. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the Sponsor is not aware of any source through which price information about the Notes will be available on an ongoing basis. The limited nature of this information regarding the Notes may adversely affect the liquidity of the Notes, even if a secondary market for the
Notes becomes available.

         Terwin Capital LLC is a broker-dealer registered as such with the
National Association of Securities Dealers, Inc., and commenced business in
January 2003.

         An affiliate of the Sponsor, the other Seller and the Servicer owns an equity interest in the parent of Terwin Capital LLC.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for the Trust and the Sponsor by Tobin & Tobin, San Francisco, California, and for
the Underwriters and with regard to the tax characterization of the Notes by
McKee Nelson LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, are incorporated by reference in this prospectus supplement, prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference into this prospectus supplement, prospectus and in the registration statement, upon the authority of that firm as experts in accounting and auditing. The report by KPMG LLP refers to changes, in
2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                      S-62

                                     RATINGS

         It is a condition to issuance that the Class A Notes have been assigned ratings of "AAA" by S&P and "Aaa" by Moody's.

         A securities rating addresses the likelihood of the receipt by
Noteholders of distributions on the Notes. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage
Loans or the possibility that Noteholders might realize a lower than anticipated yield. The ratings do not take into account the likelihood of payment of any
Relief Act Shortfalls or Deferred Interest. See "Certain Legal Aspects of
Loans--Servicemembers Civil Relief Act" in the prospectus for further discussion of Relief Act Shortfalls.

         The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the financial strength of the Insurer below the ratings initially assigned to the
Notes may result in a reduction of one or more of the ratings assigned to the
Notes. Any downward revision or withdrawal of any of the ratings assigned to the
Notes may have an adverse effect on the market price of the Notes. The Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                      S-63

                             INDEX OF DEFINED TERMS

                                                                           PAGE

Accelerated Principal Payment..............................................S-43
Additional Balance Contributed Amount......................................S-46
Additional Balances........................................................S-17
Available Funds............................................................S-45
BBA........................................................................S-42
Benefit Plan...............................................................S-60
BIF........................................................................S-50
Business Day...............................................................S-41
Clearstream................................................................S-47
Closing Date...............................................................S-16
Code.......................................................................S-58
Collection Account.........................................................S-50
Collection Period..........................................................S-49
Combined Loan-to-Value Ratio...............................................S-26
Credit Limit...............................................................S-26
Credit Limit Utilization Rate..............................................S-26
Credit Line Agreements.....................................................S-25
Credit Risk Manager........................................................S-25
Credit Risk Manager Fee....................................................S-45
Credit Scores..............................................................S-36
Custodial Agreement........................................................S-16
Custodian..................................................................S-16
Cut-Off Date...............................................................S-17
Defective Mortgage Loans...................................................S-52
Deferred Interest..........................................................S-42
Deficiency Amount..........................................................S-19
Designated Telerate Page...................................................S-42
Determination Date.........................................................S-46
Distribution Account.......................................................S-45
DTC........................................................................S-47
Due for Payment............................................................S-19
Eligible Account...........................................................S-50
Eligible Substitute Mortgage Loan..........................................S-51
ERISA......................................................................S-60
Euroclear..................................................................S-47
Events of Servicing Termination............................................S-55
Excess Cashflow............................................................S-38
Final Scheduled Payment Date...............................................S-19
GreenPoint.................................................................S-22
GreenPoint Bank............................................................S-22
GreenPoint Financial.......................................................S-22
GreenPoint Mortgage........................................................S-22
GreenPoint Mortgage Loans..................................................S-22
Headlands..................................................................S-22
HELOC......................................................................S-17
HELOC Mortgage Loans.......................................................S-17
Holders....................................................................S-17
Indenture..................................................................S-16
Indenture Trustee..........................................................S-16
Indenture Trustee Fee......................................................S-45
Index Rate.................................................................S-26

                                      S-64

Insolvency Event...........................................................S-55
Insurance Agreement........................................................S-43
Insured Amounts............................................................S-19
Insured Payments...........................................................S-19
Insurer....................................................................S-17
Insurer Default............................................................S-45
Interest Accrual Period....................................................S-42
Interest Collections.......................................................S-49
Interest Payment Amount....................................................S-42
Interest Rate Adjustment Date..............................................S-51
IRS........................................................................S-59
Issuer.....................................................................S-16
Late Payment Rate..........................................................S-46
LIBOR......................................................................S-42
LIBOR Business Day.........................................................S-42
LIBOR Determination Date...................................................S-42
Liquidated Mortgage Loan...................................................S-50
Liquidation Proceeds.......................................................S-50
Loan Rate..................................................................S-26
Managed Amortization Period................................................S-43
Management Agreement.......................................................S-46
Management Fee.............................................................S-46
Manager....................................................................S-46
Margin.....................................................................S-26
Maximum Principal Payment..................................................S-43
Maximum Rate...............................................................S-42
MERS.......................................................................S-51
Mortgage Loan Schedule.....................................................S-51
Mortgage Loans.............................................................S-17
Mortgaged Properties.......................................................S-17
Mortgagor..................................................................S-26
Net Liquidation Proceeds...................................................S-49
Net Principal Collections..................................................S-43
Nonpayment.................................................................S-19
Note Rate..................................................................S-41
Noteholders................................................................S-17
Notes......................................................................S-16
Notice.....................................................................S-19
OID........................................................................S-59
Optional Redemption Date...................................................S-42
Order......................................................................S-18
Overcollateralization Amount...............................................S-37
Overcollateralization Deficit..............................................S-46
Overcollateralization Reduction Amount.....................................S-43
Owner Trustee..............................................................S-16
Owner Trustee Fee..........................................................S-45
Paying Agent...............................................................S-46
Payment Date...............................................................S-41
Plan Assets Regulation.....................................................S-60
Policy.....................................................................S-17
Pool Balance...............................................................S-50
Pool Factor................................................................S-41
Preference Amount..........................................................S-19
Prepayment Assumptions.....................................................S-39
Principal Balance..........................................................S-50
Principal Collections......................................................S-49

                                      S-65

Principal Payment Amount...................................................S-43
PTCE.......................................................................S-61
Rapid Amortization Event...................................................S-43
Rapid Amortization Period..................................................S-43
Record Date................................................................S-41
Recoveries.................................................................S-50
Registrar..................................................................S-41
Reimbursement Amount.......................................................S-46
Related Documents..........................................................S-51
Relief Act.................................................................S-15
Relief Act Shortfalls......................................................S-19
Residual Certificateholders................................................S-46
Residual Certificates......................................................S-16
SAIF.......................................................................S-50
Sale and Servicing Agreement...............................................S-16
SEC.........................................................................S-3
Second Mortgage Ratio......................................................S-26
Security Register..........................................................S-41
Sellers....................................................................S-22
Servicer...................................................................S-23
Servicer Remittance Date...................................................S-50
Servicing Fee..............................................................S-53
SMMEA......................................................................S-61
Specified Overcollateralization Amount.....................................S-43
Sponsor....................................................................S-25
Substitution Amount........................................................S-52
Terwin Advisors............................................................S-22
Terwin Mortgage Loans......................................................S-22
Trust......................................................................S-16
Trust Agreement............................................................S-16
Trust Property.............................................................S-16
Underwriters...............................................................S-17
Underwriting Agreement.....................................................S-61

                                      S-66

                                    ANNEX I:
             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the Notes will be available only in book-entry form. Investors in the securities may hold the securities through DTC or, upon request, through Clearstream or Euroclear. The Notes will be tradable as home market instruments in both the European and U.S. domestic markets.
Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and
Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as
DTC participants.

         Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Notes will be held in book-entry form by DTC in the name of Cede &
Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

         Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants

         Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

         When Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the Notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the Notes. After settlement has been completed, the Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or
Euroclear participant's account. The securities credit will appear the next day,
European time and the cash debt will be back-

                                      S-67

valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the
Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the Notes would accrue from the value date.
Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the Notes to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of
Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the
Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or
              Euroclear accounts in accordance with the clearing system's customary procedures;

         o    borrowing the Notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the
              Clearstream participant or Euroclear participant.

                                      S-68

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Notes holding securities through Clearstream or
Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S.
persons, unless:

                  (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

                  (2) the beneficial owner takes one of the steps described
         below to obtain an exemption or reduced tax rate.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific advice regarding your holding and disposing of the
Notes.

Exemption for Non-U.S. Persons - Form W-8BEN

         Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial
Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on the Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

         A non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively
Connected With the Conduct of a Trade or Business in the United States. The Form
W-8ECI is valid for a period of three years beginning on the date that the form is signed.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries -
Form W-8BEN

         Non-U.S. persons residing in a country that has a tax treaty with the
United States may claim treaty benefits by filing Form W-8BEN, Certificate of
Foreign Status of Beneficial Owner for United States Tax Withholding. Form
W-8BEN may be filed by the security holders or their authorized agents.

Exemption for U.S. Persons-Form W-9

         U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and
Certification.

         A "U.S. PERSON" is:

                  (1) a citizen or resident of the United States;

                  (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

                  (3) an estate that is subject to U.S. federal income tax
         regardless of the source of its income; or

                  (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United
         States fiduciary has the authority to control all substantial decisions of the trust.

         A "NON-U.S. PERSON" is any person who is not a U.S. person.

                                      S-69

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                                   PROSPECTUS

                       GREENPOINT MORTGAGE SECURITIES LLC
                                    (SPONSOR)

                             ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)

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PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 8.

THE SECURITIES WILL REPRESENT OBLIGATIONS OF OR INTERESTS IN THE RELATED TRUST
ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GREENPOINT MORTGAGE
SECURITIES LLC, THE SPONSOR, GREENPOINT MORTGAGE FUNDING, INC., THE PARENT OF
THE SPONSOR, OR ANY OF THEIR AFFILIATES.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold the assets transferred to it by the sponsor, GreenPoint Mortgage Securities LLC. The assets of each trust will be specified in the prospectus supplement and may consist of:

o    mortgage loans secured by senior and junior liens on one- to four-family residential properties;

o    closed-end and/or revolving home equity loans or certain balances thereof secured by senior and junior liens on one- to four-family residential properties;

o    home improvement installment sales contracts and installment loan agreements that may be unsecured, secured by mortgages primarily on one- to four- family residential properties, or secured by purchase money security interests in the home improvements; and

o    certain insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit.

THE SECURITIES

The sponsor, GreenPoint Mortgage Securities LLC, will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April 28, 2004

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about each series of securities is contained in two separate documents:

o    this prospectus, which provides general information, some of which may not apply to a particular series; and

o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

You can find a listing of the pages on which capitalized terms used in this prospectus are defined under "Index of Defined Terms" beginning on page 106 of this prospectus.

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                              SUMMARY OF PROSPECTUS

o This summary highlights material information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

o There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" on page 8 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

TRUST

The issuer for a particular series of securities will be a trust formed by the sponsor.

SPONSOR

GreenPoint Mortgage Securities LLC, a Delaware limited liability company. The sponsor's principal offices are located at 100 Wood Hollow Drive, Doorstop
#32210, Novato, California 94945 and its telephone number is (415) 878-5292.

SERVICER

GreenPoint Mortgage Funding, Inc.

TRUSTEE

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the trust issues notes pursuant to a separate indenture, the trust and the indenture will be administered by separate independent trustees.
In that case, the trust will be administered by an owner trustee and the indenture will be administered by an indenture trustee, in each case as named in the related prospectus supplement.

THE SECURITIES

Each class of securities will be either:

o    certificates representing interests in the assets of the trust related to a certain series; or

o    notes which are secured by the pledge of the trust assets related to a certain series.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes which:

o    are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

o    are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o    have different terms, including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

o    will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

o    are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

o    have a feature entitling the class to no principal distributions for an initial period and then all or a portion of the principal distributions during a subsequent period.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

o    upon the occurrence of specified events;

o    in accordance with a schedule or formula; or

o    on the basis of collections from designated portions of the related trust assets.

TRUST ASSETS

As specified in the prospectus supplement, the trust assets may consist of:

o    mortgage loans secured by senior and junior liens on one- to four-family certificates residential properties;

o    closed-end and/or revolving home equity loans or certain balances thereof secured by senior and junior liens on one- to four-family residential properties;

o    home improvement installment sales contracts and installment loan agreements that may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the home improvements;

o    certain insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit; and

o    other assets as described in detail elsewhere in the prospectus supplement.

If the prospectus supplement specifies, the trustee may acquire additional trust assets during a specified pre-funding period from monies in a pre-funding account.

PAYMENT DATE

As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

RECORD DATE

The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders.
Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

COLLECTION PERIOD

A period preceding each payment date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

--------------------------------------------------------------------------------

CREDIT ENHANCEMENT

As described in the prospectus supplement, credit enhancement for the trust assets or any class of securities may include any one or more of the following:

o    a limited financial guaranty policy issued by an entity named in the prospectus supplement;

o    the subordination of one or more classes of the securities of such series;

o    the establishment of one or more reserve accounts;

o    the use of a cross-collateralization feature;

o    use of a mortgage pool insurance policy;

o    FHA insurance or VA guarantee;

o    bankruptcy bond;

o    special hazard insurance policy;

o    surety bond;

o    letter of credit;

o    demand note;

o    guaranteed investment contract;

o    over-collateralization;

o    another method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

o    any combination of the foregoing.

CROSS-COLLATERALIZATION

As described in the prospectus supplement, a series or class of securities may include the right to receive monies from collections on a pool of trust assets which are primarily related to a different series or class of securities.

REGISTRATION OF SECURITIES

The trust may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

OPTIONAL TERMINATION

As described in this prospectus and the prospectus supplement, the servicer, the sponsor, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

MANDATORY TERMINATION

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

FEDERAL INCOME TAX CONSEQUENCES

The securities of each series will, for federal income tax purposes, constitute one of the following:

o    interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code,

o    regular interests or residual interests in a trust treated as a real estate mortgage investment conduit or REMIC under Sections 860A through 860G of the Internal Revenue Code,

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                                        6

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o    indebtedness issued by a trust,

o    interests in a trust which is treated as a partnership, or

o    regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under Sections 860H through 860L of the Internal Revenue Code.

We suggest that you review Material Federal Income Tax Consequences beginning on page 73 in this prospectus and in the prospectus supplement. In addition, you may wish to consult your own tax advisor concerning your investment.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the
Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 94 in this prospectus and in the prospectus supplement.

RATINGS

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the trust assets or the effect on the rate of prepayments on the return of principal to securityholders.

--------------------------------------------------------------------------------

                                        7

                                  RISK FACTORS

          Investors should consider the following factors in connection with the purchase of securities. You should also consider the risk factors described in your prospectus supplement.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

          No market for any of the securities will exist before they are issued.
We cannot assure you that a secondary market will develop, or if it does develop, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary market for asset-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO SPONSOR, SELLERS, SERVICER OR
TRUSTEE

          The assets of the trust are the sole source of distributions for the securities. The securities do not represent an interest in or obligation of the sponsor, any seller, the servicer, the trustee or any of their affiliates, except for the limited obligations of each seller with respect to certain breaches of its representations and warranties and of the servicer with respect to its servicing obligations. Neither the securities nor the trust assets will be guaranteed by or insured by any governmental agency or instrumentality, the sponsor, any seller, the servicer, the trustee or any of their affiliates, unless so specified in the supplement. Consequently, if payments on the trust assets are insufficient to make all payments required on the certificates you may incur a loss on your investment.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT TO PROTECT YOU FROM LOSSES

          Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

          We refer you to "Credit Enhancement" in this prospectus for more detail.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

          The rate of principal distributions and yield to maturity on the securities will be directly related to the rate of principal payments on the trust assets. For example, the rate of principal payments on the loans will be affected by the following:

          o    the amortization schedules of the loans;

          o    the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by borrowers;

          o    liquidations of defaulted loans by the servicer;

          o    repurchases of loans by the seller as a result of defective documentation or breaches of representations and warranties; and

          o    the optional purchase by the servicer of all of the loans in connection with the termination of the trust.

          The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar loans fall below the interest rates on the loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans, the rate of prepayment would generally be expected to decrease.

          We cannot predict the rate at which borrowers will repay their loans.
Please consider the following:

          o    If you are purchasing a security at a discount, in particular, a principal-only security, your yield may be lower than expected if principal payments on the loans occur at a slower rate than you expected;

          o    If you are purchasing a security at a premium, in particular, an interest-only security, your yield may be lower than expected if principal payments on the loans occur at a faster rate than you expected and you could lose your initial investment; and

          o    The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

DECLINE IN PROPERTY VALUES MAY INCREASE LOAN LOSSES.

          Because your securities represent an interest in loans or are secured by loans, your investment may be affected by a decline in property values. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior lien holder's interest in a property.
Losses on such loans that are not otherwise covered by the credit enhancement described in the supplement will be borne by the holder of one or more classes of securities.

DELAYS IN LIQUIDATION MAY ADVERSELY AFFECT YOU

          Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount. In particular, because the costs of liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

JUNIOR LIEN PRIORITY COULD RESULT IN PAYMENT DELAYS AND LOSSES

          Most of the mortgages and deeds of trust, if any, securing the loans are junior in priority. Junior liens receive proceeds from a sale of the related property only after the senior liens have been paid. If the proceeds remaining after the senior liens have been paid are insufficient to satisfy the loans, then:

          o    there will be a delay in payments to you while a deficiency judgment against the borrower is sought; and

          o    you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

STATE AND FEDERAL LAWS MAY LIMIT ABILITY TO COLLECT ON LOANS

          Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the mortgage loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and could subject the trust to damages and administrative enforcement.

          The home improvement contracts are also subject to federal and state laws which protect a homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. These laws may have the effect of subjecting the trust to all claims and defenses which the borrower had against the seller.

          We refer you to "Certain Legal Aspects of the Loans" in this prospectus for more detail.

COSTS FOR CLEANING CONTAMINATED PROPERTY MAY RESULT IN LOSSES

          Under certain state and federal laws, a contaminated property may give rise to a lien on the property to assure the costs of cleanup. In addition these laws may impose liability for cleanup

                                       10

costs on the lender if the lender was involved in the operations of the borrower, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

          We refer you to "Certain Legal Aspects of the Loans--Environmental
Risks" in this prospectus for more detail.

HOME IMPROVEMENT CONTRACTS

          The trust assets for a specific series of securities may contain home improvement installment sales contracts or installment loan agreements. Certain of these home improvement loans may be unsecured loans to the borrowers. If borrowers under unsecured home improvement loans default on their loans due to bankruptcy or otherwise, the servicer will be unable to foreclose on the specific assets of the borrowers in satisfaction of the amounts due. Instead, the servicer will be required to seek judgments against the borrowers for the unpaid amounts under the loans and will seek repayment from the borrowers'
general assets, which may be insufficient to provide all, or any portion, of the amounts remaining due under the home improvement loans.

          Additionally, certain of the home improvement loans may be secured by purchase money security interests in the home improvements which they were used to fund. While purchase money security interests generally create security interests that have a superior priority over conflicting security interests in the related collateral and proceeds of that collateral, purchase money security interests are not created in any ordinary building materials, such as bricks or lumber, used in creating the home improvements. Therefore, to the extent that the proceeds of the home improvement loans are used to purchase ordinary building materials, the loans may be unsecured. Furthermore, if purchase money security interests are created in home improvements but those home improvements are affixed to an existing structure, the improvements may be difficult or impossible to remove, which will make foreclose upon them as collateral an unavailable remedy in the event of borrower defaults.

          We refer you to "The Trust--The Loans--Home Improvement Contracts" and
"Certain Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus for more detail

RATING OF THE SECURITIES DOES NOT ASSURE PAYMENT

          It will be a condition to the issuance of the securities offered hereby that they be rated in one of the four highest rating categories by each rating agency identified in the supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any credit enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the rating assigned to a security will remain in effect over the life of that security, as the rating may be lowered or withdrawn.

          We refer you to "Rating" in this prospectus for more detail.

                                       11

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

          Limit on Liquidity of Securities. Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

          Limit on Ability to Transfer or Pledge. Since transactions in the book-entry securities can be effected only though the Depository Trust Company
("DTC"), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

          Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

          Please review "Description of the Notes" in the prospectus supplement for more detail.

PAYMENTS TO AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF SELLERS
OR SERVICER

          Each seller and the sponsor will treat the transfer of the loans from the seller to the sponsor as a sale for accounting purposes. The sponsor and the trust will treat the transfer of the loans from the sponsor to the trust as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may argue that the transfer of the loans is a pledge of the loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to you.

          In the event of a bankruptcy of the servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the securityholders from appointing a successor servicer, which could result in a delay in payments to you.

          In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the servicer to liquidate the property, which could result in a delay in payments to you.

TRUST ASSETS MAY NOT BE SUFFICIENT TO PAY SECURITIES

          There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds generally will be paid to cover administrative costs before being paid to you.
The net proceeds may be insufficient to pay the principal and interest on the securities.

                                       12

                                   THE TRUST

GENERAL

          GreenPoint Mortgage Securities LLC, the sponsor, will establish a trust for each series of asset-backed securities and convey to the related trustee certain assets, consisting of one or more pools of loans as specified in the prospectus supplement. Each trust will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the "Cut-Off Date"). All references in this prospectus to "pool," "certificates," "notes," "securities," or
"securityholders," should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

          The certificates of a series will represent interests in the assets of the trust related to that series and the notes of a series will be secured by the pledge of the trust assets related to that series. The trust assets for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust established by the sponsor.

          The trust assets will be acquired by the sponsor , either directly or through affiliates, from one or more sellers which may be affiliates of the sponsor, and conveyed without recourse by the sponsor to the trust. Each seller will have originated or acquired the loans as described in the prospectus supplement. Loans acquired by the sponsor will have been originated in accordance with the underwriting criteria described under "Loan
Program--Underwriting Standards" or as otherwise described in the prospectus supplement. See "Loan Program--Underwriting Standards."

          The sponsor will cause the trust assets to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities. For a fee, the servicer named in the prospectus supplement will service the trust assets, either directly or through other servicing institutions, or subservicers, pursuant to a pooling and servicing agreement among the sponsor, the servicer and the trustee in the case of a series consisting of certificates, or pursuant to a servicing agreement among the sponsor, the servicer, the trust and the trustee in the case of a series consisting of notes. See "Loan Program" and "The Agreements." With respect to loans serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing such loans.

          As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes, the trust agreement, the indenture and the servicing agreement, or, in either case such agreements containing comparable provisions as set forth in the prospectus supplement, as the context requires.

          With respect to each trust, prior to the initial offering of the securities, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain

                                       13

related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

          Generally, the only obligations of the sponsor will be to obtain certain representations and warranties from the sellers and to assign them to the trustee. See "The Agreements--Assignment of the Trust Assets." The
obligations of the servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "Loan
Program--Representations by Sellers; Repurchases" and "The
Agreements--Subservicing by Sellers" and "--Assignment of the Trust Assets") and
its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities--Advances."
The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the prospectus supplement.

          The following is a brief description of the assets expected to be included in the trust. If specific information respecting the trust assets is not known at the time the securities are offered, more general information of the nature described below will be provided in the prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the Agreements with respect to each series of securities will be available for inspection at the corporate trust office of the trustee. A schedule of the loans relating to each series will be attached to the Agreement delivered to the trustee.

THE LOANS

General.

          The loans included in a trust will be mortgage loans, home equity loans or home improvement contracts. The loans may be either closed-end loans or revolving credit line loans. The loans may be conventional loans or loans that are insured or guaranteed by a governmental agency, such as the FHA or VA.

          The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement.
The payment terms of the loans to be included in a trust will be described in the prospectus supplement and may include any of the following features (or combination thereof):

          o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate, in each case as specified in the prospectus
               supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a
               combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus
               supplement.

                                       14

          o    Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a "balloon payment". Principal may include interest that has been deferred and added to the principal balance of the loan.

          o    Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o    Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as "lockout periods". Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the Agreement.

          A trust may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

          The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. Home improvement contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the prospectus supplement, home improvement contracts may be unsecured or they may be secured by purchase money security interests in the home improvements which they are used to finance. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the properties. The properties relating to loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and

                                       15

certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

          The aggregate principal balance of loans secured by properties that are owner-occupied may be disclosed in the prospectus supplement. The basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (ii) a finding that the address of the underlying property is the borrower's mailing address.

Home Equity Loans.

          As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the prospectus supplement, amounts borrowed under a revolving credit line loan after the related Cut-Off Date may also be transferred to the trust and comprise part of the trust assets.

          The full amount of a closed-end loan is advanced at the origination of the loan and generally is repayable in equal (or substantially equal)
installments so that the loan either is fully amortized at its stated maturity or, if the loan is a balloon loan, requires the payment of all or a substantial portion of the principal upon maturity. As more fully described in the prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the related loan rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan, or a fraction which is 30 over 360. Except to the extent provided in the prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.

          Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of

                                       16

interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Contracts.

          The trust assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the home improvements themselves. Except as otherwise specified in the prospectus supplement, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the prospectus supplement. The initial loan-to-value ratio of a home improvement contract is computed in the manner described in the prospectus supplement.

Additional Information.

          Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to the sponsor, with respect to the loans contained in the pool, including:

          o    the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable
               Cut-Off Date;

          o    the type of property securing the loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or home improvements);

          o    the original terms to maturity of the loans;

          o    the largest principal balance of any of the loans;

          o    the smallest principal balance of any of the loans;

          o    the earliest origination date and latest maturity date of any of the loans;

          o    the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans;

          o    the loan rates or annual percentage rates or range of loan rates or annual percentage rates borne by the loans;

                                       17

          o    the maximum and minimum per annum loan rates; and

          o    the geographical location of real property related to the loans.

          If specific information regarding the loans is not known to the sponsor at the time the related securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report filed on Form
8-K to be filed with the SEC within 15 days of initial issuance of the securities.

          Generally, the loan-to-value ratio (the "LTV") of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related property. Generally, the combined loan-to-value ratio (the "CLTV") of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the collateral value of the related property.

          The "collateral value" of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "refinance loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sales price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property is the appraised value of the property as determined by an appraisal obtained at the time of refinancing.

          No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values)
may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

SUBSTITUTION OF TRUST ASSETS

          Substitution of trust assets may be permitted in the event of breaches of representations and warranties with respect to certain trust assets or in the event the documentation with respect to any trust asset is determined by the trustee to be incomplete or as further specified in the prospectus

                                       18

supplement. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.

                                 USE OF PROCEEDS

          The net proceeds to be received from the sale of the securities will be applied by the sponsor to purchase the trust assets or will be used by the sponsor for general corporate purposes. The sponsor expects to establish trusts and to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust assets acquired by the sponsor, prevailing interest rates, availability of funds and general market conditions.

                                   THE SPONSOR

          GreenPoint Mortgage Securities LLC, the sponsor, is a Delaware limited liability company organized on September 26, 2003 for the limited purpose of acquiring, owning and transferring trust assets and selling interests therein or bonds secured thereby. The sponsor is a subsidiary of GreenPoint Mortgage
Funding, Inc., a subsidiary of GreenPoint Financial Corp. GreenPoint Financial
Corp. is listed on the New York Stock Exchange under the symbol "GPT". The sponsor maintains its principal office at 100 Wood Hollow Drive, Doorstop
#32210, Novato, California 94945. Its telephone number is (415) 878-5292.

          Neither the sponsor nor any of the sponsor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

          The loans will have been purchased by the sponsor, either directly or through affiliates, from sellers. Unless otherwise specified in the prospectus supplement, the loans acquired by the sponsor will have been originated in accordance with the underwriting criteria described below in "Underwriting
Standards."

UNDERWRITING STANDARDS

          Each seller will represent and warrant that all loans originated and/or sold by it to the sponsor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In

                                       19

most cases, an employment verification is obtained from an independent source
(typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

          Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

          o    to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

          o    to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low CLTVs or other favorable credit aspects exist.

          If specified in the prospectus supplement, a portion of the loans in the pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

          In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

          Certain of the types of loans that may be included in a trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments

                                       20

required initially. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of CLTVs or other favorable credit factors.

QUALIFICATIONS OF SELLERS

          Each seller must be an institution experienced in originating and servicing loans of the type contained in the pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY SELLERS; REPURCHASES

          Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

          o    that title insurance (or in the case of properties located in areas where such policies are generally not available, an
               attorney's certificate of title) and any required hazard
               insurance policy were effective at origination of each loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the sponsor;

          o    that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

          o    that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the property was free from damage and was in acceptable condition;

          o    that there were no delinquent tax or assessment liens against the property;

          o    that no required payment on a loan was delinquent more than the number of days specified in the prospectus supplement; and

          o    that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

          The servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the servicer or the trustee, as the case may be, then such seller will be obligated either

                                       21

          o    to repurchase such loan from the trust at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate
               (less any advances or amount payable as related servicing
               compensation if the seller is the servicer) or

          o    substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

          If a REMIC election is to be made with respect to a trust, the servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

          Neither the sponsor nor the servicer (unless GreenPoint Mortgage
Funding, Inc. is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                          DESCRIPTION OF THE SECURITIES

          Each series of certificates will be issued pursuant to either a pooling and servicing agreement or a trust agreement among the sponsor, the servicer and the trustee or pursuant to agreements containing comparable provisions as set forth in the prospectus supplement. A form of pooling and servicing agreement and trust agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions as set forth in the prospectus supplement, and the related loans will be serviced by the servicer pursuant to a servicing agreement. A form of indenture and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

          A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust. The following are descriptions of the material provisions which may appear in each Agreement.
The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities. The sponsor will provide a copy of the Agreement (without exhibits)
relating to any series without charge upon written request of a holder of record of a security of such series addressed to GreenPoint Mortgage Securities LLC,
100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945, Attention:
Secretary.

                                       22

GENERAL

          Unless otherwise described in the prospectus supplement, the securities of each series:

          o    will be issued in book-entry or fully registered form, in the authorized denominations specified in the prospectus supplement;

          o    will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the trust;

          o    will, in the case of notes, be secured by the assets of the trust; and

          o    will not be entitled to payments in respect of the assets
               included in any other trust established by the sponsor.

          Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the sponsor or any affiliate of the sponsor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each trust will consist of, to the extent provided in the related Agreement:

          o    the trust assets subject to the related Agreement, including all payments of interest and principal received with respect to the loans after the Cut-Off Date;

          o    such assets as from time to time are required to be deposited in the related Collection Account, as described below under "The
               Agreements--Payments on Loans; Deposits to Collection Account";

          o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of
               foreclosure; and

          o    any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

          If so specified in the prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the trust assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, a demand note or similar instruments.

          Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related trust assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof.
Distributions on one or more classes of a series of securities may be

                                       23

made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust assets, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

          Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each payment date in proportion to the percentages specified in the prospectus supplement. Payment dates will occur either monthly, quarterly, semi-annually or at other specified intervals and will occur on the dates as are specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to payment date. Distributions will be made in the manner specified in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

          The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of
Title I of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the
"Code"), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

          As to each series, an election may be made to treat the related trust or designated portions thereof as a REMIC as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the sponsor or the servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made; the servicer, the trustee or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

                                       24

DISTRIBUTIONS ON SECURITIES

General.

          In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

          Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Collection Account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds.

          All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement.
Available funds for each payment date will generally equal the amount on deposit in the related Collection Account on such payment date (net of related fees and expenses payable by the related trust) other than amounts to be held therein for distribution on future payment dates.

Distributions of Interest.

          Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable ("accrual securities"), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate Class Security Balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled.
Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The

                                       25

notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

          Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

          With respect to any class of accrual securities, if specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date will be added to the aggregate Class Security Balance of such class of securities on that payment date and thereafter will itself accrue interest as part of the aggregate Class Security Balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the trust or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

Distributions of Principal.

          The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate
Class Security Balance of any class of securities entitled to distributions of principal generally will equal the aggregate original Class Security Balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement. The aggregate Class Security Balance for adjustable rate securities may also be subject to the effects of negative amortization.

          If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities. See "Credit Enhancement--Subordination."

                                       26

Unscheduled Distributions.

          If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the trust assets, the trustee or the servicer determines that the funds available or anticipated to be available from the
Collection Account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

          To the extent provided in the prospectus supplement, the servicer will be required to advance on or before each payment date (from its own funds, funds advanced by subservicers or funds held in the Collection Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related determination date (as specified in the prospectus supplement) and were not advanced by any subservicer, subject to the servicer's determination that such advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.

          In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace the funds advanced on or before any future payment date to the extent that funds in the applicable Collection Account on that payment date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced with respect to a given loan will be reimbursable to the servicer out of recoveries on that loan (which recoveries will include late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the sponsor, a subservicer or a seller pursuant to the related Agreement).
Advances by the servicer (and any advances by a subservicer) also will be reimbursable to the servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that any advances previously made are not ultimately recoverable from recoveries on the related loans.

          To the extent provided in the prospectus supplement, the servicer also will be obligated to make advances in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis, but only to the extent those advances would be recoverable out of insurance proceeds,

                                       27

liquidation proceeds or otherwise. These advances are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve account, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," and in each case as described in the prospectus supplement.

          If specified in the prospectus supplement, in the event the servicer or a subservicer fails to make a required advance, the trustee, in its capacity as successor servicer, will be obligated to make the advance. If the trustee makes this type of advance, it will be entitled to reimbursement to the same extent and in the same manner that the servicer or a subservicer would have been entitled to reimbursement if it had made the advance. See "Description of the
Securities--Distributions on Securities."

COMPENSATING INTEREST

          Payments may be received on loans in the trust which represent either a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and which is not intended to cure a delinquency. If specified in the prospectus supplement, the servicer will be required to remit to the trustee with respect to each of these types of payments during any due period an amount equal to either (1) the excess, if any, of (a) 30 days'
interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the servicer's servicing fee accrues, over (b) the amount of interest actually received on the loan during the related due period, net of the servicer's servicing fee or (2) such other amount as described in the prospectus supplement. This amount remitted to the trustee by the servicer will be limited to amounts otherwise payable to the servicer as servicing compensation.

REPORTS TO SECURITYHOLDERS

          Prior to or concurrently with each distribution on a payment date, the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

          o    the amount of the distribution made on that payment date that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties included therein;

          o    the amount of the distribution made on that payment date that is allocable to interest;

          o    the amount of any advance made during the related due period;

          o    the aggregate amount (a) otherwise allocable to the subordinated securityholders on that payment date, and (b) withdrawn from the reserve account, if any, that is included in the amounts
               distributed to the senior securityholders;

          o    the outstanding principal balance or notional amount, as
               applicable, of each class of the related series after giving effect to all distributions of principal on that payment date;

                                       28

          o    the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the related payment date;

          o    the percentage of principal prepayments on the loans, if any, which each such class will be entitled to receive on the related payment date;

          o    the amount of the servicing compensation retained or withdrawn from the Collection Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

          o    the number and aggregate principal balances of loans which are:

                    o    not in foreclosure but are delinquent (A) 1 to 30 days,
                         (B) 31 to 60 days, (C) 61 to 90 days and (D) 91 or more
                         days, as of the close of business on the last day of
                         the calendar month preceding that payment date; and

                    o    in foreclosure and are delinquent (A) 1 to 30 days, (B)
                         31 to 60 days, (C) 61 to 90 days and (D) 91 or more
                         days, as of the close of business on the last day of
                         the calendar month preceding that payment date;

          o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held as of the last day of the calendar month preceding that payment date;

          o    the pass-through rate or interest rate, as applicable, if
               adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          o    if applicable, the amount remaining in any reserve account at the close of business on that payment date;

          o    the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding payment date; and

          o    any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement after distributions made on that payment date.

          The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report of information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

                                       29

CATEGORIES OF CLASSES OF SECURITIES

          The securities of any series may be comprised of one or more classes.
These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

        CATEGORIES OF CLASSES                          DEFINITION

                                 PRINCIPAL TYPES

Accretion Directed...................   A class that receives principal payments
                                        from the accreted interest from
                                        specified accrual classes. An accretion
                                        directed class also may receive
                                        principal payments from principal paid
                                        on the trust assets.

Component Securities.................   A class consisting of "components." The
                                        components of a class of component
                                        securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each component of a class of component
                                        securities may be identified as falling
                                        into one or more of the categories in
                                        this chart.

Notional Amount Securities...........   A class having no principal balance and
                                        bearing interest on the related notional
                                        amount. The notional amount is used for
                                        purposes of the determination of
                                        interest distributions.

Planned Principal Class or PACs......   A class that is designed to receive
                                        principal payments using a predetermined
                                        principal balance schedule derived by
                                        assuming two constant prepayment rates
                                        for the trust assets. These two rates
                                        are the endpoints for the "structuring
                                        range" for the planned principal class.
                                        The planned principal classes in any
                                        series of securities may be subdivided
                                        into different categories (e.g., primary
                                        planned principal classes, secondary
                                        planned principal classes and so forth)
                                        having different effective structuring
                                        ranges and different principal payment
                                        priorities. The structuring range for
                                        the secondary planned principal class of
                                        a series of securities will be narrower
                                        than that for the

                                       30

        CATEGORIES OF CLASSES                          DEFINITION

                                        primary planned principal class of such
                                        series.

Scheduled Principal Class............   A class that is designed to receive
                                        principal payments using a predetermined
                                        principal balance schedule but is not
                                        designated as a planned principal class
                                        or targeted principal class. In many
                                        cases, the schedule is derived by
                                        assuming two constant prepayment rates
                                        for the trust assets. These two rates
                                        are the endpoints for the "structuring
                                        range" for the scheduled principal
                                        class.

Sequential Pay.......................   Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that receive payments of
                                        principal, when amounts are available to
                                        make payments of principal, continuously
                                        from the first payment date on which
                                        they receive principal until they are
                                        retired. A single class that receives
                                        principal payments before or after all
                                        other classes in the same series of
                                        securities may be identified as a
                                        sequential pay class.

Strip................................   A class that receives a constant
                                        proportion, or "strip," of the principal
                                        payments on the trust assets. The
                                        constant proportion of such principal
                                        payments may or may not vary for each
                                        trust asset included in the trust and
                                        will be calculated in the manner
                                        described in the prospectus supplement.
                                        These classes may also receive payments
                                        of interest.

Support Class (or companion class)...   A class that receives principal payments
                                        on any payment date only if scheduled
                                        payments have been made on specified
                                        planned principal classes, targeted
                                        principal classes and/or scheduled
                                        principal classes.

Targeted Principal Class.............   A class that is designed to receive
                                        principal payments using a predetermined
                                        principal balance schedule derived by
                                        assuming a single constant prepayment
                                        rate for the trust assets.

                                       31

        CATEGORIES OF CLASSES                          DEFINITION

                                 INTEREST TYPES

Accrual..............................   A class that accretes the amount of
                                        accrued interest otherwise distributable
                                        on the class, which amount will be added
                                        as principal to the principal balance of
                                        the class on each applicable payment
                                        date. The accretion may continue until
                                        some specified event has occurred or
                                        until the class is retired.

Fixed Rate...........................   A class with a pass-through rate or
                                        interest rate that is fixed throughout
                                        the life of the class.

Floating Rate........................   A class with a pass-through rate or
                                        interest rate that resets periodically
                                        based upon a designated index and that
                                        varies directly with changes in that
                                        index.

Inverse Floating Rate................   A class with a pass-through rate or
                                        interest rate that resets periodically
                                        based upon a designated index and that
                                        varies inversely with changes in such
                                        index.

Interest Only or IO..................   A class that receives some or all of the
                                        interest payments made on the trust
                                        assets and little or no principal.
                                        Interest only certificates have either a
                                        nominal principal balance or a notional
                                        amount. A nominal principal balance
                                        represents actual principal that will be
                                        paid on the class. It is referred to as
                                        nominal since it is extremely small
                                        compared to other classes. A notional
                                        amount is an amount used as a reference
                                        to calculate the amount of interest due
                                        on an interest only security but is
                                        never actually paid out as principal on
                                        the class.

Partial Accrual......................   A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be added to the
                                        principal balance of the class on each
                                        applicable payment date, with the
                                        remainder of the accrued interest to be
                                        distributed currently as interest on the
                                        class on each applicable payment date.
                                        The accretion of designated amounts of
                                        the interest may continue until a
                                        specified event has occurred or until
                                        the class is retired.

                                       32

        CATEGORIES OF CLASSES                          DEFINITION

Principal Only or PO.................   A class that does not bear interest and
                                        is entitled to receive only
                                        distributions in respect of principal.

Variable Rate........................   A class with a pass-through rate or
                                        interest rate that resets periodically
                                        and is calculated by reference to the
                                        rate or rates of interest applicable to
                                        specified assets or instruments (e.g.,
                                        the loan rates borne by the loans in the
                                        trust).

BOOK-ENTRY REGISTRATION OF SECURITIES

          As described in the prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities, or "beneficial owners," will hold their securities through DTC in the United
States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe.
Clearstream, Luxembourg and Euroclear will hold omnibus positions for
Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and
Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' Collection Accounts in the depositaries names on DTC's books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

          DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
DTC's participants include securities brokers and dealers, who may include the underwriters of any series, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

          Transfers between DTC participants will occur according to DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines

                                       33

(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream,
Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

          Because of time-zone differences, credits of securities in
Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

          Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel
S.A. subsequently changed its name to Cedelbank. On January 10, 2000,
Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing
AG.

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between
Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream,
Luxembourg in any of 36 currencies, including U.S. Dollars. Clearstream,
Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in
Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a customer of Clearstream, Luxembourg.

          Euroclear was created in 1968 to hold securities for participants of
Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of over 40 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in

                                       34

several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear participants include banks
(including central banks), securities brokers and dealers, who may include the underwriters of any series, and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear operator is Euroclear Bank S.A./N.V., a bank organized under the laws of Belgium. It is regulated and examined by the Board of
Governors of the Federal Reserve System and the New York State Banking
Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the
Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders which are not
DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

          Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through
DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at
DTC will be debited and credited.

                                       35

Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

          Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

          DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements.
DTC may take conflicting actions if directed by its participants.

          Any securities initially registered in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in Definitive
Securities in this prospectus or in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders.
Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

          None of the sponsor, the servicer, any finance subsidiary, or the trustee will have any liability for any actions taken by DTC or its nominee or
Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede &
Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust assets. Credit enhancement may be in the form of:

          o    a limited financial guaranty policy issued by an entity named in the prospectus supplement;

          o    the subordination of one or more classes of the securities of such series;

                                       36

          o    the establishment of one or more reserve accounts;

          o    the use of a cross-collateralization feature;

          o    use of a mortgage pool insurance policy;

          o    FHA insurance or VA guarantee;

          o    bankruptcy bond;

          o    special hazard insurance policy;

          o    surety bond;

          o    letter of credit;

          o    demand note;

          o    guaranteed investment contract;

          o    over-collateralization; or

          o    another method of credit enhancement contemplated in this
               prospectus and described in the prospectus supplement, or any combination of the foregoing.

          Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

          If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of coverage provided to those trusts by the credit enhancement and of the application of that coverage to the related trusts.

SUBORDINATION

          If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest
(if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence.

                                       37

Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described as described in the prospectus supplement.

          If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

          As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

          If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

          o    in the order of their scheduled final payment dates;

          o    in accordance with a schedule or formula;

          o    in relation to the occurrence of events; or

          o    otherwise, as specified in the prospectus supplement.

          As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

LETTER OF CREDIT

          The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of

                                       38

credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related Cut-Off Date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust. See "The
Agreements--Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current
Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement.
In addition, if specified in the prospectus supplement, a trust may also include a bankruptcy bond, a special hazard insurance policy, a demand note or other insurance or guaranties for the purpose of:

          o    maintaining timely payments or providing additional protection against losses on the assets included in such trust;

          o    paying administrative expenses; or

          o    establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

          These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any of these types of instruments for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities.

OVER-COLLATERALIZATION

          Over-collateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If provided for in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional

                                       39

distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust and thereby create over-collateralization.

RESERVE ACCOUNTS

          If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the trust for such series.

          Amounts deposited in the reserve account for a series will be specified in the prospectus supplement and may include:

          o    cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination of the foregoing in an aggregate amount specified in the prospectus supplement; or

          o    amounts generated by the trust assets deposited from time to time to which the subordinate securityholders, if any, would otherwise be entitled.

          Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments ("Permitted Investments"). Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

          Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

POOL INSURANCE POLICIES

          If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the Cut-Off
Date. As more fully described below, the servicer will present claims under the pool insurance policy to the credit enhancer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions

                                       40

precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

          The pool insurance policies generally will provide that no claims may be validly presented unless:

          o    any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

          o    hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

          o    if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

          o    the insured has acquired good-and merchantable title to the property free and clear of liens except certain permitted
               encumbrances.

          Upon satisfaction of these conditions, the credit enhancer will have the option either:

          o    to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

          o    to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

          If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

          Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of a default arising from, among other things:

          o    fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan; or

                                       41

          o    failure to construct a property in accordance with plans and specifications.

A failure of coverage attributable to one of the these events might result in a breach of the related seller's representations regarding the loan and might give rise to an obligation on the part of the seller to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

          The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties.
The amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS SUPPORT

          If specified in the prospectus supplement, separate groups of assets included in a trust may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same trust. The prospectus supplement for a series of securities which includes a cross support feature will describe the manner and conditions for applying this cross support feature.

OTHER INSURANCE, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR
AGREEMENTS

          If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of:

          o    maintaining timely payments or providing additional protection against losses on the assets included in the trust;

          o    paying administrative expenses; or

          o    establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

          These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

                                       42

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the trust assets. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the securities.

          The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such loan rates. However, there can be no assurance that such will be the case.

          The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the sponsor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans.
Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the trust may be affected by a wide variety of factors, including:

          o    general economic conditions;

          o    prevailing interest rate levels;

          o    the availability of alternative financing;

          o    homeowner mobility;

          o    the frequency and amount of any future draws on any revolving credit line loans;

          o    the amounts of, and interest rates on, the underlying senior mortgage loans; and

          o    the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

                                       43

          Accordingly, the loans may experience a higher rate of prepayment than traditional fixed rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of due-on-sale provision will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the
Loans--Due-on-Sale Clauses."

          The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

          Collections on home equity loans may vary because, among other things, borrowers may:

          o    make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited
               circumstances, closed-end loans, with respect to which an
               interest-only payment option has been selected, the interest and the fees and charges for such month;

          o    make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon;

          o    fail to make the required periodic payments; or

          o    vary payments month to month due to seasonal purchasing and other personal payment habits.

          As specified in the prospectus supplement, certain of the conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that of conventional loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Certain
Legal Aspects of the Loans" for a description of certain provisions of each
Agreement and certain legal developments that may affect the prepayment experience on the loans.

          When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the prepaid loan not for the entire month in which the prepayment is made, but only for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders because interest on the principal amount of any prepaid loan will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the

                                       44

amount of interest passed through or paid in the month in which the partial prepayment was made. Generally, neither full nor partial prepayments will be passed through or paid to securityholders until the month following receipt.

          Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans, which would give rise to corresponding delays in the receipt by securityholders of the proceeds of a liquidation. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete.
Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on defaulted loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

          Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the mortgage loan being liquidated. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small outstanding principal balance as it would in the case of a defaulted mortgage loan having a large outstanding principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance for the former mortgage loan as opposed to the latter.

          If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month (unless otherwise specified in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

          Under certain circumstances, the servicer, the holders of the residual interests in a REMIC or any person specified in the prospectus supplement may have the option to purchase the assets of a trust and thereby effect earlier retirement of the related series of securities. See "The
Agreements--Termination; Optional Termination."

          The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the trust assets at any time or over the lives of the securities.

          The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                       45

                                 THE AGREEMENTS

          Set forth below is a description of the material provisions of the
Agreements which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

ASSIGNMENT OF THE TRUST ASSETS

          Assignment of the Loans. At the time of issuance of the securities, the sponsor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the sponsor on or with respect to such loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any amounts specified in the prospectus supplement. Concurrently with this sale, the trustee will deliver the securities to the sponsor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the Cut-Off Date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the LTVs or CLTVs, as applicable, at origination and certain other information.

          Unless otherwise specified in the prospectus supplement, the related
Agreement will require that, within the time period specified therein, the sponsor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan or home equity loan, among other things:

          o    the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

          o    the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned from the public recording office, the sponsor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

          o    an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment;
               and

          o    all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

                                       46

          If specified in the prospectus supplement, the sponsor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

          In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS(R) System the sponsor will cause the trustee to be recorded as the beneficial owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

          Unless otherwise specified in the prospectus supplement, the sponsor will, as to each home improvement contract, deliver or cause to be delivered to the trustee the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing such home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the sponsor will cause a UCC-1 financing statement to be executed by the sponsor or the servicer identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement
Contracts."

          The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the servicer and the sponsor, and the servicer will notify the related seller. If the related seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the servicer, the seller will be obligated to either purchase the related loan from the trust at the Purchase Price or, if so specified in the prospectus supplement, remove such loan from the trust and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

          Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

          No Recourse to Sellers; Sponsor or Servicer. As described above under
"-Assignment of the Loans," the sponsor will cause the loans comprising the trust to be assigned or pledged to the

                                       47

trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under "Assignment of the Loans" and "Loan
Program--Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO COLLECTION ACCOUNT

          The servicer will establish and maintain or cause to be established and maintained with respect to the each trust a separate account or accounts for the collection of payments on the trust assets in the trust (the "Collection
Account"). The prospectus supplement may provide for other requirements for the
Collection Account, but if it does not, then the Collection Account must be either:

          o    maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

          o    an account or accounts the deposits in which are fully insured by the FDIC;

          o    an account or accounts the deposits in which are insured by the
               FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other
               depositors or general creditors of the depository institution with which such account or accounts are maintained; or

          o    an account or accounts otherwise acceptable to such rating agency.

          The collateral eligible to secure amounts in the Collection Account is limited to Permitted Investments. A Collection Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in Permitted Investments. The servicer or its designee will be entitled to receive any interest or other income earned on funds in the
Collection Account as additional compensation and will be obligated to deposit in the Collection Account the amount of any loss when realized. The Collection
Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

          The servicer will deposit or cause to be deposited in the Collection
Account for each trust, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-Off Date (other than certain payments due on or before the Cut-Off Date and any excluded amounts):

                                       48

          o    all payments on account of principal and interest (which may be net of the applicable servicing compensation), including
               principal prepayments and, if specified in the prospectus
               supplement, any applicable prepayment penalties, on the loans;

          o    all net insurance proceeds, less any incurred and unreimbursed advances made by the servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures;

          o    all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any
               unreimbursed advances made by the servicer with respect to the liquidated loans;

          o    any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by
               foreclosure or deed in lieu of foreclosure;

          o    all advances as described in this prospectus under "Description of the Securities--Advances";

          o    all proceeds of any loan or property in respect thereof
               repurchased by any seller as described under "Loan
               Program--Representations by Sellers; Repurchases" or
               "--Assignment of Trust Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional
               Termination" below;

          o    all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          o    any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Collection Account and, to the extent specified in the prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

          o    all other amounts required to be deposited in the Collection
               Account pursuant to the related agreement.

          The servicer or the sponsor, as applicable, may from time to time direct the institution that maintains the Collection Account to withdraw funds from the Collection Account for the following purposes:

          o    to pay to the servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the
               Collection Account credited thereto;

          o    to reimburse the servicer for advances made with respect to a loan, but only from amounts received that represent late payments of principal on, late payments of interest

                                       49

               on, insurance proceeds received with respect to or liquidation proceeds received with respect to the same loan;

          o    to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

          o    to reimburse the servicer from insurance proceeds for expenses incurred by the servicer and covered by insurance policies;

          o    to reimburse the servicer for unpaid servicing fees and
               unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received
               representing late recoveries of the payments for which the original advances were made;

          o    to pay to the servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan,

          o    to reimburse the servicer or the sponsor for expenses incurred and reimbursable pursuant to the Agreement;

          o    to withdraw any amount deposited in the Collection Account that was not required to be deposited therein; and

          o    to clear and terminate the Collection Account upon termination of the Agreement.

          In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the servicer shall withdraw from the Collection Account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee.

          The applicable Agreement may require the servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

PRE-FUNDING ACCOUNT

          If provided in the prospectus supplement, the servicer will establish and maintain, in the name of the trustee on behalf of the securityholders, a pre-funding account into which the sponsor

                                       50

will deposit cash on the Closing Date. The pre-funding account will be maintained with the trustee. The deposit will not exceed 50% of the initial aggregate principal amount of the securities.

          The cash on deposit in the pre-funding account will be used by the trustee to purchase additional loans from the sponsor from time to time during the funding period. Monies on deposit in the prefunding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the Closing Date and will end on the date specified in the prospectus supplement, which will not be later than one year after the Closing
Date. Monies on deposit in the pre-funding account may be invested in Permitted
Investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

          In addition, if provided in the prospectus supplement, on the related
Closing Date the sponsor will make a deposit to a capitalized interest account, which will be maintained with the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the sponsor.

SUBSERVICING BY SELLERS

          The servicer may enter into subservicing agreements with any servicing entity which will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement.
While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for that series of securities is no longer the servicer of the loans, the trustee or any successor servicer must recognize the subservicer's rights and obligations under the related subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the loans.

COLLECTION PROCEDURES

          The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion:

                                       51

          o    waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

          o    to the extent not inconsistent with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or
               alternative arrangements, if applicable, suspend or reduce regular monthly payment on the loan for a period of up to six months, or arrange with the related borrower a schedule for the liquidation of delinquencies.

The servicer's obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

          Under the Agreement, the servicer will be required to enforce due-on-sale clauses with respect to any loans to the extent contemplated by the terms of those loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering such loan will not be affected, the servicer may permit the assumption of a loan, pursuant to which the borrower would remain liable on the related loan note, or a substitution of liability with respect to the loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the servicer as additional servicing compensation. In connection with any assumption or substitution, the loan rate borne by the related loan note may not be changed.

HAZARD INSURANCE

          Except as otherwise specified in the prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. This hazard insurance coverage will be in an amount that is at least equal to the lesser of:

          o    the maximum insurable value of the improvements securing the loan from time to time; and

          o    either the combined principal balance owing on the loan and any mortgage loan senior to such loan or an amount such that the proceeds of the policy shall be sufficient to prevent the
               mortgagor or obligor and/or the lender from becoming a
               co-insurer, whichever is greater.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related Collection Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. If the blanket policy relating to a trust contains a deductible

                                       52

clause, the servicer will be required to deposit from its own funds into the
Collection Account an amount equal to the amount which would have been deposited therein but for the deductible clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy.
Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

          o    war;

          o    revolution;

          o    governmental actions;

          o    floods and other water-related causes;

          o    earth movement, including earthquakes, landslides and mud flows;

          o    nuclear reactions;

          o    wet or dry rot;

          o    vermin, rodents, insects or domestic animals; or

          o    theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

          If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management
Agency as having special flood hazards and flood insurance has been made available, the servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

          The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then

                                       53

the insurer's liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and
(b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

PRIMARY MORTGAGE INSURANCE

          The servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

          Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

          o    all rents or other payments collected or received by the insured
               (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

          o    hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the loan;

          o    amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

          o    claim payments previously made by the insurer; and

          o    unpaid premiums.

          Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

          o    fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

                                       54

          o    failure to construct the property subject to the loan in
               accordance with specified plans;

          o    physical damage to the property; and

          o    the related subservicer not being approved as a servicer by the insurer.

          Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The servicer, on behalf of itself, the trustee and the securityholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the servicer on behalf of the servicer, the trustee and the securityholders shall be deposited in the related
Collection Account for distribution as set forth above.

CLAIMS UNDER INSURANCE POLICIES AND OTHER REALIZATION UPON DEFAULTED LOANS

          The servicer, on behalf of the trustee and securityholders, will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement.

          The proceeds from any liquidation of a loan will be applied in the following order of priority:

          o    first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related property and any
               unreimbursed servicing compensation payable to the servicer with respect to the loan;

          o    second, to reimburse the servicer for any unreimbursed advances with respect to the loan;

          o    third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

          o    fourth, as a recovery of principal of the loan.

                                       55

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The servicer's primary compensation for its activities as servicer will come from the payment to it, with respect to each interest payment on a loan, of the amount specified in the prospectus supplement. As principal payments are made on the loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the servicer will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Collection Account (unless otherwise specified in the prospectus supplement).

          The servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and only if specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

          Each Agreement will provide that the servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the trustee. Each annual report will state that the firm has performed certain procedures specified in the related Agreement and that the review has disclosed no items of noncompliance with the provisions of the Agreement which, in the opinion of the firm, are material, except for any items of noncompliance that are forth in such report.

          Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SPONSOR

          The servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as servicer may have normal business relationships with the sponsor or the sponsor's affiliates.

          Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the servicer's resignation and the successor servicer's appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth

                                       56

in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

          Each Agreement will further provide that neither the servicer, the sponsor nor any director, officer, employee, or agent of the servicer or the sponsor (collectively, the "Indemnified Parties") will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the sponsor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that each
Indemnified Party will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that Indemnified Party's duties thereunder or by reason of reckless disregard by that Indemnified Party of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the sponsor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the
Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer or the sponsor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds which would otherwise be distributed to securityholders.

          Except as otherwise specified in the prospectus supplement, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or
Freddie Mac. Furthermore, the merger, consolidation or succession may not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

          Pooling and Servicing Agreement; Servicing Agreement. As specified in the prospectus supplement, events of default under each Agreement may consist of:

          o    any failure by the servicer to make an Advance which continues unremedied for one business day;

          o    any failure by the servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for one business day after written notice of such failure to the servicer in the manner specified in the Agreement;

                                       57

          o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
               Agreement which continues unremedied for sixty days after written notice of the failure to the servicer in the manner specified in the Agreement; and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its
               insolvency, reorganization or inability to pay its obligations.

          Unless otherwise provided in the prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing not less than 50% of the aggregate voting rights of such series and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to such trust and in and to the related trust assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the
Agreement, including, if specified in the prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act as successor to the servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a Fannie Mae or
Freddie Mac approved servicer with a net worth of a least $15,000,000 to act as successor to the servicer under the Agreement. Pending the appointment of a successor servicer, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

          Unless otherwise provided in the prospectus supplement, no securityholder, solely by virtue of the securityholder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to that Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 50% of the aggregate voting rights for the related series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, the trustee for 60 days has neglected or refused to institute any such proceeding, and all other conditions precedent for the initiation of suit as described in the Agreement have been met. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any securityholders, unless those securityholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          Indenture. Except as otherwise specified in the prospectus supplement, events of default or rapid amortization events under the indenture for each series of notes include:

          o    a default in the payment of any principal of or interest on any note which continues unremedied for five days after the giving of written notice of such default is given as specified in the prospectus supplement;

                                       58

          o    failure to perform in any material respect any other covenant of the sponsor or the trust in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

          o    certain events of bankruptcy, insolvency, receivership or
               liquidation of the sponsor or the trust; or

          o    any other event of default provided with respect to notes of that series including, but not limited to, certain defaults on the part of the trust, if any, of a credit enhancement instrument supporting such notes.

          If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series or the credit enhancer of that series, if any, may declare the principal amount
(or, if the notes have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the notes of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the notes of the related series. Rapid amortization events will trigger an accelerated rate of payment of principal on the notes, as described in the related prospectus supplement.

          If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the notes, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default or a rapid amortization event, unless:

          o    the holders of 100% of the aggregate voting rights of the notes of such series consent to the sale;

          o    the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale; or

          o    the trustee determines that the collateral would not be
               sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% of the aggregate voting rights of the notes of that series.

          In the event that the trustee liquidates the collateral in connection with an event of default or a rapid amortization event, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of an

                                       59

event of default or rapid amortization event, the amount available for distribution to the noteholders could be less than would otherwise be the case.
However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default or rapid amortization event.

          Except as otherwise specified in the prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

          Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or a rapid amortization event shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with their request or direction. Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

AMENDMENT

          Except as otherwise specified in the prospectus supplement, each
Agreement may be amended by the sponsor, the servicer, the trustee and, if applicable, the credit enhancer, without the consent of any of the securityholders:

          o    to cure any ambiguity;

          o    to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein;

          o    to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          o    to comply with any requirements imposed by the Code or any regulation thereunder; provided, however, that no such amendments
               (except those pursuant to this clause) will adversely affect in any material respect the interests of any securityholder.

          An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the trustee receives a letter from each rating agency requested to rate the

                                       60

class or classes of securities of such series stating that the proposed amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. Each Agreement may also be amended by the sponsor, the servicer, the trustee and, if applicable, the credit enhancer with consent of holders of securities of such series evidencing not less than 66-2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or (b) with respect to any series of securities, reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause such trust to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

          Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Collection Account or by the servicer and required to be paid to them pursuant to the Agreement following the later of:

          (a)  the final payment of or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure of any such trust assets remaining in the trust; and

          (b)  the purchase by the servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest or any other party specified to have such rights (see "Federal Income Tax Consequences" below), from the related trust of all of the remaining trust assets and all property acquired in respect of the related trust assets.

          Unless otherwise specified by the prospectus supplement, any purchase of trust assets and property acquired in respect of trust assets evidenced by a series of securities will be made at the option of the servicer, such other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, such other person or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related trust assets being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the trust assets at the Cut-Off
Date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (b)
above will be made only in connection with a "qualified liquidation" of the
REMIC within the meaning of Section 860F(g)(4) of the Code.

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          Indenture. The indenture will be discharged with respect to a series of notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

          In addition to this type of discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of the related series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled payment date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

          The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, savings and loan association or trust company serving as trustee may have normal banking relationships with the sponsor, the servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

          The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a

                                       62

mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

                                       63

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available.
Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower's ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability which could exceed the value of such property or the principal balance of the related loan.

          Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up.
In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980
("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

                                       64

          Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party
.. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of
"owner or operator" a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

          If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

          CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decisionmaking control over the borrower's enterprise, participate in the management or control of decisionmaking relating to the operation of a tank, or deviate from certain other requirements specified in the rule. In addition, under the Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,
similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit
suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

          This ambiguity appears to have been resolved by the enactment of the
Asset Conservation, Lender Liability and Deposit Insurance Protection Act of
1996, which was signed into law by

                                       65

President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. It is conceivable that the costs arising from such circumstances would result in a loss to securityholders.

          Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

          Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

                                       66

          Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of payments.

          The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

          Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St. Germain
Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate

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the enforceability of the clauses with respect to mortgage loans that were (a)
originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          As to loans secured by an owner-occupied residence, the Garn-St.
Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

          In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

          Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates, may increase the likelihood of refinancing or other early retirement of the related loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to

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issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

          Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

          General. The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate
(which home improvement contracts are referred to in this section as
"contracts") generally are "chattel paper" or constitute "purchase money security interests", each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the sponsor will transfer physical possession of the contracts to the trustee or a designated custodian, or it may retain possession of the contracts as custodian for the trustee. In addition, the sponsor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the trust's interest in the contracts could be defeated.

          Security Interests in Home Improvements. In the case of the contracts that are secured by the home improvements financed under the contracts, the originator of the related contracts is granted a purchase money security interest in the home improvements in order to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as "goods" upon their incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

          Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by self-help repossession that is made

                                       69

without a breach of the peace or, in the absence of voluntary surrender and the ability to repossess without a breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

          Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

          Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

          Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is also the servicer of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the servicer of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in
Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the
Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt
Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract:

          Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

INSTALLMENT CONTRACTS

          The loans may also consist of installment contracts. Under an installment contract the servicer (referred to in this section as the "lender")
retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the

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installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

          The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in this type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.
Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

          Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6%
during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. In addition to adjusting the interest rate, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard,
Reserves or Coast Guard, and officers of the U.S. Public Health Service or the
National Oceanic and Atmospheric Administration assigned to duty with the military.

          It is possible that these interest rate limitations could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the

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extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

          To the extent that the loans comprising the trust for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

          The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

          Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

          The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or

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lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-Off Date with respect to any mortgage will not be included in the trust. The priority of the lien securing any advance made under a future advance clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage.
If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by single family properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real
Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and
related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the loans; the Equal Credit
Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit
Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion describes the material federal income tax consequences to the original purchasers of the securities of the purchase, ownership and disposition of the securities. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, are not discussed.
In particular, this discussion applies only to investors that purchase securities directly from the sponsor and hold the securities as capital assets.
The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the

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securities. As used in this section and the "ERISA Considerations" section, code means the Internal Revenue Code of 1986 and IRS means the Internal Revenue
Service.

          We will file an unqualified tax opinion for a series with the
Securities and Exchange Commission on Form 8-K prior to the sale of the securities.

The following discussion addresses securities of five general types:

          o    grantor trust securities,

          o    REMIC securities,

          o    debt securities,

          o    partnership interests, and

          o    FASIT securities.

          The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interests, high-yield interests or ownership interests in the FASIT.

          The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

          If a series of securities is being issued by a grantor trust, special tax counsel to the sponsor will deliver its opinion to the sponsor that the trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

          For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest securities will be referred to as a grantor trust strip security.

          Special Tax Attributes. Special tax counsel to the sponsor will deliver its opinion to the sponsor that (a) grantor trust fractional interest securities will represent interests in (1) loans . . . secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the code; and
(2) obligations, including any participation or certificate of beneficial ownership, which

                                       74

.. . . are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the code; and (b) interest on grantor trust fractional interest securities will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the code. In addition, the grantor trust strip securities will be obligations, including any participation or certificate of beneficial ownership therein . . . principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the code.

          Taxation of Beneficial Owners of Grantor Trust Securities. Beneficial
owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2%
of the beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

          Beneficial owners of grantor trust strip securities generally will be required to treat the securities as stripped coupons under section 1286 of the code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

          Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting. The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See "--Discount and Premium."

          Sales of Grantor Trust Securities. Any gain or loss recognized on the sale of a grantor trust security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the sponsor, including original issue discount and market discount income, and reduced, but not

                                       75

below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

          Grantor Trust Reporting. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement detailing the amount of the distribution allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

REMIC SECURITIES

          If described in a prospectus supplement, an election will be made to treat a trust as one or more REMICs under the code. Qualification as a REMIC requires ongoing compliance with a number of conditions. If a series of securities is being issued by a REMIC, special tax counsel to the sponsor will deliver its opinion to the sponsor that, assuming compliance with the agreements, the trust will be treated as one or more REMICs for federal income tax purposes. The securities of each class will be designated as regular interests in the REMIC trust except that a separate class will be designated as the residual interest in the REMIC trust. The prospectus supplement for each series of securities will state whether the securities of each class will constitute a REMIC regular interest or a REMIC residual interest.

          A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances.
Generally, the total income from the loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series. See "Material Federal
Income Tax Consequences--REMIC Securities."

          The REMIC regulations issued by the Treasury Department on December
23, 1992 provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities.
While certain material provisions of the REMIC regulations are discussed below, investors may wish to consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

SPECIAL TAX ATTRIBUTES OF REMIC SECURITIES

          REMIC regular interests and REMIC residual interests will be regular or residual interests in a REMIC within the meaning of section
7701(a)(19)(C)(xi) of the code and real estate assets within the meaning of section 856(c)(5)(B) of the code. If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of qualified mortgages within the meaning of section 860G(a)(3) of the code then the portion of the REMIC regular interests and REMIC residual interests that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the
REMIC regular interests and REMIC residual interests will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the code, subject to the same limitation as set forth in the preceding sentence. For purposes of

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applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust will include, in addition to the loans, payments on the loans held pending distribution on the
REMIC regular interests and REMIC residual interests and any reinvestment income. REMIC regular interests and REMIC residual interests held by a financial institution to which section 585, 586 or 593 of the code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the code.
REMIC regular interests will also be qualified mortgages suitable for investment by other REMICs and FASITs.

          Taxation of Beneficial Owners of REMIC Regular Interests. Except as
indicated below in this federal income tax discussion, the REMIC regular interests will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the date the securities are first sold to the public and not as ownership interests in the REMIC trust or its assets.
Beneficial owners of REMIC regular interests that otherwise report income under a cash method of accounting will be required to report income with respect to the securities under an accrual method. For additional tax consequences relating to REMIC regular interests purchased at a discount or with premium, see
"--Discount and Premium."

          Taxation of Beneficial Owners of REMIC Residual Interests: Daily
Portions. Except as indicated below, a beneficial owner of a REMIC residual interest for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual interest.
For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the residual beneficial owners, on this day, in accordance with their percentage interests on this day. Any amount included in the gross income or allowed as a loss of any residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.

          The requirement that each beneficial owner of a REMIC residual interest report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual interest may have received full payment of the stated interest and principal on its REMIC residual interest.

          The trustee will provide to beneficial owners of REMIC residual interests of each series of securities (1) the information as is necessary to enable them to prepare their federal income tax returns and (2) any reports regarding the Securities of a series that may be required under the code.

          Taxation of Beneficial Owners of REMIC Residual Interests: Taxable
Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. This taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with the following four modifications.
The first modification is that a deduction will be allowed for accruals of interest, including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the code, on the REMIC regular interests, but not the REMIC residual interests, even though REMIC regular interests are for non-

                                       77

tax purposes evidences of beneficial ownership rather than indebtedness of a
REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income, in the case of discount, or deductible, in the case of premium, by the REMIC trust as it accrues under a constant yield method, taking into account the prepayment assumption specified in the prospectus supplement. The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular interests and REMIC residual interests in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular interests or
REMIC residual interests has not been sold to the public, then the fair market value of all the REMIC regular interests or REMIC residual interests in that class as of the date of the prospectus supplement should be substituted for the issue price. See "--Discount and Premium--Original Issue Discount."

          The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section
703(a)(2) of the code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the code will not be applied at the REMIC trust level to any servicing and guaranty fees. In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular interests and
REMIC residual interests are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, this excess will be a net loss for the
REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or permitted investment, as defined in section 860G(a)(5) of the code, will be treated as ordinary gain or loss. See "Material Federal Income
Tax Consequences--REMIC Securities."

          A beneficial owner of a REMIC residual interest may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the
REMIC regular interests are issued at a discount, and the discount included as a result of a prepayment on a loan that is used to pay principal on the REMIC regular interests exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular interests. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular interests, may increase over time as the earlier classes of REMIC regular interests are paid, although the interest income on any given loan expressed as a percentage of the outstanding principal amount of that loan will remain constant over time.

          BASIS RULES AND DISTRIBUTIONS. A beneficial owner of a REMIC residual interest has an initial basis in its security equal to the amount paid for the
REMIC residual interest. This basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account on the REMIC residual interest. A distribution on a
REMIC residual interest to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual interest, adjusted as described above,

                                       78

and, to the extent it exceeds the adjusted basis of the REMIC residual interest, shall be treated as gain from the sale of the REMIC residual interest.

          A beneficial owner of a REMIC residual interest is not allowed to take into account any net loss for any calendar quarter if the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual interest as of the close of the calendar quarter, determined without regard to the net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual interest.

          EXCESS INCLUSIONS. Excess inclusions on a REMIC residual interest are subject to special tax rules. Beneficial owner of a REMIC residual interest, the excess inclusion for any calendar quarter is defined as the excess, if any, of the daily portions of taxable income over the sum of the daily accruals for each day during the quarter that the REMIC residual interest was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual interest at the beginning of the calendar quarter and 120% of the federal long-term rate in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual interest as of the beginning of any calendar quarter is equal to the issue price of the
REMIC residual interest, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made on the REMIC residual interest before the beginning of the quarter. The issue price of a REMIC residual interest is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the REMIC residual interests was sold.
The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the
IRS.

          In general, beneficial owners of REMIC residual interests with excess inclusion income cannot offset the income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income, as defined in section 511 of the code, an excess inclusion of the beneficial owner is treated as unrelated business taxable income. The REMIC regulations indicate that if a beneficial owner of a REMIC residual interest is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual interests, see "Material Federal
Income Tax Consequences--Foreign Investors."

          The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the
REMIC residual interest does not have significant value. Although the Treasury
Department did not exercise this authority in the REMIC regulations, future regulations may contain that rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no rule is applicable, excess inclusions should be calculated as discussed above.

          In the case of any REMIC residual interests that are held by a real estate investment trust, the aggregate excess inclusions on REMIC residual interests reduced, but not below zero, by the

                                       79

real estate investment trust taxable income, within the meaning of section
857(b)(2) of the code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT, and any allocated amounts will be treated as an excess inclusion on a REMIC residual interest as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and some cooperatives that hold a REMIC residual interest.

          PASS-THROUGH OF SERVICING AND GUARANTY FEES TO INDIVIDUALS. A
beneficial owner of a REMIC residual interest who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that the fees, along with of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income.
In addition, a beneficial owner of a REMIC residual interest may not be able to deduct any portion of the fees in computing the beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (1) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (2)
allocating the daily amount among the beneficial owners in proportion to their respective holdings on this day.

          TAXES ON A REMIC TRUST: Prohibited Transactions. The code imposes a tax on a REMIC equal to 100% of the net income derived from prohibited transactions. In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

          TAXES ON A REMIC TRUST: Contributions to a REMIC after the Startup
Day. The code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the startup day, which is usually the same day that settlement occurs. Exceptions are provided for cash contributions to a REMIC (1) during the three month period beginning on the startup day, (2)
made to a qualified reserve fund by a beneficial owner of a residual interest,
(3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call, and (5) as otherwise permitted by treasury regulations.

          TAXES ON A REMIC TRUST: Net Income from Foreclosure Property. The code imposes a tax on a REMIC equal to the highest corporate rate on net income from foreclosure property. The terms foreclosure property, which includes property acquired by deed in lieu of foreclosure, and net income from foreclosure property are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

          Sales of REMIC Securities: If a regular or residual interest is sold, the sponsor will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis, except in the case of multiple sales of REMIC residual interests within six months, and sales of noneconomic residual interests. The adjusted basis of a REMIC regular interest

                                       80

generally will equal the cost of the security to the sponsor, increased by any original issue discount or market discount included in the sponsor's gross income from the security and reduced by distributions on the security previously received by the sponsor of amounts included in the stated redemption price at maturity and by any premium that has reduced the sponsor's interest income from the security. Except as described in the following paragraph or under section
582(c) of the code, this gain or loss will be capital gain or loss if the security is held as a capital asset, generally, property held for investment, within the meaning of section 1221 of the code.

          Gain from the sale of a REMIC regular interest that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the income of the beneficial owner of a REMIC regular interest had income accrued at a rate equal to 110% of the applicable federal rate, generally, an average of current yields on Treasury securities, as of the date of purchase over (2) the amount actually includible in the beneficial owner's income. In addition, gain recognized on this sale by a beneficial owner of a REMIC regular interest who purchased a security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the security was held by the beneficial owner, reduced by any market discount includible in income under the rules described under
"--Discount and Premium."

          If a beneficial owner of a REMIC residual interest sells its REMIC residual interest at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual interest, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool, as defined in section 7701(i) of the code, comparable to a residual interest in a REMIC. This disallowed loss would be allowed upon the sale of the other residual interest, or comparable interest, if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no regulations have yet been published.

          Transfers of REMIC Residual Securities: Section 860E(e) of the code imposes a substantial tax, payable by the transferor, or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent, upon any transfer of a REMIC residual interest to a disqualified organization and upon a pass-through entity, including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, some cooperatives, and nominees, that owns a REMIC residual interest if the pass-through entity has a disqualified organization as a record-holder. A transfer includes any transfer of record or beneficial ownership.

          The term disqualified organization includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, other than some taxable instrumentalities, any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization, other than a farmers' cooperative, that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2)
information necessary for the application of the tax will be made available.
Restrictions on the transfer of a REMIC residual interest are described in the agreements, and will be discussed more fully in the prospectus

                                       81

supplement relating to the offering of any REMIC residual interest. In addition, a pass-through entity, including a nominee, that holds a REMIC residual interest may be subject to additional taxes if a disqualified organization is an owner of the pass-through entity. A transferor of a REMIC residual interest, or an agent of a transferee of a REMIC residual interest will be relieved of this tax liability if (1) the transferee furnishes to the transferor, or the transferee's agent, an affidavit that the transferee, among other things, (a) is not a disqualified organization, (b) is not acquiring the REMIC residual interest for the account of a disqualified organization and (c) will not cause income from the REMIC residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (2) the transferor, or the transferee's agent, does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, this tax will not be imposed on a pass-through entity in which a disqualified organization is an owner if (1) the owner furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (2) during the period, the pass-through entity has no actual knowledge that the affidavit is false.

          The Taxpayer Relief Act of 1997 adds provisions to the code that will apply to an electing large partnership. If an electing large partnership holds a residual interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the code. An exception to this tax, otherwise available to a pass-through entity that receives affidavits from its owners and that does not know the affidavits are false, is not available to an electing large partnership.

          Under the REMIC regulations, a transfer of a noneconomic residual interest to a U.S. person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual interest would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (1) the present value of the expected future distributions on the REMIC residual interest is no less than the product of the present value of the anticipated excess inclusions and the highest corporate rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any excess inclusions at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter, or portion thereof, following the transfer of a REMIC residual interest, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See "--Discount and Premium" and "--Taxation of beneficial owners of
REMIC Residual Interests--Excess Inclusions;" and"--Foreign Investors--Grantor
Trust Securities and REMIC regular interests".

          The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual interest has improper knowledge, which means that the transferor, either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC trust. A transferor is presumed not to have improper knowledge if (1) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (2) the transferee makes

                                       82

representations to the transferor in its affidavit relating to disqualified organizations. Transferors of a REMIC residual interest may wish to consult with their own tax advisors for further information regarding these transfers.

          On July 18, 2003 the Treasury Department issued proposed regulations providing that, to clearly reflect income, an inducement fee paid to a transferee of a noneconomic residual interest in a REMIC must be included in income over a period that is reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the transferee. The proposed regulations set forth two safe harbor methods under which a taxpayer's accounting for the inducement fee will be considered to clearly reflect income for these purposes. The proposed regulations also provide that an inducement fee shall be treated as income from sources within the United
States. If finalized as proposed, the regulations would be effective for taxable years ending on or after the publication of the final regulations in the Federal
Register. The proposed regulations contain additional details regarding their application and you should consult your own tax advisor regarding the application of the proposed regulations.

          Reporting and Other Administrative Matters. For purposes of the administrative provisions of the code, each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual interests will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS.
Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during the year a statement describing the portions of any distributions that constitute interest distributions, original issue discount, and any other information as is required by Treasury regulations and, for owners of REMIC residual interests, information necessary to compute the daily portions of the taxable income or net loss of the REMIC trust for each day during the year. The trustee may also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual interest or in a fiduciary capacity. Each beneficial owner of a REMIC residual interest, by the acceptance of its REMIC residual interest, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

          Each beneficial owner of a REMIC residual interest is required to treat items on its return consistently with the treatment on the return of the
REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

          Termination: In general, no special tax consequences will apply to a beneficial owner of a REMIC regular interest upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last loan remaining in the trust estate. If a beneficial owner of a REMIC residual interest's adjusted basis in its REMIC residual interest at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual interest is entitled to a loss equal to the amount of the excess.

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DEBT SECURITIES

          For each series of debt securities, special tax counsel to the sponsor will deliver its opinion to the sponsor that the securities will be classified as debt of the sponsor secured by the mortgage loans. Consequently, debt securities will not be treated as ownership interests in the loans or the trust.
Beneficial owners will be required to report income received on debt securities in accordance with their normal method of accounting. It is the opinion of the special tax counsel to the sponsor that a trust issuing debt securities will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool. For additional tax consequences relating to debt securities purchased at a discount or with premium, see
"--Discount and Premium."

          Special Tax Attributes: As described above, grantor trust securities will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the code. In general, debt securities will not possess these special tax attributes.
Investors to whom such attributes are important may wish to consult their own tax advisors regarding investment in debt securities.

          Sale or Exchange of Debt Securities: If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the sponsor's gross income from the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

          In general, except for certain financial institutions subject to section 582(c) of the code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset within the meaning of section 1221 of the code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year. See "--Discount and Premium--Market Discount."

          Debt Securities Reporting: Within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

          For each series of partnership interests, special tax counsel to the sponsor will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. Accordingly, each beneficial owner a partnership interest will generally be treated as the owner of an interest in the loans.

          Special Tax Attributes: As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions of the code. In general, partnership interests will not

                                       84

possess these special tax attributes. Investors to whom the special attributes are important may wish to consult their own tax advisors regarding investment in partnership interests.

          Taxation of Beneficial Owners of Partnership Interests: If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, Treasury regulations and the partnership agreement.

          The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying loans. The trust's deductions will consist primarily of interest accruing on any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

          In some instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest.
See "Material Federal Income Tax Consequences--Backup Withholding" and "Material
Federal Income Tax Consequences--Foreign Investors" below.

          Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the code.

          Under Section 708 of the code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under
Treasury regulations issued on May 9, 1997 if this termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

          Sale or Exchange of Partnership Interests: In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the sponsor's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income and decreased by any distributions received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

                                       85

          Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the code.

          Partnership Reporting: The trustee is required to (1) keep complete and accurate books of the trust, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the trust and (3)
report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

          Under Section 6031 of the code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests.
A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

          The code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not connected with the trust.

                                       86

FASIT SECURITIES

          If described in a prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the code.
Qualification as a FASIT requires ongoing compliance with a number conditions.
If a FASIT election is made, special tax counsel to the sponsor will deliver its opinion to the sponsor that, assuming compliance with the agreements, the trust will be treated as a FASIT for federal income tax purposes. It is the opinion of the special tax counsel to the sponsor that a trust issuing FASIT securities will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool. The securities of each class will be designated as regular interests or high-yield regular interests in the FASIT trust except that one separate class will be designated as the ownership interest in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will be a regular interest, a high-yield regular interest or an ownership interest.

          Special Tax Attributes: FASIT securities held by a real estate investment trust will constitute real estate assets within the meaning of sections 856(c)(4)(A) and 856(c)(5) of the code and interest on the FASIT regular securities will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the code in the same proportion that, for both purposes, the assets of the FASIT trust and the income on those assets would be so treated. FASIT regular securities held by a domestic building and loan association will be treated as regular interest[s] in a FASIT under section
7701(a)(19)(C)(xi) of the code, but only in the proportion that the FASIT trust holds loans . . . secured by an interest in real property which is . . .
residential real property within the meaning of section 7701(a)(19)(C)(v) of the code. If at all times 95% or more of the assets of the FASIT trust or the income qualify for the foregoing treatments, the FASIT regular securities will qualify for the corresponding status in their entirety. For purposes of section
856(c)(5)(A) of the code, payments of principal and interest on a loan that are reinvested pending distribution to holders of FASIT regular securities should qualify for this treatment. FASIT regular securities held by a regulated investment company will not constitute government securities within the meaning of section 851(b)(4)(A)(i) of the code. FASIT regular securities held by some financial institutions will constitute an evidence of indebtedness within the meaning of section 582(c)(1) of the code.

          Taxation of Beneficial Owners of FASIT Regular Interests: A FASIT
trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances. The FASIT regular interests generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular interest will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular interest will be treated as a return of capital to the extent of the beneficial owner's basis. Beneficial owners must use the accrual method of accounting on their FASIT regular interests, regardless of the method of accounting otherwise used by the beneficial owners. See "--Discount and Premium" below.

          In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the
FASIT, after an initial three month period must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT

                                       87

or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the substantially all requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the code also require the FASIT ownership interest and some of the high-yield regular interests to be held only by fully taxable domestic corporations.

          In addition to the foregoing requirements, the various interests in a
FASIT also must meet a number of requirements. All of the interests in a FASIT must be either one or more classes of regular interests or a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and:

                    (1)  unconditionally entitles the holder to receive a
                         specified principal amount, or other similar amount,

                    (2)  provides that interest payments, or other similar
                         amounts, if any, at or before maturity either are
                         payable based on a fixed rate or a qualified variable
                         rate,

                    (3)  has a stated maturity of not longer than 30 years,

                    (4)  has an issue price not greater than 125% of its stated
                         principal amount, and

                    (5)  has a yield to maturity not greater than five
                         percentage points higher than the applicable federal
                         rate.

          A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1), (2), (3), (4) or (5) is a high-yield regular interest. A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal on that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

          If an entity fails to comply with one or more of the ongoing requirements of the code for status as a FASIT during any taxable year, the code provides that the entity or applicable potion thereof will not be treated as a
FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor on debt obligations with two or more maturities, may be treated as a separate association taxable as a corporation, and the FASIT regular securities may be treated as equity interests. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements mandated Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

                                       88

DISCOUNT AND PREMIUM

          A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security or upon a sale of a security; and (3) if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

          Original Issue Discount: In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its stated redemption price at maturity over its issue price. The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated
redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated
redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the settlement date to the first payment date. The trustee will supply, required information the original issue discount accruing on the securities.

          Original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1)
the number of complete years, rounding down for partial years, from the settlement date until the date each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated
redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each the distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          Section 1272(a)(6) of the code contains special original issue discount rules directly applicable to REMIC securities and debt securities. The
Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, described in greater detail below, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on the prepayment assumption, and in the case of a security having a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

                                       89

          Section 1272(a)(6)(B)(iii) of the code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. We suggest that each investor make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

          Each securityholder must include in gross income the sum of the daily portions of original issue discount on its security for each day during its taxable year it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period. The trustee will supply, at the time and in the manner required by the IRS, to securityholders, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date, or, in the case of the first period, the settlement date, and ending on the day before the next payment date.

          Under section 1272(a)(6) of the code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

                    (1)  the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment
                         assumption,

                    (2)  events, including actual prepayments, that have
                         occurred prior to the end of the accrual period,

                    (3)  the prepayment assumption, and

                    (4)  in the case of a security calling for a variable rate of interest, an assumption that the value of the index
                         upon which the variable rate is based remains the same
                         as its value on the settlement date over the entire
                         life of the security.

          The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount on the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

                                       90

          In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. beneficial owners of the securities may wish to consult their own tax advisors concerning the treatment of the negative accruals.

          A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day it holds the security, the daily portion of original issue discount on the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of the daily portion and a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

          Market Discount: A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated
redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. If securities have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

          Market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          Securities Purchased at a Premium: A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the code, to treat the premium as amortizable bond premium. If a beneficial owner makes this election, the amount of any interest

                                       91

payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to the period based on the security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that the premium amortization should be made under principles analogous to those governing the accrual of market discount. If the election is made by the beneficial owner, the election will also apply to all fully taxable bonds, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If this election is not made, a beneficial owner must include the full amount of each interest payment in income as it accrues, and the premium must be allocated to the principal distributions on the security and, when each distribution is received, a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the security.

          Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest. It is possible that the IRS or the Treasury Department may issue guidance excluding the securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that this security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In this case, section 1272(a)(6) of the code would govern the accrual of original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the code. Unless and until the
Treasury Department or the IRS publishes specific guidance relating to the tax treatment of the securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

          Special Election: For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all interest that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner may wish to consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

          Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the backup withholding tax under section 3406 of the code if recipients of the distributions fail to furnish to the payor required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.
Prospective investors are urged to consult their own tax advisors regarding the withholding regulations.

                                       92

FOREIGN INVESTORS

          The withholding regulations require, in the case of securities held by a foreign partnership, that certification be provided by the partners rather than by the foreign partnership and the partnership provide required information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S.
persons may wish to consult their own tax advisors regarding the application to them of the withholding regulations.

          Grantor Trust Securities and REMIC Regular Interests: Distributions
made on a grantor trust security or a REMIC regular interest to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from
U.S. federal income and withholding taxes. A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United
States can exercise primary supervision over its administration and at least one
United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable if

          o    the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

          o    the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

          o    the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

          The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual interests of any REMIC trust, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the code.

          REMIC Residual Securities: Amounts distributed to a beneficial owner of a REMIC residual interest that is a not a U.S. person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual interest to a beneficial owner that is not a U.S. person generally will be exempt from U.S.
federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities and REMIC regular interests, as described above, but only to the extent that the mortgage loans underlying the
REMIC trust that issued the REMIC residual interest were issued after July 18,
1984. REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See
"Material Federal Income Tax Consequences--REMIC Securities--Taxation of
beneficial owners of REMIC Residual Securities--Excess Inclusions."

                                       93

          Partnership Interests: A trust may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S.
person would be subject to federal withholding tax. Also, in these cases, a
non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

          FASIT Regular Interests: High-yield FASIT regular interests may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular interests will be restored to ownership. The last preceding owner will, in any event, be taxable on all income on the high-yield FASIT regular securities for federal income tax purposes. The agreements will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences, we suggest that potential investors consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors may wish to consult their own tax advisors the various state and local tax consequences of an investment in the securities.

          The federal income tax discussions are included for general information only and may not be applicable depending upon an investor's particular tax situation. Prospective purchasers may wish to consult their tax advisers the tax consequences to them of the purchase, ownership and disposition of the securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

          The following describes certain considerations under ERISA and Section
4975 of the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

          ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA

                                       94

or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such
Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements.
Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

          In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain
Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

          On November 13, 1986, the United States Department of Labor (the
"DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances unless certain exceptions apply.

          Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the securities of a series consist of notes that are not treated as equity interests in the issuing trust for purposes of the Plan Asset
Regulation, a Plan's investment in such notes would not cause the trust assets to be deemed Plan assets. However, the sponsor, the servicer, the trustee and the underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the
Code for which no exemption may be available. Accordingly, notes may not be purchased using the assets of any Plan if the sponsor, the servicer, the trustee, the underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such
Plan.

                                       95

          In addition, the issuing trust or an affiliate might be considered or might become a Party in Interest with respect to a Plan. Also, any holder of certificates issued by the trust, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder.
In either case, the acquisition or holding of notes by or on behalf of such a
Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

          o    Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a
               "qualified professional asset manager";

          o    PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

          o    PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

          o    PTCE 95-60, which exempts certain transactions involving
               insurance company general accounts; or

          o    PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

          The prospectus supplement for a series of securities may require that
Plans investing in notes represent that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

          The Plan Asset Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the
Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors,"
which include benefit plans described in ERISA or under Section 4975 of the
Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

          If no exception under the Plan Asset Regulation applies and if a Plan
(or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in a trust established for a series of securities, then the trust assets would be considered to be assets of the Plan.
Because the loans held by the trust may be deemed Plan assets of each Plan that purchases equity securities, an investment in the securities by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory or administrative exemption applies.

                                       96

          The DOL has issued PTCE 83-1, which exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. If the general conditions (discussed below) of PTEC 83-1 are satisfied, investments by a Plan in certificates that provide for pass-through payments of principal and interest and represent beneficial undivided fractional interests in a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash ("Single
Family Securities") will be exempt from the prohibitions of Sections 406(a) and
407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA
Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries)
if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25%
of all Single Family Securities, and at least 50% of all Single Family
Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.

          The discussion in this and the next succeeding paragraph applies only to Single Family Securities. PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

          o    the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in
               pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

          o    the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          o    a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

          The sponsor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first

                                       97

general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the sponsor.

          Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family
Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The DOL has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by investment pools whose assets consist of:

          o    certain types of secured receivables, secured loans and other secured obligations, including home equity loans, obligations secured by shares issued by a cooperative housing association, and obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including
               obligations secured by leasehold interests on residential real property);

          o    property securing a permitted obligation;

          o    undistributed cash, cash credited to a "pre-funding account" or a
               "capitalized interest account", and certain temporary investments made therewith; and

          o    certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in the underwriter exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or REMIC) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

          Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

          o    the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

          o    the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a "designated transaction";

                                       98

          o    at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating
               categories from Standard and Poor's Rating Services, Moody's
               Investors Service, Inc. or Fitch Ratings, each referred to herein as a "rating agency";

          o    the trustee must not be an affiliate of any other member of the
               "restricted group" (other than the underwriter);

          o    the sum of all payments made to and retained by the underwriter must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's sponsor for assigning the obligations to the issuer must not total more than the fair market value of the
               obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

          o    the plan must be an "accredited investor" as defined in Rule
               501(a)(1) of Regulation D of the commission under the Securities
               Act of 1933; and

          o    in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

          The issuer must also meet the following requirements:

          o    the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

          o    securities evidencing interests in other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of
               securities; and

          o    investors other than plans must have purchased securities
               evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

          For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist solely of home equity loans, obligations secured by shares issued by a cooperative housing association and/or obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property). Such home equity loans and residential mortgage loans may be less than fully secured, provided that:

          o    the securities acquired by a plan in the designated transaction are not subordinated to any other class of securities issued by the same issuer;

                                       99

          o    at the time of acquisition, the securities acquired by the plan must have received a rating in one of the two highest generic rating categories from a rating agency; and

          o    the obligations must be secured by collateral whose fair market value on the closing date of the designated transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the obligation and (ii) the outstanding
               principal balance of any other obligations of higher priority
               (whether or not held by the issuer) which are secured by the same collateral.

          The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

          o    in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

          o    the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

          o    the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

          o    immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the sponsor, the servicer (and any subservicer), the trustee, the underwriter, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

          Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

          The prospectus supplement will provide further information that plans should consider before purchasing the securities. Any Plan fiduciary that proposes to cause a Plan to purchase

                                      100

securities is encouraged to consult with its counsel concerning the impact of
ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any underwriter exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment.
Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of this type of legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of the legislation.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit
Unions No. 96, as modified by NCUA Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security).

          All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a mortgage related security) should review the Federal
Financial Institutions Examination Council's Supervisory Policy Statement on

                                      101

the Securities Activities (to the extent adopted by their respective regulators)
(the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy
Statement, high-risk mortgage securities include securities not entitled to distributions allocated to principal or interest and subordinate securities.
Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a high-risk mortgage security, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

          The securities are being offered hereby in series from time to time
(each series evidencing or relating to a separate trust) through any of the following methods:

          o    by negotiated firm commitment underwriting and public reoffering by underwriters;

          o    by agency placements through one or more placement agents
               primarily with institutional investors and dealers; and

          o    by placement directly by the sponsor with institutional
               investors.

          A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth:

          o    the identity of any underwriters thereof;

          o    either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the sponsor or the method by which the price at which the underwriters will sell the securities will be determined;

          o    information regarding the nature of the underwriters'
               obligations;

          o    any material relationship between the sponsor and any
               underwriter; and

                                      102

          o    where appropriate, information regarding any discounts or
               concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.

          In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the related series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the sponsor to indemnification by the sponsor against certain civil liabilities, including liabilities under the securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

          GreenPoint Mortgage Funding, Inc. or other affiliates of the sponsor may purchase securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents.

          If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the sponsor and purchasers of securities of that series.

                                  LEGAL MATTERS

          The validity of the securities will be passed upon for the sponsor by
Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the securities will be passed upon for the sponsor by the counsel specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

          A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.

                              AVAILABLE INFORMATION

          The sponsor has filed with the SEC a registration statement under the
Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the supplement relating to each series of securities contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington,
D.C. 20549, and at its Regional Offices located as follows:

                                      103

               Chicago Regional Office,   New York Regional Office
               500 West Madison Street,   233 Broadway
               Chicago, Illinois 60661    New York, New York 10279

          Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC maintains a website at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants including the sponsor, that file electronically with the
SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the sponsor nor the servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act.

          All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a),
13(c), 14 or 15(d) of the Exchange Act on or after the date of that prospectus supplement and prior to the termination of any offering of the securities issued by the trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

          The trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for these documents should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                     RATING

          It is a condition to the issuance of the securities of each series offered hereby and by the supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

          Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the trust assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the trust assets and the credit quality of the credit enhancer or guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which

                                      104

actual prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, security ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

                                      105

                             INDEX OF DEFINED TERMS

accrual securities............................................................25
Agreement.....................................................................13
beneficial owners.............................................................33
CERCLA........................................................................65
Class Security Balance........................................................25
CLTV..........................................................................18
Code..........................................................................24
collateral value..............................................................18
Collection Account............................................................48
Cut-Off Date..................................................................13
DOL...........................................................................96
DTC...........................................................................12
EPA...........................................................................65
ERISA.........................................................................24
Garn-St. Germain Act..........................................................68
Indemnified Parties...........................................................57
L/C Bank......................................................................39
LTV...........................................................................18
NCUA.........................................................................102
Parties in Interest...........................................................95
Permitted Investments.........................................................40
Plan Asset Regulation.........................................................96
Plans.........................................................................95
Policy Statement.............................................................102
PTCE..........................................................................96
RCRA..........................................................................65
refinance loan................................................................18
Relief Act....................................................................72
secured creditor exclusion....................................................65
Securities Exchange Act.......................................................33
Single Family Securities......................................................97
SMMEA........................................................................101
Title V.......................................................................69

                                      106

===============================================================================

       No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Sponsor or the Underwriters. This prospectus supplement or the prospectus does not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus supplement or the prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                 --------------------------------------------

                                                             PAGE

                        Prospectus Supplement

YIELD, MATURITY AND PREPAYMENT
  CONSIDERATIONS ........................................    S-37
POOL FACTOR AND TRADING
  INFORMATION ...........................................    S-41
DESCRIPTION OF THE NOTES ................................    S-41
CERTAIN PROVISIONS OF THE SALE AND
  SERVICING AGREEMENT AND
  INDENTURE .............................................    S-49
USE OF PROCEEDS .........................................    S-58
MATERIAL FEDERAL INCOME TAX

ANNEX I: CLEARANCE, SETTLEMENT AND
  TAX DOCUMENTATION PROCEDURES ..........................    S-67

                                PROSPECTUS

===============================================================================

===============================================================================

                                  GREENPOINT
                            HOME EQUITY LOAN TRUST
                                    2004-4

                                 $210,735,000

                             CLASS A VARIABLE RATE
                              ASSET-BACKED NOTES

                                HOME EQUITY LOAN
                               ASSET-BACKED NOTES
                                 SERIES 2004-4

                       [GREENPOINT MORTGAGE LOGO OMITTED]

                               GREENPOINT MORTGAGE
                                 SECURITIES LLC

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                             PROSPECTUS SUPPLEMENT

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                              WACHOVIA SECURITIES

                              TERWIN CAPITAL LLC

                               September 2, 2004

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